SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Equitex, Inc.
                                 -------------
                (Name of Registrant as Specified in its Charter)

                               John Kellogg, Esq.
                                RaLea Sluga, Esq.
                  Friedlob Sanderson Paulson & Tourtillott, LLC
                               1400 Glenarm Place
                             Denver, Colorado 80111
                                 (303) 571-1400
                                 (303) 595-3970
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies:

         --------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         --------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                           ----------------------------
     (4) Proposed Maximum aggregate value of transaction:
                                                         --------------
     (5) Total Fee Paid:
                        -----------------------------------------------
[X] Fee previously paid with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:__________________________________
(2) Form, Schedule or Registration Statement No.:____________
(3) Filing Party:____________________________________________
(4) Date Filed:______________________________________________

                                 EQUITEX, INC.
                            7315 East Peakview Avenue
                            Englewood, Colorado 80111
--------------------------------------------------------------------------------

                    Notice of Special Meeting of Stockholders
                        To Be Held on __________ __, 2001
--------------------------------------------------------------------------------

                                                               ________ __, 2001

To the Stockholders of Equitex, Inc.

     A Special Meeting of Stockholders of Equitex, Inc., a Delaware corporation, will be held at 2401 PGA Blvd., Suite 190, Palm Beach Gardens, Florida 33410, on __________ __, 2001 at ___ a.m. Eastern Standard Time, to consider and take action on:


     1. A proposal to amend paragraph 4 of the Certificate of Incorporation to increase the number of authorized shares of Equitex, Inc.'s common stock, $.02 par value, from 7,500,000 shares to 50,000,000 shares. Passage of this proposal requires the affirmative vote of a majority of the outstanding stock of each class entitled to vote thereon as a class.


     2. A proposal to provide for the following actions:

          o the distribution by Equitex, Inc. of all of its assets and liabilities to Equitex 2000, Inc., a wholly-owned and Delaware-chartered subsidiary of Equitex, Inc.; and

          o the distribution by Equitex, Inc. of all of the outstanding shares of common stock of Equitex 2000, Inc. to the stockholders of Equitex, Inc. on the basis of one share of common stock of Equitex 2000, Inc. for each share of common stock of Equitex, Inc., as further described in the attached proxy statement.

     Passage of this proposal requires the affirmative vote of a majority of the outstanding stock of each class entitled to vote thereon as a class.

     3. A proposal to acquire all of the outstanding capital stock of Nova Financial Systems, Inc. and Key Financial Systems, Inc. in exchange for the greater of 7,140,000 shares or 50% of the outstanding common stock of Equitex, Inc. on a post acquisition basis plus cash consideration of $5 million. This proposal is subject to the approval of proposal number one. Passage of this proposal requires the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy.

     4. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     The discussion of the proposals by the board of directors set forth above is intended only as a summary, and is qualified in its entirety by the information relating to the proposals set forth in the accompanying proxy statement.

     Only holders of record of Equitex, Inc.'s common stock at the close of business on ________ ___,2001 will be entitled to notice of and to vote at this special meeting, or any postponements or adjournments thereof.

                                       By Order of the Board of Directors:

                                       Thomas B. Olson
                                       Secretary

     You are urged to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes. The giving of such proxy does not affect your right to vote in person if you attend the meeting.

                             Your vote is important

________________________________________________________________________________

                                      Proxy
________________________________________________________________________________


                                  Equitex, Inc.
                            7315 East Peakview Avenue
                            Englewood, Colorado 80111

                         Special Meeting of Stockholders
                       To Be Held On __________ ___, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Equitex, Inc. hereby constitutes and appoints Henry Fong or Thomas B. Olson as attorney and proxy, to appear, attend and vote all of the shares of the common stock of Equitex, Inc. standing in the name of the undersigned at a Special Meeting of Stockholders of Equitex, Inc. to be held at 2401 PGA Blvd, Suite 190, Palm Beach Gardens, Florida 33410, on _____ __, 2001, at ___ a.m. Eastern Standard Time, and at any postponements or adjournments thereof:

     1. To consider and vote upon an amendment to paragraph 4 of the Certificate of Incorporation to increase the number of authorized shares of Equitex, Inc.'s common stock, $.02 par value, from 7,500,000 shares to 50,000,000 shares.

                  FOR  ______       AGAINST  ______       ABSTAIN  ______

     2. To consider and vote upon the distribution by Equitex, Inc. of all of its assets and liabilities to Equitex 2000, Inc., a wholly-owned and Delaware-chartered subsidiary of Equitex, Inc., and the distribution by Equitex, Inc. of all of the outstanding shares of common stock of Equitex 2000, Inc. to the stockholders of Equitex, Inc. on the basis of one share of common stock of Equitex 2000, Inc. for each share of common stock of Equitex, Inc.

                  FOR  ______       AGAINST  ______       ABSTAIN  ______

     3. To consider and vote upon the acquisition all of the outstanding capital stock of Nova Financial Systems, Inc. and Key Financial Systems, Inc. in exchange for the greater of 7,140,000 shares or 50% of the outstanding common stock of Equitex, Inc. on a post acquisition basis plus cash consideration of $5 million. This proposal is subject to the approval of proposal number one.

                  FOR  ______       AGAINST  ______       ABSTAIN  ______

     4. To transact such other business as may properly come before the meeting.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO EACH PROPOSAL AND FOR ALL OF THE PROPOSALS IF NO SPECIFICATION IS MADE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

     Please mark, date and sign your name exactly as it appears hereon and return the proxy in the enclosed envelope as promptly as possible. It is important to return this proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title. If stock is held jointly, each joint owner must sign.

Date:  ____________, 2001              ____________________________________
                                       Signature(s)
                                       Address if different from that on label:

                                       ____________________________________
                                       Street Address
                                       ____________________________________
                                       City, State and Zip Code
                                       ____________________________________
                                       Number of shares


Please check if you intend to be present at the meeting: ___________

                                TABLE OF CONTENTS

Questions and Answers about the Proposals .....................................1
Who Can Help Answer Your Questions ............................................2
Proxy Statement Summary .......................................................3
      The Special Meeting .....................................................3
      The Increase in Authorized Shares of Common Stock .......................3
      The Distribution and Spin-Off ...........................................5
      The Acquisitions of Nova Financial Systems, Inc. and Key Financial
        Systems, Inc. .........................................................9
Corporate Structure ..........................................................11
Risk Factors .................................................................12
Forward Looking Statements ...................................................17
The Special Meeting ..........................................................17
Available Information ........................................................19
Documents Incorporated by Reference ..........................................20
Revocability of Proxy ........................................................20
Solicitation .................................................................20
Voting Securities ............................................................21
Dividend Policy ..............................................................21
Price Range of Equitex Common Stock ..........................................22
Selected Financial Data ......................................................23
Security Ownership of Principal Stockholders and Management ..................25
Liability and Indemnification of Directors and Officers ......................25
Proposal Number One:  Increase in Common Stock ...............................27
       Acquisition of Nova Financial Systems, Inc.
       and Key Financial Systems, Inc. .......................................28
       Acquisition of the Meridian Residential Group, Inc. ...................29
       Acquisition of First Bankers Mortgage Services, Inc. and Rescission ...32 Summary of Securities Authorized and Issued in Association
         with the Acquisitions ...............................................33
       Accretion and Dilution ................................................34
       Sale of Series G Convertible Preferred Stock ..........................35
       Description of Preferred Stock ........................................35
       Options and Warrants ..................................................37
Proposal Number Two:  The Distribution and Spin-Off ..........................38
       The Distribution and Spin-Off .........................................38
       Equitex 2000, Inc.'s Business After the Distribution and Spin-Off .....39
Proposal Number Three: The Acquisition of Nova Financial Systems, Inc
       and Key Financial Systems, Inc. .......................................42
         Business of Nova Financial Systems, Inc
         and Key Financial Systems, Inc. .....................................42
         Key Financial Systems, Inc. Management's Discussion and
         Analysis of Financial Condition and Results of Operation ............48
         Nova Financial Systems, Inc. Management's Discussion and
         Analysis of Financial Condition and Results of Operation ............51
         Equitex, Inc. and Equitex 2000, Inc.
         Pro Forma Financial Information .....................................53
Financial Information ........................................................65
Stockholder Proposals ........................................................65
Other Matters ................................................................65
Exhibit 1 - Revised Paragraph 4 of Certificate of Incorporation ...............
Exhibit 2 - Financial Statements of Nova Financial Systems, Inc. ..............
Exhibit 3 - Financial Statements of Key Financial Systems, Inc. ...............
Exhibit 4 - Financial Statements of The Meridian Residential Group, Inc. ......

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q1:      WHAT ARE THE PRACTICAL EFFECTS OF THE DISTRIBUTION AND SPIN-OFF?
A1: After the distribution by Equitex of all of its assets and liabilities (listed under proposal number two to this proxy statement), such assets & liabilities will be owned by Equitex 2000, Inc. After the spin-off of Equitex 2000, Inc. common stock is completed, Equitex's stockholders will own all of the outstanding shares of Equitex 2000 and, therefore, a direct interest in the assets of Equitex existing before the acquisitions discussed in proposal number three. You will own the same number of shares of Equitex 2000, Inc. that you own of Equitex as of the close of business on ______, 2001.

Q2:      WHY DO A DISTRIBUTION AND SPIN-OFF?
A2: Equitex has been engaged, through its subsidiaries, in the active conduct of two principal lines of business:

         o  Consumer financial service business; and
         o  Retail and commercial mortgage banking business.

         The distribution by Equitex of all of its assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock are to separate the two principal lines of business. Equitex believes that, after completing the distribution and spin-off, Equitex 2000 will have an enhanced ability to focus more directly on the mortgage banking business and Equitex will be able to focus more directly on its consumer financial service business.

         The spin-off of Equitex 2000 common stock will give you a direct investment in Equitex and Equitex 2000. Equitex believes that, following the distribution and spin-off, the financial markets will be able to focus on the individual strengths of Equitex and Equitex 2000 and more accurately evaluate the performance of each distinct business compared to companies in the same or similar businesses.

Q3:      WILL SHARES TRADE ANY DIFFERENTLY AS A RESULT OF THE SPIN-OFF?
A3: YES. Because there is no public market for the new Equitex 2000 common stock, its stock cannot be traded until the application for trading of its common stock on the Nasdaq SmallCap Market is approved. If Equitex's application is not approved, its common stock may be traded on either the electronic bulletin board or the National Quotation Bureau, Inc.'s "Pink Sheets." Equitex's common stock will continue to trade on a regular basis on the Nasdaq SmallCap Market.

Q4:      IS THE DISTRIBUTION AND SPIN-OFF TAXABLE FOR U.S. TAX PURPOSES?
A4: YES, but because Equitex has no current and post-1913 accumulated earnings and profits, the distribution will be applied against, and reduce the adjusted basis of your stock in Equitex as a return of capital. If the distribution is greater than the adjusted basis of your Equitex stock, the excess will be treated as a capital gain. The value of the distribution will be equal to the fair market value of the assets distributed by Equitex to Equitex 2000.

Q5:      WHAT DO I NEED TO DO NOW?
A5: You should vote your shares by mailing your signed proxy card in the enclosed return envelope as soon as possible so that your shares will be represented at the special meeting. If you do not vote your shares, it will be the same as a vote against adoption of the proposal to amend Equitex's articles of incorporation and proposal number two to approve the distribution and spin-off.

Q6: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?
A6: Your broker will vote your shares only if you instruct your broker how to vote. Your broker should mail information to you that will explain how to give voting instructions to your broker. Please provide instructions to your broker on how to vote your shares. If you do not instruct your broker how to vote, your shares will not be voted. This will be same as a vote against adoption of the proposal to amend Equitex's articles of incorporation and proposal number two to approve the distribution and spin-off.

Q7:      WHAT IF I WANT TO CHANGE MY VOTE?
A7: You can change your vote at any time before your proxy is voted at the special meeting. If you hold your shares directly, you can do this in one of three ways:

         o You can send a written notice to the Secretary of Equitex stating that you would like to revoke your proxy.
         o  You can complete and submit a new proxy card.
         o You can attend the special meeting and request to vote in person. Your attendance at the special meeting alone will not, however, revoke your proxy.

         If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q8:      SHOULD I SEND IN MY STOCK CERTIFICATES?
A8: No. After the spin-off by Equitex of all of the Equitex 2000 common stock, if you are a holder of record of Equitex's common stock as of the record date, you will receive a separate stock certificate for your Equitex 2000 common stock.

                       WHO CAN HELP ANSWER YOUR QUESTIONS?

     If you would like additional copies of this proxy statement or if you have questions about the proposals to be acted on at the special meeting, you should contact:

                                  Equitex, Inc.
                        Attn: Thomas B. Olson, Secretary
                             7315 W. Peakview Avenue
                            Englewood, Colorado 80111
                                 (303) 796-8940

                                     SUMMARY

     This summary highlights selected information from this document, but does not contain all the details about Equitex or the proposals to be acted on at the special meeting, including information that may be important to you. To better understand the proposals to be acted on at the special meeting, you should carefully review this entire document, including exhibits and documents incorporated by reference.

                               THE SPECIAL MEETING

DATE, TIME AND PLACE

     Equitex is providing this proxy statement in connection with its solicitation of proxies from you for use at a special meeting of stockholders of Equitex to be held at 2401 PGA Blvd., Suite 190, Palm Beach Gardens, Florida 33410 at _____ a.m. Eastern Standard Time on ________, 2001 and at any adjournments of that meeting.

MATTERS FOR CONSIDERATION

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

     At the special meeting, you will be asked to consider and vote upon a proposal providing for an amendment of paragraph 4 of the Certificate of Incorporation to increase the number of authorized shares of Equitex's common stock, $.02 par value, from 7,500,000 shares to 50,000,000 shares. By approving this proposal, our stockholders will not be allowed a separate opportunity to vote upon the following transactions:

     1) The issuance of our Series F Convertible Preferred Stock in connection with the acquisition of The Meridian Residential Group, Inc. which may convert into approximately 525,000 shares of our common stock;

     2) The issuance of our Series E Convertible Preferred Stock in connection with the acquisition and rescission of First Bankers Mortgage Services, Inc. which may convert into approximately 300,000 shares of our common stock; and

     3) The issuance of our Series G Convertible Preferred Stock in connection with a private placement which may convert into approximately 300,000 shares of our common stock.

     Each of the above series of preferred stock was issued subject to the approval of the increase in the number of authorized shares of our common stock. Until the approval of proposal number one, these series of preferred stock are not convertible into our common stock. If we fail to obtain approval of proposal number one on or before March 4, 2001, we will be required to redeem for cash each series of preferred stock.

     The stockholders should be aware that approval of this proposal may ratify the board of directors' prior actions regarding these transactions and the ratification could be used as an affirmative defense against future shareholder suits.

     The following table summarizes information regarding the estimated fair values and summaried financial information regarding the companies we have acquired or will acquire upon approval of proposals one and three:

                                                                                 The Meridian
                                            Nova Financial     Key Financial     Residential
                                             Systems, Inc.     Systems, Inc.     Group, Inc.
                                            ---------------   ---------------  ---------------
                                               (pending)        (pending)        (completed)

ESTIMATED FAIR VALUE ....................   $ 28,059,000(1)   $ 28,059,000(1)  $  3,772,000(2)

NET INCOME (LOSS)

For the year ended December 31, 1999 ....   $    205,000      $  5,384,900     $      8,700(3)

For the quarter ended September 30, 2000    $    (44,427)     $  1,203,011     $     12,400

For the quarter ended June 30,2000 ......   $    255,326      $    710,826     $    (98,800)

For the quarter ended March  31, 2000 ...   $    374,865      $    946,263     $     93,300(3)

CONSIDERATION ISSUED/PAID

Stock options to be issued (shares) .....        893,200           893,200                0

Warrants to be issued (shares) ..........        285,000           285,000                0

Proceeds received through equity
 financing ..............................   $  2,500,000      $  2,500,000     $  1,300,000

Cash ....................................   $  2,500,000      $  2,500,000     $    850,000

Common stock (shares) ...................      3,570,000         3,570,000          425,000

Estimated fair value of options and
 warrants to be issued ..................   $  2,800,000(6)   $  2,800,000(6)

Market value of common stock issued/to be
issued ..................................   $ 22,759,000(4)   $ 22,759,000(4)  $  2,922,000(5)

--------------------
(1) Acquisitions are to be accounted for as reverse acquisitions. See Pro Forma Financial Information appearing elsewhere in this proxy statement.
(2) Acquisition occurred September 27, 2000. Acquisition accounted for as a purchase.
(3)  Fiscal year-ended and fiscal quarter ended February 29, 2000.
(4) Market value based on the price of our common stock at September 30, 2000 ($6.375 per share).
(5) Market value based on the price of our common stock at September 27, 2000 ($6.875 per share).
(6) Estimated fair value of options and warrants to be issued based upon Black-Scholes option pricing model, utilizing a 0% expected dividend yield, a 6% risk-free interest rate, an expected volatility of 48% and expected lives of the options and warrants of three years.

     Background and Reasons for the Increase in Authorized Shares
     ------------------------------------------------------------
     The increase in authorized shares will allow us to issue shares of our common stock and common stock underlying our convertible preferred stock issuances in connection with the following:

     o common stock issued in the proposed Nova Financial Systems, Inc. and Key Financial Systems, Inc. acquisitions;

     o preferred stock which may be issued to raise the cash consideration for the Nova Financial Systems, Inc. and Key Financial Systems, Inc. acquisitions;

     o preferred stock issued in connection with the Meridian Residential Group, Inc. acquisition; and

     o preferred stock issued in connection with the First Bankers Mortgage Services, Inc. acquisition and rescission.

     In addition, the increase in authorized shares will facilitate the following:

     o the possible issuance of common stock in connection with one or more equity financing; and

     o issue common stock issuable pursuant to our stock option plans and outstanding warrants.

     Condition to the Increase in Common Stock
     -----------------------------------------
     The increase in common stock is conditioned upon the approval of the increase in common stock by the holders of a majority of the outstanding stock entitled to vote and a majority of the outstanding stock of each class entitled to vote as a class.

     Risk Factors
     ------------
     You should be aware that the increase in the number of authorized shares involves certain risks, including those described under "Risk Factors," that could adversely affect the value of your holdings.

The Distribution and Spin-off

     At the special meeting, you will also be asked to consider and vote upon a proposal providing for the distribution by us of all of our assets and liabilities to Equitex 2000, our wholly-owned and Delaware-chartered subsidiary and the distribution by us of all of the outstanding shares of Equitex 2000 common stock to our stockholders on the basis of one share of common stock of Equitex 2000 for each share of our common stock, as further described in this proxy statement.

     If our stockholders approve the distribution and spin-off, we anticipate that our board of directors will authorize the various components of the distribution and declare a special dividend payable in Equitex 2000 common stock and set a record date for that dividend. The distribution would involve the actions described below.

     We will contribute the following to Equitex 2000:

     o all of our cash, or such lesser amount as our board of directors may determine in its sole discretion;

     o    all securities and investments owned by us in our investee companies;

     o all shares of the Meridian Residential Group, our wholly-owned mortgage banking subsidiary;

     o any residual rights related to the First Bankers Mortgage Services, Inc. investment;

     o all shares of nMortgage, Inc., our Internet based mortgage banking subsidiary;

     o all receivables of any nature, including accounts and notes receivable;

     o    all furniture, fixtures and equipment; and

     o any other assets that are related in any manner to the mortgage banking and other business of Equitex.

     Equitex 2000 will assume all of our liabilities and will indemnify us and assume our prosecution or defense in the following lawsuits: WILLIAM G. HAYES, JR. LIQUIDATING AGENT FOR RDM SPORTS GROUP, INC. AND RELATED DEBTORS V. EQUITEX, INC., SMITH, GAMBRELL, RUSSELL, L.L.P., DAVID J. HARRIS, P.C., AND DAVID J.

HARRIS, INDIVIDUALLY, Adversary Proceeding No., 00-1065 (U.S. Bankruptcy Court for the Northern District of Georgia, Newnan Division); and EQUITEX, INC. AND HENRY FONG V. BERTRAND T. UNGER, Case No. 98-CV-2437 (Dist. Ct. Arapahoe County, Colorado).

     Federal Income Tax Consequences Related to the Distribution and Spin-Off
     ------------------------------------------------------------------------
     While the spin-off of shares of Equitex 2000 will be a taxable distribution to our stockholders, because we have no current and post-1913 accumulated earnings and profits, the distribution will be applied against, and reduce the adjusted basis of our common stock owned by the stockholder as a return of capital. If the value distribution is greater than the adjusted basis of the stockholder's Equitex stock, the excess is treated as a capital gain. The value of the distribution will be equal to the fair market value of the assets distributed by Equitex to Equitex 2000.

     What Our Stockholders Will Receive in the Distribution and Spin-Off
     -------------------------------------------------------------------
     We will distribute, in the form of a special dividend, all of the outstanding shares of common stock of Equitex 2000, on a pro rata basis, to our holders of common stock as of a record date for the special dividend. In the special dividend, each shareholder will retain its shares of Equitex common stock, and for each share of Equitex common stock held by it on the record date for the special dividend, will be entitled to receive one share of Equitex 2000 common stock.

     Prior to our distribution to our stockholders, the Equitex 2000 common stock will be registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934 and Equitex 2000 shall have filed and sought to make effective an application for the inclusion of the Equitex 2000 common stock on the Nasdaq SmallCap Market. If Equitex 2000's application is not approved, its common stock may be traded on either the electronic bulletin board or the National Quotation Bureau, Inc.'s "Pink Sheets."

     Following the distribution and spin-off, we are expected to close on our acquisitions of Nova Financial Systems, Inc. and Key Financial Systems, Inc.

     Our board of directors has retained discretion, even if all conditions to the distribution of its assets and liabilities and spin-off of Equitex 2000 common stock are satisfied, to abandon, defer or modify the distribution of its assets and liabilities and/or spin-off of shares of Equitex 2000.

     Assets and Liabilities Distributed
     ----------------------------------
     The following table summarizes the carrying values of the assets and liabilities by subsidiary to be transferred to Equitex 2000 at their net carrying values utilizing September 30, 2000 carrying values:

                                                                                  GR.com
                                                                                   and      Total assets
                                                                                   The      distributed/
                                        Triumph       First                      Meridian    liabilities
                                        Sports,    Teleservices,   nMortgage   Residential   assumed by
                         Equitex          Inc.         Inc.          Inc.       Group, Inc. Equitex 2000
                        ----------    ----------    ----------    ----------    ----------   ----------
Assets Distributed:
Receivables .........   $  788,000    $  583,000    $  150,000    $  115,000    $    2,000   $1,638,000

Investments .........    1,591,000         6,000       442,000          --            --      2,039,000


Intangible and other
assets ..............      999,000       689,000          --       2,314,000     3,836,000    7,838,000

                                      -6-

LIABILITIES ASSUMED:

Payables and other
liabilities .........      656,000        81,000       134,000       156,000        45,000    1,072,000

Notes payable                 --         483,000          --         910,000          --      1,393,000
Minority interest             --            --            --       5,593,000          --      5,593,000

NET INCOME (LOSS):

For the year ended
December 31, 1999 ...   (2,721,000)     (388,000)     (502,000)   (4,106,000)        9,000

For the quarter ended
March 31, 2000 ......     (139,000)      (16,000)      (34,000)   (1,729,000)       93,000

For the quarter ended
June 30, 2000 .......   (1,051,000)     (145,000)      (92,000)   (5,676,000)      (99,000)

For the quarter ended
September 30, 2000 ..     (625,000)      (98,000)     (347,000)     (428,000)       12,000

     Equitex Pre and Post Distribution and Spin-Off
     ----------------------------------------------
     We have been engaged, through our subsidiaries, in the active conduct of two principal lines of business, the consumer financial service business and the retail and commercial mortgage banking business. The distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock will separate the two principal lines of business and allow Equitex 2000 the ability to focus more directly on the mortgage banking business and us to focus more directly on our consumer financial service business.

     The following table summarizes the balance sheet and income statement information for us as of and for the nine months ended September 30, 2000 and on a historical basis and on a pro-forma basis reflecting the distribution, spin-off and the acquisitions of Nova Financial Systems, Inc. and Key Financial Systems, Inc. as discussed under proposal number three.

                                                  Equitex and subsidiaries
                                             ----------------------------------
                                            pre-distribution   post-distribution
                                                /spin off           /spin-off
                                             ---------------    ---------------
                                                 Historical         Pro forma
                                             ---------------    ---------------
                                                   As of September 30, 2000
                                             ----------------------------------
Assets:
Cash and cash equivalents ................   $       343,000    $       555,000
Receivables ..............................         1,638,000          7,206,000
Inventories ..............................            89,000               --
Investments ..............................         2,039,000               --
Fixed assets, net ........................           268,000            285,000
Intangible and other assets ..............         7,138,000             17,000
                                             ---------------    ---------------
Total assets .............................   $    11,515,000    $     8,063,000
                                             ===============    ===============

LIABILITIES AND EQUITY:
Accounts payable and accrued expenses ....   $     1,072,000    $     2,210,000
Notes payable ............................         1,393,000               --
Due to cardholders .......................                            4,697,000
                                             ---------------    ---------------
Total liabilities ........................         2,465,000          6,907,000
                                             ---------------    ---------------
Minority interest
                                                   5,593,000
Mandatory redeemable preferred stock .....         1,240,000          1,240,000
                                             ---------------    ---------------
Stockholders equity (deficit) ............         2,217,000            (84,000)
                                             ---------------    ---------------
Total liabilities and stockholders equity .. $    11,515,000    $     8,063,000
                                             ===============    ===============

STATEMENT OF OPERATIONS DATA:
Revenue ..................................   $     1,976,000    $    12,086,000
                                             ---------------    ---------------
Gross profit .............................         1,788,000         12,086,000
                                             ---------------    ---------------
Total operating expenses .................        12,169,000          9,052,000
                                             ---------------    ---------------
Income (loss) before income taxes ........       (10,381,000)         3,034,000
Provision for income taxes ...............                            1,235,000
                                             ---------------    ---------------
Net income (loss) ........................       (10,381,000)         1,799,000
Amortization of preferred stock discounts ..        (700,000)        (3,392,000)
Deemed preferred stock dividends .........          (112,000)          (338,000)
                                             ---------------    ---------------
Net income (loss) applicable to
common stockholders ......................   $   (11,193,000)   $    (1,931,000)
                                             ===============    ===============
Basic and diluted net income (loss)
per share ................................   $         (1.57)   $         (0.14)
                                             ===============    ===============
Weighted average number of common
shares outstanding .......................         7,140,293         14,280,586
                                             ===============    ===============

     Background and Reasons for the Distribution and Spin-off
     --------------------------------------------------------
     Our board or directors believes that the distribution of our assets and liabilities to Equitex 2000 and the spin-off of shares of Equitex 2000 common stock will serve a number of purposes, including:

     o increasing the ability of both companies to improve the corporate fit and focus of their respective businesses;

     o facilitating acquisitions by both companies by improving the attractiveness of their respective capital stock as acquisition currency; and

     o allowing both companies to effectively motivate and enhance management performance by providing equity compensation and incentives more closely tied to the businesses in which the employees work.

     Conditions to the Distribution and Spin-Off
     -------------------------------------------
     The distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock are conditioned upon, among other things:

     (i) approval of the distribution and spin-off by the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class; and

     (ii) there not being in effect any statute, rule, regulation or order of any court, governmental or regulatory body that prohibits or makes illegal the transaction contemplated by the distribution.

     The conditions listed above cannot be waived. Our board of directors has reserved the right to abandon the distribution and spin-off even if all conditions are satisfied.

     Principal Office After the Distribution and Spin-Off
     ----------------------------------------------------
     Equitex 2000, Inc.
     2401 PGA Boulevard, Suite 190
     Palm Beach Gardens, Florida 33410

     Risk Factors
     ------------
     You should be aware that the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of all outstanding shares of Equitex 2000 common stock involves certain risks, including those described under "Risk Factors," that could adversely affect the value of your holdings.

ACQUISITIONS OF NOVA AND KEY

     At the special meeting, you will also be asked to consider and vote upon a proposal providing for the acquisition all of the outstanding capital stock of Nova Financial Systems, Inc. and Key Financial Systems, Inc. in exchange for the greater of (i) 7,140,000 shares or (ii) 50% of our outstanding common stock on a post-acquisition basis plus cash consideration of $5 million. Nova Financial Systems, Inc. and Key Financial Systems, Inc. are both financial companies which specialize in selling credit card programs designed for high risk clients. This proposal is subject to the approval of proposal number one.

     Background and Reasons for the Acquisitions
     -------------------------------------------
     Our board of directors believes that the acquisitions of Nova Financial Systems, Inc. and Key Financial Systems, Inc. will serve a number of purposes, including:

     o    adding an ongoing, profitable, business to our operations;

     o adding a business which complements our plans and objectives relative to Internet financial services;

     o provide us with additional revenues and resources with the potential for future growth; and

     o    to create the potential for increased stockholder value.

     Conditions to the Acquisitions
     ------------------------------
     Consummation of the acquisitions of Nova Financial Systems, Inc. and Key Financial Systems, Inc. is subject to a number of conditions, including:

     (i) the distribution by us of all of our assets and liabilities to Equitex 2000 and the spin-off of Equitex 2000 common stock;

     (ii) the approval of the acquisitions of Nova Financial Systems, Inc. and Key Financial Systems, Inc. by our stockholders; and

     (iii) the approval of the increase in our authorized shares of common stock from 7,500,000 shares to 50,000,000 shares.

     Nova Financial Systems, Inc. and Key Financial Systems, Inc. may waive the approval of the increase in authorized shares if our stockholder meeting has not been held prior to the closing of the mergers or the closing may be postponed until our stockholder meeting has been held and an amended Certificate of Incorporation has been filed in Delaware.

     Risk Factors
     ------------
     You should be aware that these acquisitions involve certain risks, including those described under "Risk Factors," that could adversely affect the value of your holdings.

OTHER MATTERS

     You may also be asked to act on other business that properly comes before the special meeting.

NO RIGHT OF APPRAISAL

     Our stockholders will not be entitled to appraisal rights under the Delaware General Corporation Law in connection with the distribution and spin-off.

SPECIAL MEETING RECORD DATE

     Our board of directors has fixed the close of business on ______, 2001 as the record date for the special meeting.

VOTING AND QUORUM

     Holders of record of our common stock at the record date are entitled to notice of, and to vote at, the special meeting. Each share of our common stock outstanding at the close of business on the record date is entitled to one vote on each matter presented at the special meeting. The presence in person or by proxy of the stockholders holding a majority of the outstanding shares of our common stock on the record date will constitute a quorum for the transaction of business at the special meeting.

VOTE REQUIRED

     o Proposal number one - approval of the adoption of the amendment of paragraph 4 of the Certificate of Incorporation to increase the number of authorized shares of our common stock, $.02 par value, from 7,500,000 shares to 50,000,000 shares will require the affirmative vote of a majority of the outstanding stock of each class entitled to vote thereon as a class;

     o Proposal number two - approval of the distribution by us of all of our assets and liabilities to Equitex 2000 and the distribution by us of all of the outstanding shares of common stock of Equitex 2000 to our stockholders on the basis of one share of common stock of Equitex 2000 for each share of our common stock, as further described in this proxy statement will require the affirmative vote of a majority of the outstanding stock of each class entitled to vote thereon as a class; and

     o Proposal number three - approval of the acquisition all of the outstanding capital stock of Nova Financial Systems, Inc. and Key Financial Systems, Inc. in exchange for the greater of (i) 7,140,000 shares or (ii) 50% of our outstanding common stock on a post acquisition basis plus cash consideration of $5 million will require the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy.

BOARD RECOMMENDATIONS

     Our board of directors unanimously recommends that the stockholders vote "FOR" each of the proposals.


CORPORATE STRUCTURE

     The following chart illustrates the current Equitex, Inc. corporate structure:

                              Equitex Stockholders
                            own 100% of common stock
                                        |
                                  Equitex, Inc.
                                        |
      -----------------------------------------------------------------
      |                      |                     |                  |
Own 79% of stock     First TeleServices        nMortgage       The Meridian
of Triumph Sports                                            Residential Group

     Assuming the Equitex stockholders approve each of the proposals to be voted upon at the meeting and the proposed transactions are completed, the following chart illustrates the future corporate structure of Equitex and Equitex 2000:

EQUITEX, INC.
-------------
         Equitex Stockholders                Nova and Key Stockholders
       own 50% of Common Stock               own 50% of Common Stock
                  |                                      |
                  ----------------------------------------
                                       |
                                  Equitex, Inc.
                                       |
                  ----------------------------------------
                  |                                      |
     Key Financial Systems, Inc.             Nova Financial Systems, Inc.
          100% wholly-owned                        100% wholly owned

EQUITEX 2000, INC.
------------------
                              Equitex Stockholders
                            own 100% of common stock
                                        |
                               Equitex 2000, Inc.
                                        |
      -----------------------------------------------------------------
      |                      |                     |                  |
Own 79% of stock     First TeleServices        nMortgage       The Meridian
of Triumph Sports                                            Residential Group

                                  RISK FACTORS

     You should be aware that the distribution by us of all of our assets and liabilities to Equitex 2000, the spin-off of Equitex 2000 common stock, the ownership of Equitex 2000 common stock and the proposed acquisition of Key Financial Systems, Inc. and Nova Financial Systems, Inc. involve risks, including those described below and elsewhere in this proxy statement, that could adversely affect the value of your holdings. You are also urged to review the risk factors included in our Form 10-K for the fiscal year ended December 31, 1999. We are not making, and no other person is authorized to make, any representation as to the future market value of Equitex 2000 common stock.

                           RISKS REGARDING OUR HISTORY

WE HAVE HAD NET LOSSES IN THE PAST TWO YEARS AND THERE IS NO ASSURANCE WE WILL HAVE A PROFIT THIS YEAR

     We incurred a net loss of approximately $10.4 million (a loss applicable to common stockholders of $11.1 million) for the nine months ended September 30, 2000, compared to both a net loss and a net loss applicable to common stockholders of approximately $2.1 million for the nine months ended September 30, 1999. We lost approximately $7.7 million (a loss applicable to common stockholders of approximately $11 million) for the year ended December 31, 1999 and recorded a net decrease in net assets resulting from operations of approximately $2 million for the year ended December 31, 1998 as a business development company. There is no assurance that we will have a profit for the years ended December 31, 2000 or 2001.

WE HAVE NOT CONSUMMATED CERTAIN RECENT MERGERS AND ACQUISITIONS AND WE CAN PROVIDE NO ASSURANCE THAT WE WILL CONSUMMATE THE PROPOSED ACQUISITIONS

     We recently failed to consummate two acquisitions and one merger. On August 2, 2000, we announced that our agreement for the acquisition of First TeleBanc Corp had expired. In addition, as a result of certain deficiencies noted in the operations of First TeleBanc Corp.'s operating bank, Net 1st National Bank, we withdrew our application with the Federal Reserve to become a bank holding company. On September 21, 2000, we agreed to terminate our agreement and plan of merger with Innovative Gaming Corporation of America. While we acquired First Bankers Mortgage Services, Inc. on August 23, 1999, we reached an agreement to rescind the acquisition on August 15, 2000, effective June 28, 2000. We can provide no assurance that we will consummate the proposed acquisitions with Key and Nova or that if consummated, the acquisitions will prove to be successful.

                RISKS ARISING FROM THE DISTRIBUTION AND SPIN-OFF

AN ACTIVE TRADING MARKET MIGHT NOT DEVELOP FOR THE EQUITEX 2000 COMMON STOCK AND TRADING PRICES ARE UNCERTAIN

     Equitex 2000 intends to apply to list the shares of its common stock to be distributed in the spin-off on the Nasdaq SmallCap Market. There is no assurance this application will be approved. If Equitex 2000's application is not approved, its common stock may be traded on either the electronic bulletin board or the National Quotation Bureau, Inc.'s "Pink Sheets." However, there is presently no public market for the Equitex 2000 common stock and an active market may not develop following the distribution and spin-off. There can be no assurance regarding the prices at which the Equitex 2000 common stock will trade on or after the spin-off of Equitex 2000 common stock. Until the Equitex 2000 common stock is fully distributed and an orderly market develops, the prices at which the stock trades may fluctuate significantly. Prices for the Equitex 2000 common stock will be determined in the marketplace and may be influenced by many factors, including, without limitation, (1) the depth and liquidity of the market for the Equitex 2000 common stock; (2) investors' perceptions of Equitex 2000, Inc. and the industries in which it participates; (3) Equitex 2000's dividend policy; and (4) changes in government regulation and general economic and market conditions.

EQUITEX 2000 WILL INDEMNIFY US IN LITIGATION

     As part of the distribution of all of our assets and liabilities, Equitex 2000 will assume all of our liabilities and will indemnify us and assume our prosecution or defense in the following lawsuits: WILLIAM G. HAYES, JR.

LIQUIDATING AGENT FOR RDM SPORTS GROUP, INC. AND RELATED DEBTORS V. EQUITEX, INC., SMITH, GAMBRELL, RUSSELL, L.L.P., DAVID J. HARRIS, P.C., AND DAVID J. HARRIS, INDIVIDUALLY, Adversary Proceeding No., 00-1065 (U.S. Bankruptcy Court for the Northern District of Georgia, Newnan Division); and EQUITEX, INC. AND HENRY FONG V. BERTRAND T. UNGER, Case No. 98-CV-2437 (Dist. Ct. Arapahoe County, Colorado). Although we believe these lawsuits are without merit, there is no assurance of a favorable outcome. The costs to defend these matters may be material and an unfavorable outcome of either or both on both matters may have a material adverse effect on Equitex 2000.

EQUITEX 2000 MAY NOT PAY DIVIDENDS AFTER THE DISTRIBUTION AND SPIN-OFF

     The dividend policy of Equitex 2000 after the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock will be determined by its board of directors. The future payment of dividends by Equitex 2000 will be based on the results of operations and financial condition of Equitex 2000 and other business considerations that its board of directors considers relevant. We cannot assure you that Equitex 2000 will pay any dividends after the distribution and spin-off of Equitex 2000 common stock.

EQUITEX 2000'S ABSENCE OF HISTORY AS AN INDEPENDENT COMPANY MAKES IT DIFFICULT TO PREDICT FUTURE PERFORMANCE

     Equitex 2000's proposed business has historically been conducted by us as part of our overall operations. Therefore, Equitex 2000 does not have an operating history as an independent company. Equitex 2000 was recently formed solely for the purpose of effecting the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock. Therefore, the financial information included in this proxy statement does not necessarily reflect the financial position, results of operations and cash flows of Equitex 2000 had Equitex 2000 been operated independently during the periods presented. As a stand-alone company, Equitex 2000's results of operations may or may not continue at a level similar to its results of operations while a part of us. In addition, we have not been profitable in these operations. We also believe that Equitex 2000's general and administrative expenses will be higher than the expenses reflected in our historical financial statements of our businesses.

EQUITEX 2000 MAY NOT BE ABLE TO CONSUMMATE OR INTEGRATE EFFECTIVELY ACQUISITIONS AND ITS RESULTS MAY BE ADVERSELY AFFECTED

     We have completed several acquisitions and the business strategy of Equitex 2000 contemplates continued expansion, including growth through future acquisitions. However, the ability of Equitex 2000 to consummate and integrate effectively the completed and any future acquisitions on terms that are favorable to them may be limited. Equitex 2000 may not have adequate financial resources to consummate any acquisitions. In addition, the ability of Equitex 2000 to issue additional equity securities to raise capital or consummate acquisitions may be impaired, for a period of time after the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock.

ANTI-TAKEOVER PROVISIONS MAY AFFECT THE MARKETABILITY AND MARKET PRICE OF EQUITEX 2000 COMMON STOCK

     The articles of incorporation of Equitex 2000, as well as Delaware statutory law, contain provisions that may have the effect of discouraging an acquisition of control of Equitex 2000 not approved by its board of directors. These provisions may also have the effect of discouraging third parties from making proposals involving an acquisition or change of control of Equitex 2000, although any proposals, if made, might be considered desirable by a majority of Equitex 2000's stockholders. These provisions could also have the effect of making it more difficult for third parties to replace current management of Equitex 2000, Inc. without the concurrence of Equitex 2000's board of directors. The existence of these provisions may adversely affect the marketability and market price of Equitex 2000 common stock.

                        RISKS RELATED TO THE BUSINESS OF
          NOVA FINANCIAL SYSTEMS, INC. AND KEY FINANCIAL SYSTEMS, INC.

     IF THE ACQUISITIONS OF NOVA FINANCIAL SYSTEMS, INC. AND KEY FINANCIAL SYSTEMS, INC. ARE APPROVED AND COMPLETED, WE WILL BE SUBJECT TO THE FOLLOWING
RISKS:

SOCIAL, ECONOMIC AND GEOGRAPHIC FACTORS AFFECT RETENTION OF CREDIT CARD ACCOUNTS

     The ability or willingness of cardholders to prepay credit cards may change from a variety of social, economic and geographic factors. Social factors include changes in consumer confidence levels, the public's perception of the use of credit cards and changing attitudes about incurring debt and the stigma of personal bankruptcy. Economic factors include the rates of inflation, unemployment rates and relative interest rates offered for various types of loans. As a result of these factors, our rate of retention of credit card accounts may vary.

CONSUMER PROTECTION LAWS MAY RESTRICT OUR ABILITY TO COLLECT RECEIVABLES AND MAINTAIN YIELD ON PORTFOLIO

     Federal and state consumer protection laws regulate the creation and enforcement of consumer loans. Congress and the states may enact additional laws and amend existing laws to regulate further the credit card and consumer revolving loan industry or to reduce finance charges or other fees or charges. These laws, as well as many new laws, regulations or rulings which may be adopted, may materially adversely affect our ability to collect the receivables or to maintain previous levels of finance charges or fees.

     Receivables also may be written off as uncollectible if a debtor seeks relief under federal or state bankruptcy laws.

ABILITY TO GENERATE CREDIT CARD REVENUE IS DEPENDENT UPON RETAINING OLD CUSTOMERS AND OBTAINING NEW CUSTOMERS

     A significant portion of our revenue will be derived from credit card fees charged on accounts. This revenue is directly tied to the number of active accounts in the portfolio. Continued generation of new fee revenue depends, in part, on the number of accounts or account balances lost to competing card issuers and our ability to designate new accounts. The credit card industry is highly competitive and we will compete with numerous other credit card providers for new accounts and for use of the credit cards.

     Credit card customers choose their credit card issuers largely on the basis of price, credit limit and other product features and once an account is originated, customer loyalty may be limited. Customers can and frequently do move accounts from one credit card issuer to another, or cease or limit use of one credit card in favor of another.

     The credit card and consumer revolving loan industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged to consumers. There is increased use of advertising, target marketing, pricing competition, incentive programs and new credit card issuers seeking to expand or to enter the market and compete for customers. In addition, some of our competitors are now attempting to employ programs similar to the specialized marketing programs and information based strategies through which we have has solicited new accounts.

MARKETING OF THE PAY AS YOU GO CREDIT CARD AND NET 1ST NATIONAL BANK WAS SUSPENDED FOR ONE MONTH

     On November 15, 2000, Key Financial Systems, Inc. temporarily suspended marketing for Net 1st National Bank. This suspension was at the request of Net 1st National Bank to conform to the requirements of a Consent Order between Net 1st National Bank and the Office of the Comptroller of the Currency. Net 1st National Bank was required to obtain legal opinions that Key Financial Systems, Inc.'s credit cards marketing and the Pay As You Go program conform to all applicable federal and state laws. The necessary opinions have been prepared and have been forwarded to the Office of the Comptroller of the Currency. On December 15, 2000, Net 1st National Bank notified Key Financial Systems, Inc. to resume marketing the Pay As You Go credit card program. Despite Net 1st National Bank's compliance with all requirements, there is no assurance that the Office of the Comptroller of the Currency will not suspend marketing of this product in the future.

OUR EARNINGS ARE DEPENDENT UPON THE MARKETING AND ACCEPTANCE OF ONE PRODUCT.

     Nova Financial Systems, Inc. and Key Financial Systems, Inc. currently market one product, the Pay As You Go credit card. Our product may not be able to be successfully marketed or achieve customer acceptance. If revenue from new products or enhancements does not replace declining revenues from existing products, we may experience lower operating revenues, lower net revenues, lower cash flows and less liquidity.

TIMING OF PAYMENTS IS NOT CERTAIN

     The receivables may be paid at any time. We cannot assure you that any particular pattern of accountholder payments will occur. In addition to other factors discussed above in this "Risk Factors" section, changes in finance charges can alter the monthly payment rates of accountholders.

ABILITY TO CHANGE TERMS OF THE CREDIT CARD ACCOUNTS COULD ALTER PAYMENT PATTERNS

     As owner of a participation interest in the accounts, we will have the right to change various account terms, including the fees and the required monthly minimum payment. If any fees are reduced, there could be a corresponding decrease in the collection of finance charges. In addition, changes in the account terms may alter payment patterns.

     We ordinarily will not reduce any fees, unless the an issuing bank of our cards is required by law to do so or it determines that such reduction is necessary to maintain its credit card business on a competitive basis.

     We may change the terms of the accounts or our servicing practices, including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of fees and charge offs, if we take the same action on our other substantially similar accounts.

     We have no restrictions on our ability to change the terms of the accounts except as described above. Changes in relevant law, changes in the marketplace, or prudent business practices could impel us to change account terms.

INTENSE COMPETITION

     We will face intense and increasingly aggressive competition from other consumer lenders in all of our product lines. Many competitors are substantially larger and have greater financial resources than us, and customer loyalty is often limited. Competitive practices, such as the offering of lower interest rates and fees and the offering of incentives to customers, could hurt our ability to attract and retain customers.

     The Gramm-Leach- Bliley Act of 1999, which permits the affiliation of commercial banks, securities firms and insurance companies, may increase the number of competitors in the banking industry and the level of competition in providing banking products, including credit cards. To the extent that the Gramm-Leach-Bliley Act of 1999 promotes competition or consolidation among financial service providers active in the consumer credit market, we could experience increased competition for customers, employees and funding. However, we are unable to predict at this time the scope or extent of any such impact.

     In October 1998, the U.S. Justice Department filed a complaint against MasterCard International Incorporated, Visa U.S.A., Inc. and Visa International, Inc., asserting that the overlapping ownership and control of both the MasterCard and Visa associations by the same group of banks restrains competition between Visa and MasterCard in the market for general purpose credit card products and networks in violation of the antitrust laws. The government seeks as relief that only member banks "dedicated" to one association be permitted to participate in the governance of that association. In addition, the complaint challenges the rules adopted by both MasterCard and Visa that restrict member banks from joining American Express, Discover/Novus or other competing networks. MasterCard and Visa have stated that they consider the suit without merit and have denied the allegations of the complaint. Neither the ultimate outcome of this litigation nor its effect on the competitive environment in the credit card industry if the lawsuit succeeds can be predicted with any certainty.

INCREASED DELINQUENCIES AND CREDIT LOSSES

     The delinquency rate on our consumer loans, as well as the rate at which our consumer loans are charged off as uncollectible, which are referred to as the "credit loss rate", may increase, depending on a number of factors, including (i) an increase in new accounts, which generally experience higher delinquency and credit loss rates, and (ii) an increase in the number of customers seeking protection under the bankruptcy laws. Increased delinquencies and credit losses could also occur in the event of a national or regional economic downturn or recession, or for other reasons. Unlike a traditional credit card portfolio, sub prime portfolios experience higher initial delinquency and first payment default rates. An increase in new accounts can significantly increase delinquency and loss rates.

VENDOR RELATIONSHIPS

     Our business will depend on a number of services provided by third parties, including marketing and data processing, nationwide credit bureaus, postal and telephone service, bankcard associations and transaction processing services. A major disruption in one or more of these services could significantly hurt our operations.

GOVERNMENT POLICY AND REGULATION

     Federal and state laws significantly limit the types of activities in which we and/or our subsidiaries will be permitted to engage. In addition, consumer protection and debtor relief laws limit the manner in which we may offer, extend, manage and collect loans. Congress, the States, and other jurisdictions in which we operate may enact new laws and amendments to existing laws that further restrict consumer lending, including changes to the laws governing bankruptcy, which could make it more difficult or expensive for us to collect loans, or impose limits on the interest and fees that we may charge our customers. Our earnings could also be hurt by changes in government fiscal or monetary policies, including changes in capital requirements and rates of taxation, and by changes in general social and economic conditions.

MANAGEMENT AND OPERATIONS

     Our growth and profitability will depend on its ability to retain key executives and managers, attract capable employees, maintain and develop the systems necessary to operate our businesses and control the rate of growth of our expenses. Expenses could significantly increase due to acquisition-related expenses, new product development, facilities expansions, increased funding or staffing costs and other internal and external factors.

OTHER INDUSTRY RISKS

     We will face the risk of fraud by accountholders and third parties, as well as the risk that increased criticism from consumer advocates and the media could hurt consumer acceptance of our products. The financial services industry as a whole is characterized by rapidly changing technologies. System disruptions and failures may interrupt or delay our ability to provide services to our customers. In particular, we face technological challenges in the developing online credit card market. The secure transmission of confidential information over the Internet is essential to maintain consumer confidence in the products and services offered by e-commerce business. Security breaches, acts of vandalism, and developments in computer capabilities could result in a compromise or breach of the technology we use to protect customer transaction data. Consumers generally are concerned with security breaches and privacy on the Internet, and Congress, individual States and other jurisdictions could enact new laws regulating the electronic commerce market that could adversely affect us.

IN CONJUNCTION WITH THE ACQUISITIONS, WE MAY ISSUE PREFERRED STOCK TO RAISE CASH

     In conjunction with the acquisitions of Nova Financial Systems, Inc. and Key Financial Systems, Inc. we may issue preferred stock to raise cash for payment of the cash portion of the purchase price. While the terms of this preferred stock are unknown at this time and subject to market conditions at the time of issuance, the preferred stock will cause dilution to all existing holders of our common stock.

                           FORWARD-LOOKING STATEMENTS

     THIS PROXY STATEMENT MAY CONTAIN CERTAIN "FORWARD-LOOKING" STATEMENTS AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 OR BY THE SECURITIES AND EXCHANGE COMMISSION IN ITS RULES, REGULATIONS AND RELEASES, WHICH REPRESENT OUR EXPECTATIONS OR BELIEFS, INCLUDING BUT NOT LIMITED TO, STATEMENTS CONCERNING OUR OPERATIONS, ECONOMIC PERFORMANCE, FINANCIAL CONDITION, GROWTH AND ACQUISITION STRATEGIES, INVESTMENTS, AND FUTURE OPERATIONAL PLANS. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED HEREIN THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, WORDS SUCH AS "MAY," "WILL," "EXPECT," "BELIEVE," "ANTICIPATE," "INTEND," "COULD," "ESTIMATE," "MIGHT," OR "CONTINUE" OR THE NEGATIVE OR OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS, BY THEIR NATURE, INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND OUR CONTROL, AND ACTUAL RESULTS MAY DIFFER MATERIALLY DEPENDING ON A VARIETY OF IMPORTANT FACTORS, INCLUDING UNCERTAINTY RELATED TO ACQUISITIONS, GOVERNMENTAL REGULATION, MANAGING AND MAINTAINING GROWTH, VOLATILITY OF STOCK PRICES AND ANY OTHER FACTORS DISCUSSED IN THIS AND OUR OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               THE SPECIAL MEETING

PURPOSE OF THE SPECIAL MEETING

     THE INCREASE IN COMMON STOCK

     At the special meeting, the stockholders will be asked to approve the increase in common stock which involves the following:

     o An amendment of paragraph 4 of the Certificate of Incorporation to increase the number of authorized shares of our common stock, $.02 par value, from 7,500,000 shares to 50,000,000 shares.

     The increase in authorized common stock is conditioned upon approval of the increase in common stock by the holders of a majority of the outstanding stock entitled to vote and a majority of the outstanding stock of each class entitled to vote as a class. The increase in common stock will not occur if this condition is not satisfied.

     THE DISTRIBUTION AND SPIN-OFF

     At the special meeting, the stockholders will be asked to approve the distribution and spin-off of Equitex 2000 common stock which involves the following:

     o The distribution by us of all of our assets and liabilities to Equitex 2000 and the distribution by us of all of the outstanding shares of common stock of Equitex 2000 to our stockholders on the basis of one share of common stock of Equitex 2000 for each share of our common stock, as further described in this proxy statement.

     If our stockholders approve the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock, and the other conditions to the distribution and spin-off of Equitex 2000 common stock are satisfied or waived, we anticipate that our board of directors will authorize the various components of the distribution and spin-off of Equitex 2000 common stock and declare a special dividend payable in Equitex 2000 common stock and set a record date for that dividend. Each holder of record of our common stock on the record date for the special dividend will be entitled to receive one share of Equitex 2000 common stock for each share of our common stock held on the record date for the spin-off of Equitex 2000 common stock. No consideration will be paid by the holders of our common stock for the Equitex 2000 common stock.

     Our board of directors has conditioned the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock upon, among other things:

     (i) approval of the distribution and spin-off of Equitex 2000 common stock by the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class; and

     (ii) there not being in effect any statute, rule, regulation or order of any court, governmental or regulatory body that prohibits or makes illegal the transaction contemplated by the distribution.

     The distribution of all of our assets and liabilities and spin-off of Equitex 2000 common stock will not occur if the conditions described above are not satisfied.

     Our board of directors has retained discretion, even if all conditions to the distribution of its assets and liabilities and spin-off of Equitex 2000 common stock are satisfied, to abandon, defer or modify the distribution of its assets and liabilities and/or the spin-off of Equitex 2000 common stock.

     The distribution of our assets and liabilities and spin-off of Equitex 2000 common stock will separate us into two publicly owned companies. After the distribution of Equitex assets and liabilities and spin-off of Equitex 2000 common stock, Equitex 2000 will primarily operate in the mortgage banking industry.

     The Acquisitions
     ----------------
     At the special meeting, the stockholders will be asked to approve the acquisitions which involves the following:

     o The acquisition all of the outstanding capital stock of Nova Financial Systems, Inc. and Key Financial Systems, Inc. in exchange for the greater of 7,140,000 shares or 50% of our outstanding common stock on a post acquisition basis plus cash consideration of $5 million.

     Our board of directors has conditioned the acquisitions Nova Financial Systems, Inc. and Key Financial Systems, Inc. upon, among other things:

     (i) the distribution by us of all of our assets and liabilities to Equitex 2000 and the spin-off of Equitex 2000 common stock;

     (ii) the approval of the acquisitions of Nova Financial Systems, Inc. and Key Financial Systems, Inc. by our stockholders; and

     (iii) the approval of the increase in the authorized shares of common stock from 7,500,000 shares to 50,000,000 shares pursuant to proposal number one.

     The acquisitions of Nova Financial Systems, Inc. and Key Financial Systems, Inc. will not occur if the conditions described above are not satisfied.

     Our board of directors has retained discretion, even if all conditions to the acquisitions of Nova Financial Systems, Inc. and Key Financial Systems, Inc. are satisfied, to abandon, defer or modify the acquisitions.

VOTE REQUIRED

     The proposals to be acted on at the meeting require the following votes:

     o Approval of the adoption of the amendment of paragraph 4 of the Certificate of Incorporation to increase the number of authorized shares of our common stock, $.02 par value, from 7,500,000 shares to 50,000,000 shares will require the affirmative vote of a majority of the outstanding stock of each class entitled to vote thereon as a class;

     o Approval of the distribution by us of all of our assets and liabilities to Equitex 2000 and our distribution of all of the outstanding shares of common stock of Equitex 2000 to our stockholders on the basis of one share of common stock of Equitex 2000 for each share of our common stock will require the affirmative vote of a majority of the outstanding stock of each class entitled to vote thereon as a class; and

     o Approval of the acquisition all of the outstanding capital stock of Nova Financial Systems, Inc. and Key Financial Systems, Inc. in exchange for the greater of 7,140,000 shares or 50% of our outstanding common stock on a post acquisition basis plus cash consideration of $5 million will require the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy.

PROXIES

     All shares of our common stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted at the special meeting in accordance with the directions on the proxies. If no direction is indicated on a properly executed proxy, the shares will be voted in favor of each of the proposals. If any other matters are properly presented at the special meeting for action, which is not anticipated, the proxy holders will vote the proxies which confer authority to such holders to vote on such matters in accordance with their judgment. A shareholder returning a proxy may revoke it at any time before it is voted by communicating the revocation in writing to our Secretary or by executing and delivering a later-dated proxy. In addition, any person who has executed a proxy and is present at the special meeting may vote in person instead of by proxy, thereby canceling any proxy previously given, whether or not written revocation of the proxy has been given. Any written notice revoking a proxy should be sent to Equitex, Inc., 7315 East Peakview Avenue, Englewood, Colorado 80111, Attention: Secretary.

NO RIGHT OF APPRAISAL

     Our stockholders will not be entitled to appraisal rights under the Delaware General Corporation Law in connection with the distribution and spin-off.

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities and Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, NW, Washington, DC 20549 or at the Regional Offices of the Securities and Exchange Commission which are located as follows: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Securities and Exchange Commission at prescribed rates. Written requests for such material should be addressed to the Public Reference Section, Securities and Exchange Commission, 450 Fifth Street, NW, Washington, DC 20549. The Securities and Exchange Commission maintains a Web site that contains reports, proxy statements and other information filed electronically by us with the Securities and Exchange Commission which can be accessed over the Internet at http://www.sec.gov.

                       DOCUMENTS INCORPORATED BY REFERENCE

     THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO US WHICH ARE NOT INCLUDED IN OR DELIVERED WITH THESE PROXY MATERIALS. DOCUMENTS RELATING TO US (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, FROM US AT 7315 EAST PEAKVIEW AVENUE, ENGLEWOOD, COLORADO 80111, ATTENTION: SECRETARY, TELEPHONE (303) 796-8940. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY _______________ ___, 2001. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

     Our following documents are incorporated by reference herein:

     1. Annual report on Form 10-K and 10-K/A, for the year ended December 31, 1999;

     2. Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     3. Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

     4. Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

     5. Current Report on Form 8-K dated August 30, 2000;

     6. Current Report on Form 8-K dated October 12, 2000;

     7. Current Report on Form 8-K dated December 12, 2000; and

     8. The description of our common stock contained in its Registration Statement on Form 8-A (Commission File No. 0-12374) as filed with the Securities and Exchange Commission on July 21, 1983.

     All documents filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended, after the date hereof and prior to the date of the special meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein or contained in this proxy statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                              REVOCABILITY OF PROXY

     If the enclosed proxy is executed and returned, it will be voted on the proposals as indicated by the stockholder. The proxy may be revoked by the stockholder at any time prior to its use by notice in writing to our Secretary, by executing a later dated proxy and delivering it to us prior to the meeting or by voting in person at the meeting.

                                  SOLICITATION

     The cost of preparing, assembling and mailing the Notice of Meeting, Proxy Statement and Proxy, miscellaneous costs with respect to the materials and solicitation of the proxies will be paid by us. We also may use the services of our directors, officers and employees to solicit proxies, personally or by telephone, mail, telefax or telegraph, but at no additional salary or compensation. We intend to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the materials to those persons for whom they hold such shares and request authority for the execution of the proxies. We will reimburse them for the reasonable out-of-pocket expenses incurred by them in so doing.

                                VOTING SECURITIES

     Holders of record of our common stock, $.02 par value, at the close of business on ________ ____, 2001 will be entitled to vote on all matters. On December 31, 2000, we had outstanding 7,106,943 shares of common stock. The holders of all shares of common stock are entitled to one vote per share. The common stock is the only class of voting securities outstanding. One-third of the issued and outstanding shares of the common stock entitled to vote, represented in person or by proxy, constitutes a quorum at any stockholders' meeting. Passage of proposal number one requires the affirmative vote of a majority of the outstanding stock of each class entitled to vote thereon as a class. Abstentions on a proposal will be counted as votes against that proposal. Broker non-votes will not be counted as shares represented at the meeting.-

                                 DIVIDEND POLICY

     The payment and level of cash dividends by us is subject to the discretion of our board of directors. Dividend decisions are based on a number of factors, including the future operating results and financial requirements of us, state law requirements and other factors. No dividends have been declared.

                       PRICE RANGE OF EQUITEX COMMON STOCK

     Our common stock is listed and traded on the Nasdaq SmallCap Market under the symbol "EQTX." The following table reflect the high and low sales prices per share of our common stock, as reported on the Nasdaq SmallCap Market for the fiscal period indicated.

                                                   PRICE RANGE
                                               HIGH           LOW
                                               ----           ---
      1998:
      First Quarter                        $   3.6250     $  0.8125
      Second Quarter                           5.6250        3.0000
      Third Quarter                            7.1250        4.3750
      Fourth Quarter                           7.5625        6.4375
      1999:
      First Quarter                        $  12.7500     $  6.7500
      Second Quarter                          48.8125        9.0000
      Third Quarter                           14.2500        8.5000
      Fourth Quarter                          10.5625        7.6250
      2000:
      First Quarter                        $  11.7500     $  6.4062
      Second Quarter                           9.3906        4.6250
      Third Quarter                            8.4375        5.6250
      Fourth Quarter                           6.3750        3.8750
      2001:
      First Quarter (through January 17)   $   5.7188     $  3.9062

     The stockholders are urged to obtain current trading price information before voting on the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock.

     There is no established a public trading market for Equitex 2000 common stock.

                             SELECTED FINANCIAL DATA

     The selected financial data set forth below as of and for the year ended December 31, 1999, has been derived from our consolidated financial statements which have been audited by Gelfond Hochstadt Pangburn, P.C. The selected financial data as of and for each of the years in the four-year period ended December 31, 1998, has been derived from our financial statements which have been audited by Davis & Co., CPAs, P.C. Balance sheet data and statement of operations data as of and for the nine-month periods ended September 30, 2000 and September 30, 1999, has been derived from our unaudited interim financial statements.

     Because of recent changes in our business, the historical information reflected below may not be a good basis for evaluating our current and future performance. You should read this information, together with the financial statements and related notes, and the information under the heading "Management's discussion and analysis of financial condition and results of operations."

                               Balance Sheet Data
                                 (in thousands)

                                     As of
                                 September 30,               As of December 31,
                                 ------------- -----------------------------------------------
                                      2000       1999      1998      1997      1996      1995
                                    -------    -------   -------   -------   -------   -------
                                                         (Note 1)  (Note 1)  (Note 1)  (Note 1)
Assets:
     Cash and cash equivalents ..   $   343    $   784   $    32   $     9   $    54   $   177
     Mortgage loans held for sale         0     14,787         0         0         0         0
     Investments ................     2,039      3,475     5,592     4,701    10,200    18,682
     Property, plant and
     equipment  (net) ...........       268      1,058        26        29        39        21
     Intangible assets ..........     7,139     20,010         0         0         0         0
     Total assets ...............    11,515     41,745     5,859     5,039    10,478    19,057
Liabilities:
     Warehouse loans ............         0     18,582         0         0         0         0
     Total liabilities ..........     2,465     26,170     1,771     1,499     3,217     7,140

Mandatory redeemable preferred
 stock ..........................     1,240          0         0         0         0         0

Minority interest ...............     5,593      6,473         0         0         0         0

Stockholders' equity ............     2,217      9,102     4,088     3,540     7,261    11,917

-------------
     1. On January 4, 1999, we withdrew our election to be treated as a Business Development Company subject to the Investment Company Act 0f 1940. As a result of this withdrawal, we are is now required to present our financial statements consistent with those of a normal operating company as opposed to a Business Development Company. Because we were a Business Development Company during the years ended December 31, 1995 through December 31, 1998, the 1998, 1997, 1996 and 1995 financial statements reflect the Business Development Company format.

                          Statement of Operations Data
                      (in thousands, except per share data)

                                For the nine months
                                ended September 30,                    For the year ended December 31,
                              ----------------------    -------------------------------------------------------------
                                 2000         1999         1999         1998         1997         1996         1995
                              ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                                                     (Note 1)     (Note 1)     (Note 1)     (Note 1)
Revenues ..................   $   1,976    $   1,133    $   2,419    $     448    $     378    $     633    $     308
Expenses ..................      (6,677)      (3,470)      (8,351)      (2,418)      (1,814)      (1,153)      (1,500)
Loss on First Bankers
Mortgage Services, Inc. ...
rescission ................      (3,979)
Other income (expense)           (1,701)         139       (1,785)        --           --           --           --
                              ---------    ---------    ---------    ---------    ---------    ---------    ---------
Net loss ..................     (10,381)      (2,198)      (7,717)      (1,970)      (1,436)        (520)      (1,192)

Net investment (loss) .....        --           --           --         (2,267)      (1,406)        (586)      (1,070)
Net realized gain (loss) on
     investments ..........        --           --           --          1,108        1,004        1,226           31
Unrealized gain (loss) on
     investments ..........        --             21         --         (1,056)      (3,522)      (5,207)        (737)
Amortization of discount on
     preferred stock ......        (700)      (3,218)      (3,218)        --           --           --           --
Deemed preferred stock
     dividends ............        (113)         (33)         (51)        --           --           --           --
                              ---------    ---------    ---------    ---------    ---------    ---------    ---------
Net loss applicable to
     common stockholders ..   $ (11,194)   $  (5,449)   $ (10,986)   $  (4,185)   $  (5,360)   $  (5,087)   $  (2,968)
                              =========    =========    =========    =========    =========    =========    =========

Net loss per common share .   $   (1.57)   $   (0.83)   $   (1.64)
                              =========    =========    =========
Decrease in net assets per
     share - primary ......                                          $   (0.45)   $   (1.25)   $   (1.42)   $   (0.55)
                                                                     =========    =========    =========    =========
Decrease in net assets per
     share fully diluted ..                                                                    $   (1.26)   $   (0.49)
                                                                                               =========    =========
Weighted average common
     share outstanding ....   7,140,293    6,542,114    6,718,170    4,416,988    3,192,600    3,214,708    3,217,615
                              =========    =========    =========    =========    =========    =========    =========

---------
     1. On January 4, 1999, we withdrew our election to be treated as a Business Development Company subject to the Investment Company Act of 1940. As a result of this withdrawal, we are now required to present our financial statements consistent with those of a normal operating company as opposed to a Business Development Company. Because we were a Business Development Company during the years ended December 31, 1995 through December 31, 1998, the 1998, 1997, 1996 and 1995 financial statements reflect the Business Development Company format.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         Set forth below is certain information as of December 15, 2000, with respect to ownership of our common stock held of record or beneficially by (i) our executive officers, (ii) each of our directors, (iii) each person who owns beneficially more than five percent of our outstanding common stock; and (iv) all directors and executive officers as a group:

                                                 Shares of         Shares of Common      Shares of
                                Shares of        Common Stock      Stock underlying      Other Common    Percentage
Name and Address of             Common Stock     underlying        Warrants/Preferred    Stock Owned     of Common
Beneficial Owner                Owned (1)        Options (1)       Stock (1)                 (1)         Stock Owned
Henry Fong
7315 East Peakview Ave.
Englewood, CO 80111             215,300          945,700 (2)       0                     459,044 (3)     20.0%

Russell L. Casement
1355 S. Colorado Blvd., Suite
320
Denver, CO   80222              121,000          365,900 (4)       0                     0               6.5%

Aaron A. Grunfeld
10390 Santa Monica Blvd.,
Fourth Floor
Los Angeles, CA   90025         32,700           379,500 (5)       0                     0               5.5%

All officers and directors as
a group (four persons)          399,000          1,757,400 (6)     0                     459,044         29.4%

1.   The beneficial owners exercise sole voting and investment power.
2. Includes 945,700 shares underlying options granted under our 1999 Stock Option Plan.
3. Includes 459,044 shares owned by a corporation in which Mr. Fong is an officer and director.
4. Includes 36,400 shares underlying options granted under our 1993 Stock Option Plan for Non-Employee Directors and 329,500 shares underlying options granted under our 1999 Stock Option Plan.
5. Includes 50,000 shares underlying options granted under our 1993 Stock Option Plan for Non-Employee Directors and 329,500 shares underlying options granted under our 1999 Stock Option Plan.
6. Includes 86,400 shares underlying options granted under our 1993 Stock Option Plan for Non-Employee Directors and 1,671,000 shares underlying options granted under our 1999 Stock Option Plan.

     The issuance of 7,140,000 shares of our common stock in the acquisitions of Nova Financial Systems, Inc. and Key Financial Systems, Inc., as described under proposal number one, may, at a subsequent date, result in a change in control of our company.

             LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Generally, a director of a Delaware corporation will not be found to have violated his fiduciary duties unless there is proof by clear and convincing evidence that the director has not acted in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. In general, a director is liable for monetary damages for any action or omission as a director only if it is proved by clear and convincing evidence that such act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interest of the corporation.

     Under Delaware law, a corporation must indemnify its directors, as well as its officers, employees and agents, against expenses where any such person is successful on the merits or otherwise in defense of an action, suit or proceeding. A corporation may indemnify such persons in actions, suits and proceeds (including derivative suits) if the individual has acted in good faith and in a manner that he believes to be in or not opposed to the best interests of the corporation. In the case of a criminal proceeding, the individual must also have no reasonable cause to believe that his conduct was unlawful. Indemnification may be made only if ordered by a court or if authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such a determination may be made by a majority of the disinterested directors, by independent legal counsel or by the stockholders. In order to obtain reimbursement for expenses in advance of the final disposition of any action, the individual must provide an undertaking to repay the amount if it is ultimately determined that his is not entitled to be indemnified.

     In general, Delaware law requires that all expenses, including attorney's fees, incurred by a director in defending any action, suit or proceeding be paid by the corporation as they are incurred in advance of final disposition if the director agrees to repay such amounts if it is proved by clear and convincing evidence that his action or omission was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation and if the director reasonably cooperated with the corporation concerning the action, suit or proceeding.

                               PROPOSAL NUMBER ONE
                          TO CHANGE PARAGRAPH 4 OF THE
                          CERTIFICATE OF INCORPORATION
                            TO INCREASE THE NUMBER OF
                        AUTHORIZED SHARES OF COMMON STOCK
                 NECESSARY TO COMPLETE THE PROPOSED TRANSACTIONS

     The board of directors recommends an amendment to our Certificate of Incorporation to cause an increase in the number of authorized shares of common stock. The increase is needed to issue approximately 8,808,575 shares of common stock in the following transactions:

     o the acquisition of Nova Financial Systems, Inc. and Key Financial Systems, Inc.;
     o    the acquisition of The Meridian Residential Group, Inc.; and
     o the acquisition of First Bankers Mortgage Services, Inc. and Rescission.

     In addition, shares of common stock may be issued in future transactions of which none are planned at this time. As of December 31, 2000, there were only 393,057 shares of common stock available for issuance. We should maintain a reserve of shares of common stock to be issued under our stock option plans and in line with good corporate practices to maintain a number of authorized but unissued shares.

     A condition to the completion of several proposed transactions described below is approval of this proposal. In exchange for all of the outstanding capital stock of Nova Financial Systems, Inc. and Key Financial Systems, Inc., we intend to issue 7,140,000 shares of common stock and warrants for the purchase of our common stock equal to 100% of any warrants, options, preferred stock or other convertible securities outstanding at the closing date and exchangeable for or convertible into our common stock. Our Series F Convertible Preferred Stock issued in connection with the acquisition of the Meridian Residential Group, Inc., described below, may convert into approximately 525,000 shares of our common stock. Upon approval of this proposal, our Series E Convertible Preferred Stock issued in connection with the acquisition and rescission of First Bankers Mortgage Services, Inc., described below, may convert into approximately 300,000 shares of our common stock. Our Series G Convertible Preferred Stock issued in connection with a private placement may convert into approximately 464,000 shares of our common stock. In addition, we may issue another series of preferred stock to raise the cash consideration of up to $5,000,000 for the acquisitions of Nova Financial Systems, Inc. and Key Financial Systems, Inc.

     Our Certificate of Incorporation currently authorizes the issuance of up to 7,500,000 shares of common stock and 2,000,000 shares of preferred stock with a par value of $0.02 per share. As of December 31, 2000, of the 7,500,000 shares of common stock authorized, 7,106,943 shares were outstanding and 1,786,400 shares of common stock are reserved for issuance upon the exercise of outstanding options and warrants. See Options and Warrants on page 28. As of December 31, 2000, of the 2,000,000 shares of preferred stock authorized 1,200 shares of Series D 6% Convertible Preferred Stock, 250 shares of Series E Convertible Preferred Stock, 460,000 shares of Series F Convertible Preferred Stock and 1,300 shares of Series G Convertible Preferred Stock were outstanding.

     Our board of directors deems it advisable to amend the Certificate of Incorporation to increase the number of authorized shares of common stock to 50,000,000 shares. A copy of paragraph 4 of the Certificate of Incorporation as it would read following adoption of this proposal is included herewith as
Exhibit 1.

     The additional shares of common stock would become part of the existing class of common stock, and the additional shares, when issued, would have the same rights and privileges as the shares of common stock now issued. There are no preemptive rights relating to the common stock.

     To the extent that any further issue of shares is made on other than a pro rata basis to current stockholders, the present ownership of current stockholders may be diluted.

     If the proposed amendment is approved, the additional authorized shares would be available for issuance by the board of directors for any proper corporate purpose at any time without further stockholder approval except as otherwise required by applicable law or securities exchange listing rules. Nonetheless, it is the intention of the board of directors to use a portion of the additional shares to: (i) be issued in connection with the acquisitions of Key Financial Systems, Inc., Nova Financial Systems, Inc., the Meridian Residential Group, Inc. and First Bankers Mortgage Services, Inc., described below; (ii) for possible issuance in connection with one or more equity financing, including, but not limited to 1,300 shares of Series G Convertible Preferred Stock and the underlying common stock; and (iii) to issue shares issuable pursuant to our stock option plans and outstanding warrants.

     The board of directors believes the increase is necessary to allow us to raises necessary financing and complete the expansion of our business. As described above, the increase is a condition to the completion of several proposed transactions.

     In addition, the increase in authorized shares will facilitate the following:

     o the possible issuance of common stock in connection with one or more equity financing; and

     o issue common stock issuable pursuant to our stock option plans and outstanding warrants.

   ACQUISITION OF NOVA FINANCIAL SYSTEMS, INC. AND KEY FINANCIAL SYSTEMS, INC.

     As described more fully under proposal number three of this proxy statement, we signed a definitive agreement with Nova Financial Systems, Inc. and Key Financial Systems, Inc. to acquire all the outstanding capital stock of Nova Financial Systems, Inc. and Key Financial Systems, Inc. in exchange for the greater of 7,140,000 shares or 50%, of our outstanding common stock on a post acquisition basis plus cash consideration of $5 million. Consummation of the Nova Financial Systems, Inc. and Key Financial Systems, Inc. mergers is subject to a number of conditions, including the approval of the increase in the authorized shares of common stock from 7,500,000 shares to 50,000,000 shares. Nova Financial Systems, Inc. and Key Financial Systems, Inc. may waive the approval of the increase in authorized shares if our shareholder meeting has not been held prior to the closing of the mergers or the closing may be postponed until our shareholder meeting has been held and an amended Certificate of Incorporation has been filed in Delaware. We may issue an additional series of preferred stock to raise the cash consideration of up to $5,000,000.

     The transaction will be accounted for as a reverse acquisition. The purchase price applied to the reverse acquisition has been based on the net book value of our underlying assets prior to the transaction plus $5,000,000 cash paid in connection with the acquisition of Key Financial Systems, Inc. and Nova Financial Systems, Inc.

     Our board of directors considered the following factors both positive and negative in determining whether the increase in authorized shares is necessary and in the best interest of our company and our stockholders:

     COMPLEMENTARY BUSINESS LINES. We have sought to position ourselves as an Internet-based consumer financial services company. The acquisition of Nova Financial Systems, Inc. and Key Financial Systems, Inc. provides for the addition of a complementary line of business to our online mortgage operations. One of our goals was to create a database of loyal sub-prime consumers for cross-marketing a variety of financial products and services. Nova Financial Systems, Inc. and Key Financial Systems, Inc. provide a significant source for this database.

     SIZE AND SCOPE OF TARGET MARKET. With estimates as high as 60 million consumers considered sub-prime, the size of the market to be targeted by Nova Financial Systems, Inc. and Key Financial Systems, Inc. is estimated as high as 25-30% of all U.S. households. In addition, the market has shown continuous growth with a higher than average profit potential when compared to the consumer credit industry as a whole.

     SUCCESSFUL OPERATING HISTORY. With over 889,000 applications processed and over 85,000 active credit card accounts, Nova Financial Systems, Inc. and Key Financial Systems, Inc. have demonstrated their ability to be successful despite being in business for only two and three years, respectively. Nova Financial Systems, Inc. and Key Financial Systems, Inc. have developed their business including significant technology infrastructure in a short period of time and on a profitable basis.

     STATE-OF-THE-ART CALL CENTER. Nova Financial Systems, Inc. and Key Financial Systems, Inc. have built and maintain a 17,000 square foot call center employing state-of-the-art technology which can be utilized for other financial product offerings. This center is used for both outbound marketing as well as a service center handling customer service calls and written correspondence for both telemarketing and Internet customers.

     EXPERIENCE OF PRINCIPALS. With a combined fifty years of experience in business, more than half of which is in the financial services industry, the two Nova Financial Systems, Inc. and Key Financial Systems, Inc. principals bring a wealth of knowledge and experience in financial services to us.

     COMPETITION. Competition in the credit card industry is intense and Nova Financial Systems, Inc. and Key Financial Systems, Inc. compete with many significantly larger financial institutions. However, the board of directors feels there is significant opportunity for companies such as Nova Financial Systems, Inc. and Key Financial Systems, Inc. given the size of the market, their past success, and the uniqueness of the product offered.

     RELIANCE ON THIRD PARTIES. Nova Financial Systems, Inc. and Key Financial Systems, Inc. must rely on third party partner banks in marketing their products. Nova Financial Systems, Inc. and Key Financial Systems, Inc. must attract additional partner banks in order to continue to be successful and to mitigate the risk associated with reliance on third party partners which Nova Financial Systems, Inc. and Key Financial Systems, Inc. do not control. The board of directors believes that Nova Financial Systems, Inc. and Key Financial Systems, Inc. can be successful in obtaining additional partner banks.

     DILUTION TO PRESENT STOCKHOLDERS. While the acquisition of Nova Financial Systems, Inc. and Key Financial Systems, Inc. will result in significant dilution to our present stockholders, our board of directors feels the dilution effect is outweighed by the positive effect the acquisition of a profitable growing business should provide us. In addition, the shares will be issued to a small group of stockholders many of which will have a vested interest in the operation and stockholder value of us in the future.

     Financial statements of Nova Financial Systems, Inc. as of and for the periods September 30, 2000, December 31, 1999 and December 31, 1998 are attached hereto as Exhibit 2.

     Financial statements of Key Financial Systems, Inc. as of and for the periods September 30, 2000, December 31, 1999 and December 31, 1998 are attached hereto as Exhibit 3.

               ACQUISITION OF THE MERIDIAN RESIDENTIAL GROUP, INC.

     Effective September 27, 2000, we completed the acquisition by merger of all of the issued and outstanding common stock of the Meridian Residential Group, Inc. through our wholly-owned subsidiary, GR.com, Inc., in exchange for 425,000 shares of our Series F Convertible Preferred Stock. The Series F Convertible Preferred Stock has a stated value of $8.00 per share and is convertible into shares of our common stock any time and from time to time at the option of the holder until March 7, 2004, at a conversion price of $7.00 per share. On March 7, 2004, all remaining outstanding Series F Preferred Stock shall be automatically converted into shares of our common stock. To the extent that the holders realize proceeds from the sale of the shares of common stock in an amount that is less than conversion price, we have agreed to issue the holders additional shares of our common stock having a market value equal to any such deficiency.

     The transaction was accounted for as a purchase, and the results of operations of Meridian Residential Group, Inc. are included in Equitex 2000's unaudited proforma condensed consolidated statement of operations for the year ended December 31, 1999 and the nine months ended September 30, 2000. The total purchase price was allocated to the assets and liabilities acquired based on their estimated fair values, including goodwill of approximately $2,600,000, which is being amortized by the use of the straight-line method over fifteen years.

     In addition, in connection with the distribution and spin-off Equitex 2000 will agree to issue additional shares of common stock to the Meridian Residential Group, Inc. stockholders having a market value, at the time of issuance, equal to 20% of the annual increase in pre-tax net earnings compared to the immediately preceding year of the Meridian Residential Group, Inc. business for each of the five years subsequent to closing, commencing with the year ending December 31, 2000. The aggregate market value of the additional shares of Equitex 2000's common stock cannot exceed (i) $3,440,000 and (ii) without shareholder approval, 19.9% of Equitex 2000's currently outstanding common stock.

     In connection with the Meridian Residential Group, Inc. acquisition, nMortgage acquired from Meridian Capital Group, LLC, the proprietary business model, website, trademarks, corporate names and all related intellectual property rights related to the Meridian Residential Group, Inc. GreatRate.com business, including the names GreatRate.com and GreatRateMortgage.com .for a cash purchase price of $850,000.

     The Meridian Residential Group, Inc. stockholders have the right at any time and from time to time prior to March 7, 2004, to exchange up to 50% of the shares of our common stock received upon conversion of the Series F Preferred Stock or in connection with the merger for shares of nMortgage common stock. Each share of our common stock will be exchanged for shares of nMortgage common stock in accordance with the ratio determined by dividing (i) the greater of the then market price of our common stock or $8.00 by (i) the lesser of the market price of the nMortgage common stock or $1.00.

     Our board of directors considered the following factors both positive and negative in determining whether the increase in authorized shares is necessary and in the best interest of our company and our stockholders:

     SUCCESSFUL OPERATING HISTORY. The Meridian Residential Group, Inc. has been in business since 1996 and has been profitable for the past three years. The company funded over $500 million in mortgage loans during that period and has generated increasing gross revenues each year since inception.

     COMPLEMENTARY LINE OF BUSINESS. The Meridian Residential Group, Inc. began to transition from traditional mortgage lending to an Internet direct lending platform in 1998 and conducts its business in a very similar fashion to our Internet mortgage company nMortgage, Inc. Given the Meridian Residential Group, Inc.'s proven track record with traditional mortgage lending as well as its focus on Internet mortgage lending, the board of directors feels the Meridian Residential Group, Inc. is a natural fit to complement our present mortgage operations.

     NO SIGNIFICANT DEBT. Our board of directors recognizes the dangers inherent in traditional mortgage lending utilizing warehouse lines of credit to initially fund and later sell mortgage loans. The Meridian Residential Group, Inc. utilizes the table funding method to originate its mortgage loans which transfers the risks associated with funding the loan to the lender. The Meridian Residential Group, Inc. maintains no significant debt or warehouse lines of credit. This method of funding loans makes the acquisition of the Meridian Residential Group, Inc. much more attractive when compared to other mortgage operations.

     SUSCEPTIBILITY TO THE ECONOMY AND ASSOCIATED INTEREST RATE FLUCTUATIONS. As with any mortgage company, the Meridian Residential Group, Inc. is susceptible to fluctuations in the economy and the corresponding changes in interest rates. These are the risks associated with operating in the mortgage industry. Our board of directors is of the opinion that like nMortgage, the Meridian Residential Group, Inc. operates its business in an efficient manner which mitigates certain risks associated with fluctuating economic trends.

     LIMITED MARKET. Presently, the Meridian Residential Group, Inc. operates only in the states of New York, New Jersey and Connecticut. Our board of directors is confident, however, that nMortgage and the Meridian Residential Group, Inc. will be able to locate and complete an agreement with a suitable financial institution partner which will enable the companies to operate in additional states.


BUSINESS OF MERIDIAN RESIDENTIAL GROUP, INC.

     Meridian Residential Group, Inc. was established on February 28, 1996. In its initial Phase Meridian Residential Group, Inc. set out to become a mortgage banker, in order to capitalize on the experience and vast client base of its principals. Over time Meridian Residential Group, Inc. became a provider of mortgage management services and E commerce infrastructure platforms to the mortgage industry. As a result, Meridian Residential Group, Inc. began to seek a strategic alliance with an entity that could provide technology compatible with its net stream lined virtual back office. Details of the new business model and strategic alliance partner are detailed below.

     Since March 1, 2000, Meridian Residential Group, Inc. has laid the groundwork for a new business model. It has developed a web-based strategy called GreatRate.com with the web address bearing the same name www.GreatRate.com. Through its site, Meridian Residential Group, Inc. is developing web based mortgage products that will allow it to capitalize on its streamlined back office operation to expand its business nationwide. The goal of the new business plan is to create a Business-to-Business platform for Meridian Residential Group, Inc. to reach out to small banks and financial institutions allowing them to utilize Meridian Residential Group, Inc.'s/nMortgage's technology and infrastructure. This will enable the financial institution to enter into the business of providing residential and small commercial mortgages to their clientele with almost no startup costs.

     Meridian Residential Group, Inc. was recently merged with GR.com, our newly formed subsidiary. As a result, Meridian Residential Group, Inc. will take its streamlined virtual back office and join it with our mortgage technology subsidiary, nMortgage. Meridian Residential Group, Inc. should benefit from the technology already developed by nMortgage.

MERIDIAN RESIDENTIAL GROUP, INC.'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This section containing Meridian Residential Group, Inc.'s Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the financial statements of Meridian Residential Group, Inc. as of and for the year ended February 29, 2000 and as of and for the seven months ended September 30, 2000 and 1999, attached as Exhibit 4 to this proxy statement.

Fiscal year ending February 1999 vs. February 2000
--------------------------------------------------

REVENUE

     Revenue in fiscal year ending February 2000 increased to $2,244,550 from $2,069,045 in fiscal year ending February 1999. Volume of closed loan origination grew to $155,000,000 vs. $122,000,000, representing an increase of 20%. This is despite an 8% volume decline in the mortgage origination industry. Volume and income increases can be attributed to several factors, however the most substantial factor is Meridian Residential Group, Inc.'s ability to maintain its foothold in the purchase mortgage market as opposed to the more volatile refinance market. Meridian Residential Group, Inc. had the identical expenditures in regard to its advertising as the previous year and relied on its ability to maintain a strong referral base with realtors, attorneys, financial planners and most importantly previous clients, to create a steady flow of business.

OPERATING EXPENSES

     Operating expenses for year-ended February 29, 2000 were $2,212,286, compared with $1,961,086 for the year ended February 28, 1999. Meridian Residential Group, Inc. changed its compensation policy during the fiscal year ending February 28, 2000, from salaried employees to a commissioned sales force. This policy change decreased salaries by approximately $300,000, auto expenses by $12,000 and employee benefits by $68,000. Accordingly, commission expense increased by $600,000. In addition, the new compensation method reduced fixed costs for Meridian Residential Group, Inc. and created greater incentive for Meridian Residential Group, Inc.'s sales force.

Seven months ended September 30, 1999 vs. September 30, 2000
------------------------------------------------------------

REVENUES

     Fees generated for the seven months ended September 30, 2000 were $1,435,858 up from revenues of $1,398,317 for the seven month's ended September 30 1999. Closed mortgage volume for Meridian Residential Group, Inc. through September 30, 2000 was $96,385,161. Mortgage applications in the active pipeline were in excess of $45,000,000 most of which is anticipated to close in the next three months.

     The industry as a whole estimates a decline of 18% for the year. The slight drop in volume for Meridian Residential Group, Inc. can be attributed to the slowdown in the market as a whole and the extensive travel and focus of Meridian Residential Group, Inc.'s management in regard to the new business model.

OPERATING EXPENSES

     For the seven months ended September 30, 2000 operating expenses increased to $1,425,017 from $1,353,086. The increase of $71,931 was the result of increases in commissions ($12,859) due to higher mortgage closings, advertising and promotion ($9,273), travel and shows ($7,952) due to the GR.com merger, and professional fees ($73,421) due to legal and accounting expenses related to the GR.com merger. These increases were offset by decreases in rent ($15,408) and telephone ($7,395) as Meridian Residential Group consolidated satellite offices.

       ACQUISITION OF FIRST BANKERS MORTGAGE SERVICES, INC. AND RESCISSION

     On August 23, 1999, we acquired First Bankers Mortgage Services, Inc. First Bankers Mortgage Services, Inc., a Florida corporation, is a full service mortgage banking company headquartered in the Fort Lauderdale, Florida area. We acquired all of the outstanding common stock of First Bankers Mortgage Services, Inc. from its sole shareholder, Vincent Muratore. The total aggregate purchase price for First Bankers Mortgage Services, Inc., was 1,000 shares of our Series E Convertible Preferred Stock, 250 shares of which were issued at closing and 750 shares of which were issuable upon satisfaction of certain performance conditions. In addition, the purchase price was subject to post-closing adjustments pursuant to the Agreement and Plan of Reorganization, dated June 22, 1999, among us, First Bankers Mortgage Services, Inc., Vincent Muratore and FBMS Acquisition Corp., as amended. Under Delaware law, we were not required to, and did not, seek shareholder approval for this transaction.

     The transaction was accounted for as a purchase. The total purchase price was allocated to the assets and liabilities acquired based on their estimated fair values, including goodwill of approximately $18,900,000, which was being amortized by use of the straight line method over ten years prior to the rescission.

     In connection with the First Bankers Mortgage Services, Inc. transaction, we and our subsidiaries invested approximately $10.7 million in First Bankers Mortgage Services, Inc. for working capital purposes.

     Subsequent to the acquisition of First Bankers Mortgage Services, Inc., all outstanding shares of First Bankers Mortgage Services, Inc. were transferred to our new wholly owned subsidiary, nMortgage, Inc.

     On August 15, 2000, we reached an agreement in principal to rescind the acquisition of First Bankers Mortgage Services, Inc. effective June 28, 2000. Under the terms of the rescission agreement, all assets and liabilities of First Bankers Mortgage Services, Inc. as of June 28, 2000 were returned to the former owner of First Bankers Mortgage Services, Inc. We retained certain intellectual property rights valued at approximately $2,500,000 related to the Internet-based mortgage banking business of nMortgage. Although all of the performance conditions were not met, we intend to issue an additional 50 shares of Series E Convertible Preferred Stock as part of the agreement and rescission related to those conditions that were satisfied. As part of the settlement, we have agreed to issue up to 50 additional shares of its Series E Convertible Preferred Stock to fund the resolution of certain claims against First Bankers Mortgage Services, Inc. resulting in an aggregate of 300 shares of Series E Preferred Stock. As a result of the rescission, we were divested of the assets, liabilities, and operations of First Bankers Mortgage Services, Inc. as of June 28, 2000 and as a result, recorded a loss of $3,979,000, which represents the write off of our investment in First Bankers Mortgage Services, Inc., including remaining goodwill as of the date of the rescission, net of technological rights retained. The operating results of First Bankers Mortgage Services, Inc. have been included in the consolidated statement of operations from the date of acquisition through the date of rescission.

     The holders of the Series E Convertible Preferred Stock are not entitled to dividends, do not have a liquidation preference and do not have voting rights. Each outstanding share of Series E Convertible Preferred Stock automatically converts to 1,000 shares of our common stock upon (i) the approval of proposal number one, the increase in the authorized shares of common stock from 7,500,000 shares to 50,000,000; (ii) our subsequent merger with or into another company; or (iii) the sale of substantially all of our assets.

SUMMARY OF SECURITIES AUTHORIZED AND ISSUED IN ASSOCIATION WITH THE ACQUISITIONS

                                                                           Number of Shares
                                                                           of Common Stock
                                                   Amount                  Outstanding or
                                                   Issued                    Underlying
                             Purpose or           or to be       Amount      Preferred
Title of Securities         Acquisition            Issued      Authorized     Stock(1)
-------------------         -----------           --------     ----------    ----------
Series D 6% convertible   Acquisition of
preferred stock           First Bankers
                          Mortgage Services,
                          Inc.                     1,200(2)       3,500        428,570

Series E convertible      Acquisition of
preferred stock           First Bankers
                          Mortgage Services,
                          Inc.                       250(3)       1,093        250,000

Series F convertible      Acquisition of
preferred stock           The Meridian
                          Residential
                          Group, Inc.            460,000(4)     460,000        525,715

Series G convertible      Acquisition of
preferred stock           The Meridian
                          Residential
                          Group, Inc.              1,300(5)       1,300        464,290

New series of preferred   Acquisition of
stock                     Key Financial
                          Systems, Inc. and
                          Nova Financial
                          Systems, Inc.               (6)         5,500(6)         (6)

Common Stock              Acquisition of
                          Key Financial
                          Systems, Inc. and
                          Nova Financial
                          Systems, Inc.        7,140,000(7)         (7)      7,140,000
                                                                             ---------
Total                                                                        8,808,575
                                                                             =========

(1) The number of shares of common stock is estimated for the Series D and G convertible preferred stock based upon the recent price of our common stock.
(2) Number of shares issued in association with the private placement to raise proceeds for the acquisition of First Bankers Mortgage Services, Inc. and general working capital purposes.
(3) Number of shares issued in association with the acquisition of First Bankers Mortgage Services, Inc.
(4) 425,0000 shares issued in association with the acquisition of The Meridian Residential Group, Inc., remaining 35,000 shares issued for other purposes.
(5) Number of shares issued in association with the private placement to raise proceeds for the acquisition of The Meridian Residential Group, Inc. and the purchase of the GreatRate.com intellectual property by nMortgage and general working capital purposes.
(6) We may issue up to 5,500 shares of a new series of preferred stock in exchange for net proceeds of $5,000,000 (net of $500,000 issue costs), which is to be used to finance our acquisition of Key Financial Systems, Inc. and Nova Financial Systems, Inc. No shares have been issued yet. The new series of preferred stock will contain a beneficial conversion feature similar to the Series G preferred stock in which the preferred stock may be converted at any time at a price per share of common stock equal to the lesser of (a) $6.50 or (b) 65% of the market price of our common stock.
(7) The number of shares of common stock issued will be the greater of 7,140,000 or 50% of our outstanding common stock on a post acquisition basis. The issuance of common stock is conditioned upon the approval of the increase in authorized shares from 7,500,000 to 50,000,000.

     The following table summarizes the comparative ownership and capital contributions of our stockholders prior to and after the issuance of common stock and warrants in the acquisition of Key Financial Systems, Inc. and Nova Financial Systems, Inc.

                             ACCRETION AND DILUTION
                     (in thousands, except per share data)

                                              Nine months ended
                                                 September 30,           Year Ended December 31,
                                             --------------------    --------------------------------
Historical                                     2000        1999        1999        1998        1997
----------                                   --------    --------    --------    --------    --------

Net loss .................................    (10,380)     (2,198)     (7,717)     (1,981)     (3,923)

Less amortization of discount
on preferred stock .......................       (700)     (3,217)     (3,218)

Less deemed preferred stock dividends
                                                 (113)        (33)        (51)
                                             --------    --------    --------    --------    --------
Net loss available to common
stockholders .............................   $(11,193)   $ (5,448)   $(10,986)   $ (1,981)   $ (3,923)
                                             ========    ========    ========    ========    ========
Weighted average number of shares
outstanding during the period ............      7,140       6,542       6,718       4,417       3,193
                                             ========    ========    ========    ========    ========

Basic and diluted net loss per share .....   $  (1.57)   $  (0.83)   $  (1.64)   $  (0.45)   $  (1.25)
                                             ========    ========    ========    ========    ========

AGGREGATE ACCRETION/DILUTION PER SHARE

Net loss available to common
stockholders (historical) ................   $(11,193)   $ (5,448)   $(10,986)   $ (1,981)   $ (3,923)
                                             ========    ========    ========    ========    ========

Weighted average number of shares
outstanding during the period (historical)      7,140       6,542       6,718       4,417       3,193

Net number of shares to be issued on
the assumed issuance of shares in
Key/Nova transaction .....................      7,140       6,542       6,718       4,417       3,193

Net number of shares to be issued on the
assumed exercise of stock options
and warrants .............................      2,356       1,266       1,266         749         312

Net number of shares to be issued on
the assumed exercise of stock options
and warrants in the Key/Nova transaction .      2,356       1,266       1,266         749         312

Shares issued on the assumed conversion
of convertible preferred stock ...........      2,756       2,121       2,364       3,063      19,749
                                             --------    --------    --------    --------    --------
Number of shares used in the computation
of diluted earnings per share ............     21,748      17,737      18,332      13,395      26,759
                                             ========    ========    ========    ========    ========

Diluted net income (loss) per share ......   $  (0.51)   $  (0.31)   $  (0.60)   $  (0.15)   $  (0.15)
                                             ========    ========    ========    ========    ========

                  SALE OF SERIES G CONVERTIBLE PREFERRED STOCK

     On September 6, 2000, we completed the private placement of 1,300 shares of our Series G 6% Convertible Preferred Stock, receiving net proceeds of $1,240,000. The proceeds from this transaction were used in connection with the Meridian Residential Group, Inc. acquisition, the purchase of the GreatRate.com intellectual property by nMortgage and general working capital purposes. The Series G Preferred Stock has a stated value of $1,000 per share and bears dividends at 6% per annum, payable quarterly commencing September 30, 2000, when, as and if declared by our board of directors. Dividends may be payable by us in cash or, at our option, shares of common stock. The Series G 6% Convertible Preferred Stock is convertible, together with any accrued but unpaid dividends, at any time and from time to time into shares of our common stock at a conversion price per share equal to the lesser of $6.50 or 65% of the market price upon the occurrence of certain material events. All outstanding Series G 6% Convertible Preferred Stock shall be automatically converted into common stock on August 31, 2003.

     The Series G 6% Convertible Preferred Stock is redeemable at our option at any time at a redemption price equal to $1,350 per share plus any accrued but unpaid dividends. We are required to redeem the Series G 6% Convertible Preferred Stock if our stockholders have not approved an increase in the number of shares of authorized common stock from 7,500,000 to 50,000,000 effective on or before March 4, 2001 or a registration statement relating to the resale of certain shares of our common stock underlying the Series G 6% Convertible Preferred Stock is not declared effective on or before 180 days of its filing.

                         DESCRIPTION OF PREFERRED STOCK

     Our preferred stock is so-called "blank check" preferred since our board of directors may fix or change the terms, including: (i) the division of such shares into series; (ii) the dividend or distribution rate; (iii) the dates of payment of dividends or distributions and the date from which they are cumulative; (iv) liquidation price; (v) redemption rights and price; (vi) sinking fund requirements; (vii) conversion rights; (viii) restrictions on the issuance of additional shares of any class or series. As a result, our board of directors are entitled to authorize the creation and issuance of up to 2,000,000 shares of preferred stock in one or more series with such terms, limitations and restrictions as may be determined in our board of director's sole discretion, with no further authorization by our stockholders except as may be required by applicable laws or securities exchange listing rules.

     The holders of shares of preferred stock have only such voting rights as are granted by law and authorized by the board of directors with respect to any series thereof. Our board of directors has the right to establish the relative rights of the preferred stock in respect of dividends and other distributions and in the event of the voluntary or involuntary liquidation, dissolution or winding up of our affairs as compared with such rights applicable to the common stock and any other series of preferred stock.

     The effect of preferred stock upon the rights of holders of common stock may include: (i) the reduction of amounts otherwise available for payment of dividends on common stock to the extent that dividends are payable on any issued shares of preferred stock; (ii) restrictions on dividends on common stock if dividends on preferred stock are in arrears; (iii) dilution of the voting power of the common stock and dilution of net income and net tangible book value per share of common stock as a result of any such issuance, depending on the number of shares of common stock not being entitled to share in our assets upon liquidation until satisfaction of any liquidation preference granted to shares of preferred stock. It is not possible to state the effect that other series of preferred stock may have upon the rights of the holder of common stock until the board of directors determines the terms relating to those series of preferred stock.

     Currently, we have the following series of preferred stock outstanding and the board of directors has no present commitment, arrangement or plan that would require the issuance of shares of preferred stock in connection with an equity offering, merger, acquisition or otherwise:

     o SERIES D 6% CONVERTIBLE PREFERRED STOCK, STATED VALUE, $1,000 PER SHARE. The Series D 6% Convertible Preferred Stock ranks prior to our common stock and pari passu with other series of preferred stock issued prior to the Series D 6% Convertible Preferred Stock and senior to any series of preferred stock issued after the Series D 6% Convertible Preferred Stock. The Series D 6% Convertible Preferred Stock entitles its holder to 6% annual dividends, payable quarterly. The Series D6% Convertible Preferred Stock liquidation preference is equal to the sum of the stated value of each share plus an amount equal to 30% of the stated value plus the aggregate of all accrued and unpaid dividends on each share of Series D 6% Convertible Preferred Stock until the most recent dividend payment date or date of our liquidation, dissolution or winding up. Lastly, the Series D 6% Convertible Preferred Stock is convertible at any time, and from time to time at a conversion price per share of common stock equal to 65% of the market price of the common stock. The number of shares of common stock due upon conversion of each share of Series D 6% Convertible Preferred Stock is (i) the number of shares to be converted, multiplied by (ii) the stated value of the Series D 6% Convertible Preferred Stock and divided by (iii) the applicable conversion price. As of December 15, 2000, 1,200 shares of Series D 6% Convertible Preferred Stock were outstanding.

     o SERIES E CONVERTIBLE PREFERRED STOCK. The Series E Convertible Preferred Stock is not entitled to dividends, does not have a liquidation preference and does not have voting rights. The outstanding shares of Series E Convertible Preferred Stock automatically converts to 300,000 shares of common stock upon (i) the approval if the increase in the authorized shares of common stock from 7,500,000 shares to 50,000,000 or our subsequent merger with or into another company or (iii) the sale of substantially all of our assets. As of December 15, 2000, 250 shares of Series E Convertible Preferred Stock were outstanding.

     o SERIES F CONVERTIBLE PREFERRED STOCK. The Series F Convertible Preferred Stock has a stated value of $8.00 per share and each share is convertible into shares of our common stock any time and from time to time at the option of the holder until March 7, 2004, at a conversion price of $7.00 per share. On March 7, 2004, all remaining outstanding shares of Series F Convertible Preferred Stock shall be automatically converted into shares of our common stock. To the extent that the holders realize proceeds from the sale of the shares of common stock in an amount that is less than conversion price, we have agreed to issue the holders additional shares of our common stock having a market value equal to any such deficiency. As of December 15, 2000, 460,000 shares of Series F Convertible Preferred Stock were outstanding.

     o SERIES G CONVERTIBLE PREFERRED STOCK. The Series G Convertible Preferred Stock has a stated value of $1,000 per share and bears dividends at 6% per annum, payable quarterly commencing September 30, 2000, when, as and if declared by our board of directors. Dividends may be payable by us in cash or, at our option, shares of common stock. The Series G Convertible Preferred Stock is convertible, together with any accrued but unpaid dividends, at any time and from time to time into shares of our common stock at a conversion price per share equal to the lesser of $6.50 or 65% of the market price upon the occurrence of certain material events. All outstanding shares of Series G Convertible Preferred Stock shall be automatically converted into common stock on August 31, 2003. The Series G Convertible Preferred Stock are redeemable at our option at any time at a redemption price equal to $1,350 per share plus any accrued but unpaid dividends. We are required to redeem the Series G Convertible Preferred Stock if our stockholders have not approved an increase in the number of shares of authorized common stock from 7,500,000 to 50,000,000 effective on or before March 4, 2001 or a registration statement relating to the resale of certain shares of our common stock underlying the Series G Convertible Preferred Stock is not declared effective on or before 180 days of its filing. As of December 15, 2000, 1,300 shares of Series G Convertible Preferred Stock were outstanding.

                              OPTIONS AND WARRANTS

     The 2,356,400 shares of common stock reserved for issuance upon the exercise of outstanding warrants and options are comprised of the following:

     o 86,400 shares are reserved for issuance upon the exercise of options granted under our 1993 Stock Option Plan exercisable until July 4, 2005 at a price of $3.00 per option.

     o 1,700,000 shares are reserved for issuance upon the exercise of options granted under our 1999 Stock Option Plan. 1,000,000 shares are exercisable until January 5, 2004 at an exercise price of $6.75 per option and 700,000 shares are exercisable until April 17, 2005 at an exercise price of $5.50 per option.

     o 60,000 shares are reserved for issuance upon the exercise of warrants exercisable until January 20, 2002. Of this amount, 10,000 warrants are exercisable at a price of $8.895 per warrant. The remaining amount, 50,000 warrants, are exercisable at a price of $10.00 per warrant.

     o 50,000 shares are reserved for issuance upon the exercise of warrants exercisable until April 30, 2002 at an exercise price of $9.875 per warrant.

     o 60,000 shares are reserved for issuance upon the exercise of warrants exercisable until April 17, 2005 at an exercise price of $5.50 per warrant.

     o 120,000 shares are reserved for issuance upon the exercise of warrants exercisable until August 31, 2002 at an exercise price of $5.50 per warrant.

     o 100,000 shares are reserved for issuance upon the exercise of warrants exercisable until April 17, 2005 at an exercise price of $5.50 per warrant.

     o 50,000 shares are reserved for issuance upon the exercise of warrants exercisable until April 17, 2005 at an exercise price of $5.50 per warrant.

     o 130,000 shares are reserved for issuance upon the exercise of warrants exercisable until September 5, 2003 at an exercise price of $6.64 per warrant.

     In addition, pursuant to the anti-dilution provisions in the agreement for the acquisitions of Nova Financial Systems Inc. and Key Financial Systems, Inc., we must issue at the closing of these transactions a warrant which equals on a one for one basis all outstanding options and warrants then exercisable into our common stock. Presently, this would constitute a warrant allowing the holder to purchase 2,356,400 shares of our common stock at an exercise price of $6.60 per share which is the weighted average exercise price of all warrant sand options currently outstanding. The exact terms of the warrant may change based upon any changes in outstanding options or warrants to purchase our common stock which take place prior to closing.

VOTE REQUIRED

     The affirmative vote of the majority of the outstanding stock of each class entitled to vote thereon as a class, at the stockholders' meeting will be required to adopt the proposed amendment to paragraph 4 of the Certificate of Incorporation. Abstentions on a proposal will be counted as votes against that proposal. Broker non-votes will not be counted as shares represented at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK.

                               PROPOSAL NUMBER TWO
       TO DISTRIBUTE ALL OF OUR ASSETS AND LIABILITIES TO EQUITEX 2000 AND
           TO DISTRIBUTE ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                       OF EQUITEX 2000 TO OUR STOCKHOLDERS

     Our board of directors recommends the distribution of all of our assets and liabilities to Equitex 2000 and to distribute all of the outstanding shares of common stock of Equitex 2000 to our stockholders on the basis of one share of common stock of Equitex 2000 for each share of our common stock.

RISK FACTORS

     You should be aware that the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock involves certain risks, including those described under "Risk Factors," that could adversely affect the value of your holdings.

BACKGROUND AND REASONS FOR THE DISTRIBUTION AND SPIN-OFF

     Our board of directors believes that the distribution of all of our assets and liabilities to Equitex 2000 and the spin-off of Equitex 2000 common stock will serve a number of purposes, including:

     o increasing the ability of both companies to improve the corporate fit and focus of their respective businesses;

     o facilitating acquisitions by both companies by improving the attractiveness of their respective capital stock as acquisition currency; and

     o allowing both companies to effectively motivate and enhance management performance by providing equity compensation and incentives more closely tied to the businesses in which the employees work.

                          THE DISTRIBUTION AND SPIN-OFF

     If our stockholders approve the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock, we anticipate that its board of directors will authorize the various components of the distribution and declare a special dividend payable in Equitex 2000 common stock and set a record date for that dividend. The distribution would involve the actions described below.

     We will contribute the following to Equitex 2000:

     o all of our cash, or such lesser amount as our board of directors may determine in its sole discretion;

     o all securities and investments owned by us in our investee companies including our interests in First TeleServices, Inc. and First TeleBank Corp.;

     o all shares of Meridian Residential Group, our wholly-owned mortgage banking subsidiary;

     o any residual rights related to the First Bankers Mortgage Services, Inc. acquisition and rescission;

     o all shares of nMortgage, our Internet based mortgage banking subsidiary;

     o all receivables of any nature, including accounts and notes receivable;

     o    all furniture, fixtures and equipment; and

     o    any other assets that are related in any manner to our company.

     Equitex 2000 will assume all of our liabilities and will indemnify us and assume our prosecution or defense in the following lawsuits: WILLIAM G. HAYES, JR. LIQUIDATING AGENT FOR RDM SPORTS GROUP, INC. AND RELATED DEBTORS V. EQUITEX, INC., SMITH, GAMBRELL, RUSSELL, L.L.P., DAVID J. HARRIS, P.C., AND DAVID J. HARRIS, INDIVIDUALLY, Adversary Proceeding No., 00-1065 (U.S. Bankruptcy Court for the Northern District of Georgia, Newnan Division); and EQUITEX, INC. AND HENRY FONG V. BERTRAND T. UNGER, Case No. 98-CV-2437 (Dist. Ct. Arapahoe County, Colorado).

     We will distribute, in the form of a special dividend, all of the outstanding shares of common stock of Equitex 2000, on a pro rata basis, to the holders of our common stock as of a record date for the special dividend. Each of our shareholders will retain his shares of our common stock, and for each share of our common stock held by him on the record date for the special dividend contemplated by the distribution and spin-off, will be entitled to receive one share of Equitex 2000 common stock.

     Prior to its distribution to our stockholders, the Equitex 2000 common stock will be registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934 and Equitex 2000 shall have filed and sought to make effective an application for the inclusion of the Equitex 2000 common stock on the Nasdaq SmallCap Market. If Equitex 2000's application is not approved, its common stock may be traded on either the electronic bulletin board or the National Quotation Bureau, Inc.'s "Pink Sheets."

     Following the distribution and spin-off, we are expected to close on the acquisitions of Nova Financial Systems, Inc. and Key Financial Systems, Inc. as discussed under proposal number three below.

NO RIGHT OF APPRAISAL

     Our stockholders will not be entitled to appraisal rights under the Delaware General Corporation Law in connection with the distribution and spin-off.

FEDERAL INCOME TAX CONSEQUENCES RELATED TO THE DISTRIBUTION AND SPIN-OFF

     While the spin-off of Equitex 2000 common stock will be a taxable distribution to our stockholders, because we have no current and post-1913 accumulated earnings and profits, the distribution will be applied against, and reduce the adjusted basis of our common stock owned by the stockholder. If the distribution is greater than the adjusted basis of the stock, the excess is treated as gain from the sale or exchange of property.

CONDITIONS TO THE DISTRIBUTION AND SPIN-OFF

     The distribution and spin-off of Equitex 2000 common stock are conditioned upon, among other things:

     (i) approval of the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock by the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class; and

     (ii) there not being in effect any statute, rule, regulation or order of any court, governmental or regulatory body that prohibits or makes illegal the transaction contemplated by the distribution.

     Our board of directors has retained discretion, even if all conditions to the distribution and spin-off of Equitex 2000 common stock are satisfied, to abandon, defer or modify the distribution and/or spin-off of Equitex 2000 common stock.

           EQUITEX 2000'S BUSINESS AFTER THE DISTRIBUTION AND SPIN-OFF

     After the distribution by us of all of our assets and liabilities to Equitex 2000 and spin-off of Equitex 2000 common stock, Equitex 2000 will own and operate all of our assets distributed to it.

PRINCIPAL OFFICE OF EQUITEX 2000

    Equitex 2000, Inc.
    2401 PGA Boulevard, Suite 190
    Palm Beach Gardens, Florida 33410

DESCRIPTION OF EQUITEX 2000 CAPITAL STOCK

     Equitex 2000 has the authority to issue 52,000,000 shares of capital stock, consisting of 50,000,000 shares of common stock, $.01 par value and 2,000,000 shares of preferred stock, $.01 par value.

EQUITEX 2000 DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

     The directors, executive officers, and control persons of Equitex 2000 are as follows:

Name                  Age    Offices Held                      Length of Service
----                  ---    ------------                      -----------------
Henry Fong            64     President, Treasurer               Since inception
                             and Director

Thomas B. Olson       34     Secretary                          Since inception

Aaron A. Grunfeld     53     Director                           Since inception

Russell L. Casement   56     Director                           Since inception

     HENRY FONG. Mr. Fong has been the President, Treasurer and a director of Equitex 2000 since its inception. Mr. Fong is currently the president, treasurer and director of us. From 1987 to June 1997, Mr. Fong was chairman of the board and chief executive officer of RDM Sports Group, Inc. (f/k/a Roadmaster Industries, Inc.) a publicly held investee of us and was its president and treasurer from 1987 to 1996. Subsequent to Mr. Fong's departure from RDM, it filed Chapter 11 bankruptcy petitions for RDM and all of its subsidiaries with the U.S. Bankruptcy Court for the Northern District of Georgia on August 29, 1997. From July 1996 to October 1997, Mr. Fong was a director of IntraNet Solutions, Inc., a publicly-held investee company which provides internet/intranet solutions to Fortune 1000 companies and was the chairman of the board and treasurer of its predecessor company, MacGregor Sports and Fitness, Inc. from February 1991 until the two companies merged in July 1996. From January 1993 to January 20, 1999, Mr. Fong was chairman of the board and Chief Executive Officer of California Pro Sports, Inc., a publicly traded manufacturer and distributor of in-line skates, hockey equipment and related accessories. From 1959 to 1982 Mr. Fong served in various accounting, finance and budgeting positions with the Department of the Air Force. During the period from 1972 to 1981 he was assigned to senior supervisory positions at the Department of the Air Force headquarters in the Pentagon. In 1978, he was selected to participate in the Federal Executive Development Program and in 1981, he was appointed to the Senior Executive Service. In 1970 and 1971, he attended the Woodrow Wilson School, Princeton University and was a Princeton Fellow in Public Affairs. Mr. Fong received the Air Force Meritorious Civilian Service Award in 1982. Mr. Fong has passed the uniform certified public accountant exam. In March 1994, Mr. Fong was one of twelve CEOs selected as Silver Award winners in FINANCIAL WORLD magazine's corporate American "Dream Team."

     THOMAS B. OLSON. Mr. Olson has been Secretary of Equitex 2000 since its inception. Mr. Olson is currently our Secretary. From February 1990 to February 2000, Mr. Olson was a director, and from May 1994 to February 2000 secretary, of Immune Response, Inc. a publicly held investee of the Registrant which was recently merged with an unaffiliated third party company. Mr. Olson has attended Arizona State University and the University of Colorado at Denver.

     AARON A. GRUNFELD. Mr. Grunfeld has been a director of Equitex 2000 since its inception. Mr. Grunfeld is currently a director of us. Mr. Grunfeld has been engaged in the practice of law for the past 28 years and has been of counsel to the firm of Resch Polster Alpert & Berger, LLP, Los Angeles, California since November 1995. From April 1990 to November 1995, Mr. Grunfeld was a member of the firm of Spensley Horn Jubas & Lubitz, Los Angeles, California. Mr. Grunfeld received an A.B. in Political Science from UCLA in 1968 and a J.D. from Columbia University in 1971. He is a member of the California Bar Association.

     RUSSELL L. CASEMENT. Dr. Casement has been a director of Equitex 2000 since its inception. Mr. Casement is currently a director of us. Since 1969, Dr. Casement has been the president of his own private dental practice, Russell Casement, D.D.S., P.C., in Denver, Colorado. Dr. Casement earned a Doctor of Dental Science degree from Northwestern University in 1967. Dr. Casement is a member of the American Dental Association, the Colorado Dental Association and the Metro Denver Dental Association.

VOTE REQUIRED

     The affirmative vote of the majority of the outstanding stock of each class entitled to vote thereon as a class, at the stockholders' meeting will be required to approve the proposal to distribute all of our assets and liabilities to Equitex 2000 and to distribute all of the outstanding shares of common stock of Equitex 2000 to our stockholders. Abstentions on a proposal will be counted as votes against that proposal. Broker non-votes will not be counted as shares represented at the meeting. The board of directors recommends a vote FOR the proposal to distribute all of our assets and liabilities to Equitex 2000 and to distribute all of the outstanding shares of common stock of Equitex 2000 to our stockholders.

                              PROPOSAL NUMBER THREE
                    TO ACQUIRE ALL OF THE OUTSTANDING CAPITAL
                      STOCK OF NOVA FINANCIAL SYSTEMS, INC.
                       AND KEY FINANCIAL SYSTEMS, INC. IN
                  EXCHANGE FOR THE GREATER OF 7,140,000 SHARES,
                           OR 50%, OF OUR OUTSTANDING
                  COMMON STOCK ON A POST ACQUISITION BASIS PLUS
                        CASH CONSIDERATION OF $5 MILLION.
        THIS PROPOSAL IS SUBJECT TO THE APPROVAL OF PROPOSAL NUMBER ONE.

     Our board of directors recommends the approval of the acquisition of Nova Financial Systems, Inc. and Key Financial Systems, Inc.

     On June 29, 2000 we signed a definitive agreement with Nova Financial Systems, Inc. and Key Financial Systems, Inc. to acquire all the outstanding capital stock of Nova Financial Systems, Inc. and Key Financial Systems, Inc. in exchange for the greater of 7,140,000 shares or 50% of our outstanding common stock on a post acquisition basis plus cash consideration of $5 million. While these transactions are structured as reverse subsidiary mergers of our acquisition subsidiaries which do not require the approval of our stockholders, because more than 20% of our outstanding common stock will be issued in the transaction, the rules of the Nasdaq SmallCap Market require approval by our stockholders. We would operate Nova Financial Systems, Inc. and Key Financial Systems, Inc. as subsidiaries. Nova Financial Systems, Inc. and Key Financial Systems, Inc. are both financial companies which specialize in selling credit card programs designed for high credit risk clients. Consummation of the Nova Financial Systems, Inc. and Key Financial Systems, Inc. mergers is subject to a number of conditions, including: (i) the distribution of all of our assets and liabilities to Equitex 2000 and the spin-off of Equitex 2000 common stock; (ii) the approval of the Nova Financial Systems, Inc. and Key Financial Systems, Inc. mergers by our stockholders; and (iii) the approval of the increase in the authorized shares of common stock from 7,500,000 shares to 50,000,000 shares. Nova Financial Systems, Inc. and Key Financial Systems, Inc. may waive the approval of the increase in authorized shares if our shareholder meeting has not been held prior to the closing of the mergers or the closing may be postponed until our shareholder meeting has been held and an amended Certificate of Incorporation has been filed in Delaware.

    BUSINESS OF NOVA FINANCIAL SYSTEMS, INC. AND KEY FINANCIAL SYSTEMS, INC.

     Key Financial Systems, Inc. was established in Clearwater, Florida in June 1997 to design, market and service credit card products aimed at the sub-prime credit market. In late 1998, a sister company, Nova Financial Systems, Inc., was formed to provide the same services as Key Financial Systems, Inc. for Key Financial Systems, Inc.'s second bank client. Key Financial Systems, Inc. marketed the Pay As You Go credit card program for Key Bank & Trust until April of 1999 and is actively marketing the Pay As You Go credit card program with Net 1st National Bank. Nova Financial Systems, Inc. marketed the Pay As You Go program for Merrick Bank until September of 1999. Under its contracts with Key Bank & Trust and Net 1st National Bank, Key Financial Systems, Inc. has 100 percent loan participation interest in the Pay As You Go portfolios. The net loan balances on each portfolio is recorded by Key Financial Systems, Inc. and all credit card income associated with each portfolio flows to Key Financial Systems, Inc. under the agreement. Key Financial Systems, Inc. is responsible for all losses and servicing costs including processing costs incurred on the portfolio with third party service providers and the bank client. Nova Financial Systems, Inc. has the same type of relationship with Merrick Bank. As of December 31, 2000, Key Financial Systems, Inc. and Nova Financial Systems, Inc. have processed over 897,000 credit card applications and currently have 81,799 active credit card accounts.

     Together, Key Financial Systems, Inc. and Nova Financial Systems, Inc. are a full service organization, operating from 17,000 square feet with 102 employees. They provide credit card portfolio management services including:

     APPLICATION PROCESSING. Key Financial Systems, Inc. and Nova Financial Systems, Inc. provide automated application processing services with a proprietary software system including application entry by data file or paper, underwriting and data edits, processing fee payment processing by ACH or check, and return item processing. Key Financial Systems, Inc. and Nova Financial Systems, Inc. generate files for uploading new credit card account records to Equifax and FDR.

     CUSTOMER SERVICE. Key Financial Systems, Inc. and Nova Financial Systems, Inc. handle inbound customer service calls and written correspondence from customers concerning their application or credit card account. They have access to Equifax and FDR for card servicing and use their in-house application processing system for access to application information. They also provide customers the ability to make payments over the telephone.

     MEDIATION. Key Financial Systems, Inc. and Nova Financial Systems, Inc. have designated specialists to provide mediation between their bank clients and their customers. They have established formal procedures for managing customer complaints and have a formal reporting process to their client banks.

     COLLECTIONS. Key Financial Systems, Inc. and Nova Financial Systems, Inc. provide collection services for their portfolios. They use proprietary dialing software and collections management techniques to effectively collect sub-prime credit card accounts.

     RISK MANAGEMENT. Key Financial Systems, Inc. and Nova Financial Systems, Inc. monitor suspect authorization activity and unusually large or suspicious payment activity. They provide all account control functions to minimize loss exposure from payment and sales activity.

     ACCOUNTING. Key Financial Systems, Inc. and Nova Financial Systems, Inc. process exception payments and all payment returns. They control and process fee adjustments pursuant to the client Bank's policy. They perform the daily settlement accounting for the credit card portfolio. They have developed a proprietary commission accounting system to track compensation due their marketing vendors.

     MANAGEMENT INFORMATION SYSTEMS. Key Financial Systems, Inc. and Nova Financial Systems, Inc. use cutting-edge technologies in hardware and software and have their own internal software development capabilities. Their technology resources include:

     o    Proprietary application processing system;
     o Proprietary ACD (Automated Call Distribution) telephone system; o Proprietary dialing systems using Dialogic hardware;
     o    Customized reporting from any application system;
     o    FoxPro, Sequel Server and Microsoft Access Databases; and
     o    NT Network with interfaces to FDR and Equifax.

     Support equipment includes:

     o    8 servers;
     o    250 personal computers; and
     o    DS3 (576 incoming and outbound telephone lines).

     PRODUCT. Key Financial Systems, Inc. currently offers an innovative product to customers with poor or little credit histories. There are no credit checks or credit turndowns. Key Financial Systems, Inc. designed a "Pay-As-You-Go" credit card that is issued with a $500 credit limit, with zero availability at issuance. The customers must make payments to have available credit on their account. This is accomplished by charging the customer's account at issuance, with a fully refundable "Reservation Fee" of $500. The fee is refunded as a credit to the customer's account at closure, either at the customer's request or if the account is charged-off. There is an $8 monthly membership fee and the balance is not subject to any interest charge. The account requires a minimum payment of 3%, or $15 for each billing statement.

     KEY FINANCIAL SYSTEMS, INC. AND NOVA FINANCIAL SYSTEMS, INC. TARGET MARKET. The opinions on the size of the sub-prime market vary depending on the particular label described, however, a 1996 survey from Faulkner and Gray, a respected research firm, estimated the size of this market in the U.S. at 30 million and growing. More recent surveys by MasterCard International indicate the number to be at least twice as large. There are two basic segments in this market:

     1. EMERGING/THIN FILES - includes ethnic/immigrants groups, youth, elderly on fixed income, divorced, widows/widowers; and

     2. RECOVERING/CREDIT IMPAIRED - includes credit abusers with a history of credit problems including bankruptcies and those who have experienced a catastrophic one-time life event that destroyed their credit, such as death, illness or divorce.

     According to MasterCard International, this large underdeveloped segment includes 25-30% of U.S. households. This market has continuous segment growth and a 50% higher profit potential than the industry average (i.e. interest rates, processing fees, annual/membership fees, ancillary fees, etc.).

     COMPETITION. Today, sub-prime credit cards continue to be marketed successfully to consumers throughout the U.S. with poor or limited credit histories. Generally, four types of credit cards are offered to sub-prime consumers in the marketplace:

          1.     Fully secured;
          2.     Partially secured;
          3.     High fee unsecured; and
          4.     Low limit unsecured.

     The fully secured credit card is collateralized by a savings account equal to the credit limit. This type of credit card is difficult to sell and therefore not marketed as aggressively today. The fully secured card has low risk but has a high acquisition cost since a deposit has to be collected up front, which creates a challenging marketing hurdle. Most of the major issuers of traditional unsecured cards offer fully secured credit cards through their branch systems and as an alternative to the unsuccessful applicants for a regular card.

     The partially secured credit card requires a collateral savings account but is issued with some unsecured credit - usually $50 - $300. The major issuers of these types of cards are Capital One, Providian, First National Bank of Marin, First Consumers National Bank, Sterling Bank, and most others in the sub-prime segment. The product is offered through all major distribution channels, including direct mail, telemarketing, television and the Internet. While the credit exposure per account is limited, issuers use credit based underwriting and decline applicants for card issuance.

     The high fee unsecured credit card generally has less credit exposure than partially secured credit cards. A high non-refundable fee is charged on the card in order to limit the amount of available credit. Most of these card programs do not collect a up front processing fee. The high fee card programs are usually offered by banks that specialize in arranging relationships with marketing companies that sell the product and purchase the receivable from the issuing banks.

     Many issuers, based on credit scoring models that have been developed in recent years, are now offering a low limit unsecured product. They are targeting the "improving" segment of the sub-prime customer base. Most have annual fees and many charge an application processing fee. Providian, Capital One, First Consumers National Bank, First Premier Bank, NA and many others are aggressively marketing this product. These programs have a significant number of declined applications as a large segment of the sub-prime market will not qualify.

     The Pay As You Go credit card was designed with the purpose of having a low risk profile for Key Financial Systems, Inc. and Nova Financial Systems, Inc. while being more competitive than most other sub-prime credit cards in the market. All the other programs charge a high interest rate with an annual fee. In most cases, Key Financial Systems, Inc.'s membership fee is less costly than the interest and annual fee charged on other programs. Key Financial Systems, Inc. and Nova Financial Systems, Inc. have no credit turn downs, which significantly improves response rates and the financial effectiveness of their marketing efforts. There will always be a significant number of consumers that will not qualify for the other sub-prime products or do not want to invest in a collateral savings account.

     The Pay As You Go credit card has been marketed by First National Bank of Brookings, S.D. and is currently being marketed by Affinity Marketing and Sales, Inc. for the Bank of Hoven, S.D. under a licensing arrangement with Key Financial Systems, Inc. Key Financial Systems, Inc. shall receive a monthly fee equal to $.50 per active account on file for all Pay As You Go credit cards issued by the Bank of Hoven from the marketing efforts of Affinity Marketing.

     MARKETING. Key Financial Systems, Inc. and Nova Financial Systems, Inc. have developed strategic relationships with companies that have significant marketing abilities in the major distribution channels, including inbound/outbound telesales, direct mail, television, and the Internet. Key Financial Systems, Inc. and Nova Financial Systems, Inc. manage and control all marketing programs related to the products offered by them. In addition, Key Financial Systems, Inc. and Nova Financial Systems, Inc. have access to proprietary methods of managing lists to identify the best potential customers from lists available in the market.

     Currently Key Financial Systems, Inc. and Nova Financial Systems, Inc.'s most active distribution channel is the Internet. Key Financial Systems, Inc. markets through alliances with a number of popular Internet web sites including:
Creditland.com, uproar.com, Mail.com, Spinway.com, GetSmart.com, NetCreations.com, Lendingtree.com, winvite.com and USA.net. Internet customers are directed to the Net 1st site by a combination of banner links displayed on thousands of web sites, including those listed above, and approved e-mail programs. The Pay As You Go card was recently ranked as the number five most popular credit card site on the Internet by top9.com which reported over four million unique visitors during the month of November 2000.

     On November 15, 2000, Key Financial Systems, Inc. temporarily suspended marketing, including the Internet site, for Net 1st National Bank. This suspension was at the request of the Bank to conform to the requirements of a Consent Order between Net 1st National Bank and Office of the Comptroller of the Currency. Net 1st National Bank was required to obtain legal opinions that Key Financial Systems, Inc.'s credit card marketing and the Pay As You Go program conforms to all applicable federal and state laws. The necessary opinions have been prepared and have been forwarded to the Office of the Comptroller of the Currency. On December 15, 2000, Net 1st National Bank notified Key Financial Systems, Inc. to resume marketing the Pay As You Go credit card on its behalf.

     DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS OF KEY FINANCIAL SYSTEMS, INC. AND NOVA FINANCIAL SYSTEMS, INC. The directors, executive officers, and control persons of Key Financial Systems, Inc. and Nova Financial Systems, Inc. are as follows:


Name               Age   Offices Held                  Length of Service

Charles R. Darst   53    Director, Secretary           Since inception as a
                                                       director, since September
                                                       2000 as secretary

Scott A. Lucas     49    President, Chief Financial    Since inception as a
                         Officer and Director          director, since 1998 as
                                                       president

     CHARLES R. DARST. Mr. Darst has been a board director and Director of Marketing of the Key Financial Systems, Inc. and Nova Financial Systems, Inc. from their inception. He has been an owner, partner, and operating manager of several businesses over 25 years, including: Quintel Cellular, LC (a joint venture with a public company to market prepaid cellular); Big Dog Management (list brokerage); Account Services, Inc. (electronic funds transfer ACH and

SEAs); Direct Sources, Inc. (membership buying clubs); US Power Corp. (solar energy); and Airport Flea Market. Mr. Darst serves as Chairman of the Ethics Committee on National Automated Payment Associated Board of Directors.

     SCOTT A. LUCAS. Mr. Lucas has been a director of Key Financial Systems, Inc. and Nova Financial Systems, Inc. since their inception. Since September of 1998 he has served as President of Key Financial Systems, Inc. He has served in the same capacities for Nova Financial Systems, Inc. since its inception. From 1993 through 1997 Mr. Lucas held various executive management positions with First National Bank of Marin and its affiliates. In all, Mr. Lucas has more than 26 years experience in the financial services industry, where he has held positions as President, COO, CFO, Vice President and other management positions in banking and insurance. Mr. Lucas received a B.S. in Business Administration from the University of California, Berkeley in 1973.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND AFFILIATES OF KEY FINANCIAL SYSTEMS, INC.

     Set forth below is certain formation as of November 30, 2000, with respect to ownership of Key Financial Systems, Inc.'s common stock held of record or beneficially by (i) Key Financial Systems, Inc.'s executive officers, (ii) each director of Key Financial Systems, Inc., (iii) any affiliates; and (iv) all directors and executive officers as a group:

NAME AND ADDRESS                NUMBER OF COMMON          PERCENTAGE OWNED OF
OF BENEFICIAL OWNER             STOCK OWNED               COMMON STOCK

Charles R. Darst
734 Weedon Drive NE
St. Petersburg, FL 33702               388                     19.4%

Scott A. Lucas
3406 Primrose Way
Palm Harbor, FL 34683                  240                     12.0%

All officers an directors
as a group (two persons)               628                     31.4%

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND AFFILIATES OF NOVA FINANCIAL SYSTEMS, INC.

     Set forth below is certain formation as of November 30, 2000, with respect to ownership of Nova Financial Systems, Inc.'s common stock held of record or beneficially by (i) Nova Financial Systems, Inc.'s executive officers, (ii) each director of Nova Financial Systems, Inc., (iii) any affiliates; and (iv) all directors and executive officers as a group:

NAME AND ADDRESS                NUMBER OF COMMON          PERCENTAGE OWNED OF
OF BENEFICIAL OWNER             STOCK OWNED               COMMON STOCK

Charles R. Darst
734 Weedon Drive NE
St. Petersburg, FL 33702               194                     19.4%

Scott A. Lucas
3406 Primrose Way
Palm Harbor, FL 34683                  120                     12.0%

All officers an directors
as a group (two persons)               314                     31.4%

PRINCIPAL OFFICE OF KEY FINANCIAL SYSTEMS, INC.

Key Financial Systems, Inc.
5770 Roosevelt Blvd., Suite 410
Clearwater, Florida 33760-3431
(727) 524-8410

PRINCIPAL OFFICE OF NOVA FINANCIAL SYSTEMS, INC.

Nova Financial Systems, Inc.
5770 Roosevelt Blvd., Suite 410
Clearwater, Florida 33760-3431
(727) 524-8410


                             SELECTED FINANCIAL DATA

     The selected combined financial data set forth below as of and for the periods ended December 31, 1999, 1998 and 1997 have been derived from the financial statements of Key Financial Systems, Inc. and Nova Financial Systems, Inc. which have been audited by McGladrey & Pullen, LLP. Combined balance sheet data and statement of operations data as of and for the nine-month periods ended September 30, 2000 and September 30, 1999, have been derived from their unaudited interim financial statements.

                      COMBINED BALANCE SHEET DATA (NOTE 1)
                                 (IN THOUSANDS)

                                          AS OF
                                        SEPTEMBER
                                           30,          AS OF DECEMBER 31,
                                          2000       1999     1998       1997
                                         -------   ---------------------------
                                                            (NOTE 2)  (NOTE 2)
Assets:
 Cash and cash equivalents ...........   $   555   $    58   $   337   $   --
 Receivables .........................     7,206     6,595     1,806       --
 Property, plant and equipment (net) .       285       304       213        34
 Other ...............................        17       624        40         5
 Total assets ........................     8,063     7,581     2,396        39

Liabilities:
 Accounts payable and accrued expenses     2,279     1,691     1,047         2
 Due to cardholders ..................     4,697     4,324     1,409       --
 Total liabilities ...................     6,976     6,015     2,456         2

Stockholders' equity (deficit) .......     1,087     1,566       (60)       37

NOTE 1: The combined balance sheet data and statement of operations data represents financial information from Key Financial Systems, Inc. and Nova Financial Systems, Inc. on a combined basis. Intercompany balances have been eliminated in combination.

NOTE 2: Key Financial Systems, Inc.'s date of inception was June 12, 1997 and Nova Financial Systems, Inc.'s date of inception was October 10, 1998.


                 COMBINED STATEMENT OF OPERATIONS DATA (NOTE 1)
                                 (IN THOUSANDS)

                           NINE MONTHS ENDED
                              SEPTEMBER 30,         YEARS ENDED DECEMBER 31,
                            2000        1999       1999       1998       1997
                          --------    --------   --------   --------   --------
                                                            (NOTE 2)   (NOTE 2)
Revenues ..............   $ 11,413    $ 17,797   $ 22,218   $  5,205   $   --
Expenses                     8,057      11,461     15,440      4,494         12
Provision for losses
 (recoveries) .........        (90)      1,088      1,188        260       --
                          --------    --------   --------   --------   --------
Net income (loss)......   $  3,446    $  5,248   $  5,590   $    451   $    (12)

NOTE 1: The combined balance sheet data and statement of operations data represents financial information from Key Financial Systems, Inc. and Nova Financial Systems, Inc. on a combined basis. Intercompany transactions have been eliminated in combination.

NOTE 2: Key Financial Systems, Inc.'s date of inception was June 12, 1997 and Nova Financial Systems, Inc.'s date of inception was October 10, 1998.

  KEY FINANCIAL SYSTEMS, INC. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     This section containing Key Financial Systems, Inc. Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the financial statements of Key Financial Systems, Inc. as of and for the periods ended September 30, 2000, December 31, 1999 and December 31, 1998 attached as Exhibit 3 to this proxy statement.

INTRODUCTION

     Key Financial Systems, Inc. designs and markets credit card products aimed at the sub-prime market. Key Financial Systems, Inc. marketed a Pay As You Go credit card program for Key Bank & Trust until April of 1999 and has an active contract with Net 1st National Bank. The credit cards are marketed under agreements that provide Key Financial Systems, Inc. with a 100% participation interest in the receivables and related rights associated with credit cards issued and requires the payment of monthly servicing fees to the client banks. Key Financial Systems, Inc. provides collection, customer service and other portfolio management services for the credit cards issued.

RESULTS OF OPERATIONS

1999 vs. 1998
-------------

CREDIT CARD INCOME

     Credit card servicing fees, Key Financial Systems, Inc.'s principal source of earnings, are credit card fees accessed on credit card accounts owned by Key Financial Systems, Inc.'s client bank. These include monthly membership fees, late charges, overlimit fees, and return check fees. The fees are paid to Key Financial Systems, Inc. under a 100% loan participation agreement with the client bank. Credit card servicing fees increased 229% to $11,628,340 over 1998 as a result of an increase in active credit card accounts. The average number of active accounts was 107,068 in 1999 versus 42,741 in 1998, a 151% increase. This increase in average active accounts was due to the majority of the new account volume in 1998 occurring in the second half of the year, 83% of the total annual volume of 142,116, and the 105,806 new accounts booked in the first four months of 1999.

PROVISION FOR LOSSES

     The provision for loan losses is the charge to operating earnings that management feels is necessary to maintain the reserve for possible loan losses at an adequate level. The provision in 1999 increased 97% over 1998. This increase was due to the higher number of active accounts in 1999 versus 1998. The reserve balance at December 31, 1999 is 72% lower than December 31, 1998 due to the reduction in credit card receivables of $30,047,059 or 57%, versus December 31, 1998. The provision is determined based on growth of the loan portfolio, the net amount of loan losses incurred, and management's estimation of potential future loan losses based on an evaluation of the loan portfolio risks, adequacy of underlying collateral, and economic conditions. At December 31, 1999 and 1998, Key Financial Systems, Inc.'s allowance for loan losses was $60,466 or 10.42% of loans, net of unearned income, compared to $217,872 or 16.27% of loans, net of unearned income. Management believes that the reserve for possible loan losses was adequate to provide for potential loan losses at December 31, 1999 and 1998.

OTHER INCOME

     Other income increased 298% to $4,827,558 over 1998 primarily due to servicing fee charges paid by an affiliate of Key Financial Systems, Inc. for credit card processing services provided during 1999 that did not occur in 1998. The other significant component of other income is applications fees, which declined 42% between 1999 and 1998. This decline was due to the cessation of new card marketing during 1999. Key Financial Systems, Inc. began marketing with a new client bank in January of 2000.

OPERATING EXPENSES

     During 1999 operating expenses increased $6,319,547 to $10,806,166. The increase is due to significant increases in personnel related costs of $3,447,910, payments to third party service providers of $1,942,711, occupancy and equipment of $290,514, and other operating expenses of $638,412. The increase in personnel related expenses is due to the increase in staff levels for servicing support for Key Financial Systems, Inc.'s credit card portfolio and the other portfolio that is serviced on behalf of our affiliate. The payment to third party vendors is for data processing and other portfolio services provided on Key Financial Systems, Inc.'s behalf. The increase in these costs is related to the growth in active credit card accounts. The increase in occupancy and equipment is directly related to the increase in staff. The increase in other operating expenses is due to the increase in the serviced portfolios, with the largest increase in telecommunications expense. These increases in operating expenses are partially offset by the increase in other income representing the portfolio servicing fee charges to our affiliate.

Nine months ended September 30, 2000 vs. 1999
---------------------------------------------

CREDIT CARD INCOME

     Credit card servicing fees decreased 47% to $5,089,512 from 1999 as a result of the decrease in active credit card accounts, which was due to Key Financial Systems, Inc. ceasing new credit card marketing from April 1999 to January 2000. Key Financial Systems, Inc. agreed to cease marketing of new accounts in April 1999 at the request of our initial client bank. The new card volume was transferred to the client bank of Key Financial Systems, Inc.'s affiliate company, Nova Financial Systems, Inc. The average number of active accounts during the first nine months of 2000 was 52,271 versus 117,063 in 1999, a 55% decrease. The new account volume in 2000 was 45,627 compared to 112,605 for the first nine months of 1999, a 60% decrease.

     The new application volume for the third quarter of 2000 is 59% higher than the first six months of 2000 (141,567 versus 89,072). While the application volumes have increased significantly, Key Financial Systems, Inc. expects that new credit card account volume will increase at a much lower rate for the balance of the year. Key implemented in June 2000 a new account activation procedure that will greatly reduce the number of credit cards issued to individuals that historically never activate their accounts. This will result in much lower closure, delinquency and charge-off rates on new accounts issued. The limited data since the new procedure was implemented supports the expected result. Of the 1,655 accounts booked in June under the new procedure, 82.7% are still active at the end of October 2000, as compared to 50.4% of the May 2000 sales that were still active at the end of September 2000.

     An additional benefit of the new procedure is significantly reduced new account and portfolio servicing costs. The historically high level of "non-activated" accounts results in significant expenditures for new account set-up, data processing, customer service and collections associated with accounts that Key Financial Systems, Inc. received no credit card revenue.

     On November 15, 2000 Key Financial Systems, Inc. temporarily suspended marketing for Net 1st National Bank. This suspension was at the request of the Net 1st National Bank to conform to the requirements of a Consent Order between Net 1st National Bank and the Office of the Comptroller of the Currency. Net 1st National Bank was required to obtain legal opinions that Key Financial Systems, Inc.'s credit card marketing and the Pay As You Go program conform to all applicable federal and state laws. The necessary opinions have been prepared and have been forwarded to the Office of the Comptroller of the Currency. On December 15, 2000, Net 1st National Bank notified Key Financial Systems, Inc. to resume marketing the Pay As You Go credit card program.

PROVISION FOR LOSSES

     The provision for the first nine months of 2000 decreased 95.2% compared to the same period in 1999. This decrease was due to a significant reduction in actual losses in 2000 and required reserve levels at September 30, 2000. The reserve balance at September 30, 2000 is 59.0% lower than the balance at September 30, 1999 due to the reduction in credit card receivables of $8,798,207 or 26.9%, versus September 30, 1999 and the lower actual loss experience in 2000. At September 30, 2000 and 1999, Key Financial Systems, Inc.'s allowance for loan losses was $59,898 or 9.5% of loans, net of unearned income, compared to $146,172 or 13.0% of loans, net of unearned income. Management believes that the reserve for possible loan losses was adequate to provide for potential loan losses at September 30, 2000 and 1999.

OTHER INCOME

     Other income decreased 32.2% to $2,973,157 versus the first nine months of 1999 primarily due to lower servicing fee charges paid by an affiliate of Key Financial Systems, Inc. for credit card processing services. Application processing fee income increased 86.3% to $2,191,907. This increase was due to higher new application volume in the first nine months of 2000 versus 1999.

OPERATING EXPENSES

     Operating expenses for the nine months ended September 30, 2000 decreased $3,321,032 to $5,322,556. The decrease is due to a 37.9% reduction in personnel related costs to $2,183,286, a 48.8% reduction in payments to third party service providers to $2,118,165, and a 9.0% reduction in other operating expenses to $708,402. The decrease in personnel related expenses is due to the lower staff levels for servicing support for Key Financial Systems, Inc.'s credit card portfolio and the other portfolio that is serviced on behalf of our affiliate. The decrease in third party servicing fees is related to the reduction in active credit card accounts. The increase in occupancy and equipment expense is due to additional space acquired in June of 1999 that is reflected in the 2000 expenses. The decrease in other operating expenses is due to the decrease in the serviced portfolios, with the largest decrease in telecommunications expense.

LIQUIDITY FOR 1999 VS. 1998 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 VS. SEPTEMBER 30, 1999

     Cash flow provided by operations from 1998 to 1999 increased 27% to 3,507,625 from $2,763,534. Cash flow provided by operations for the first nine months of 2000 was $3,907,758, a 78% increase compared to the same period in 1999. Key Financial Systems, Inc. is debt free and funds operating expenses and capital expenditures from current operating cash flow. Funds due under the loan participation agreements are received on a monthly basis shortly after each month end. Dividends made to the stockholders are paid net of projected required cash flows for operating expenses for the period to the next receipt of the monthly income distribution from the client banks.

INFLATION

     The amounts presented in the financial statements do not provide for the effect of inflation on Key Financial Systems, Inc.'s operations or its financial position. Key Financial Systems, Inc.'s assets and liabilities are primarily monetary in nature. However, the majority of the assets and liabilities are interest free and not subject to any effect from increases or decreases in market interest rates due to external economic factors.

 NOVA FINANCIAL SYSTEMS, INC. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     This section containing Nova Financial Systems, Inc. Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the financial statements of Key Financial Systems, Inc. as of and for the periods ended September 30, 2000, December 31, 1999 and December 31, 1998 attached as Exhibit 2 to this proxy statement.

INTRODUCTION

     Nova Financial Systems, Inc. designs and markets credit card products aimed at the sub-prime market. Nova Financial Systems, Inc. marketed a Pay As You Go credit card program for Merrick Bank until September of 1999. The credit cards were marketed under an agreement that provides Nova Financial Systems, Inc. with a 100% participation interest in the receivables and related rights associated with credit cards issued and requires the payment of monthly servicing fees to the client bank. Nova Financial Systems, Inc. ceased marketing new credit cards in August of 1999. The current revenues of Nova Financial Systems, Inc. are the result of the participation interest in the credit card portfolio. Most of Nova Financial Systems, Inc.'s expenses are variable, related to the number of active credit card accounts in the portfolio.

RESULTS OF OPERATIONS

1999 vs. 1998
-------------

CREDIT CARD INCOME

     Credit card servicing fees, Nova Financial Systems, Inc.'s principal source of earnings, are credit card fees accessed on credit card accounts owned by Nova Financial Systems, Inc.'s client bank. These include monthly membership fees, late charges, overlimit fees, and return check fees. The fees are paid to Nova Financial Systems, Inc. under a 100% loan participation agreement with the client bank. Credit card servicing fees increased to $7,278,767 over $1,102 for 1998 as a result of an increase in active credit card accounts. The average number of active accounts was 76,623 in 1999 versus 20 for 1998.

PROVISION FOR LOSSES

     The provision for loan losses is the charge to operating earnings that management feels is necessary to maintain the reserve for possible loan losses at an adequate level. The provision in 1999 increased to $676,343 versus $192 for 1998. This increase was due to the higher number of active accounts in 1999 versus 1998. The provision is determined based on growth of the loan portfolio, the net amount of loan losses incurred, and management's estimation of potential future loan losses based on an evaluation of the loan portfolio risks, adequacy of underlying collateral, and economic conditions. At December 31, 1999 and 1998, Nova Financial Systems, Inc.'s allowance for loan losses was $469,032 or 43.10% of loans, net of unearned income, compared to $192 or 17.60% of loans, net of unearned income. Management believes that the reserve for possible loan losses was adequate to provide for potential loan losses at December 31, 1999 and 1998.

OTHER INCOME

     Other income increased to $1,942,520 over the $2,751 in 1998 due to the increase in application fees received on new credit card accounts in 1999.

OPERATING EXPENSES

     During 1999, operating expenses increased from $7,377 to $8,349,475. The increase is due to the costs associated with the new credit card volume in 1999. This included $2,112,092 in payments to Nova Financial Systems, Inc.'s affiliate for application processing services, payments to third party vendors of $5,934,125 for data processing and other portfolio services, and other operating expenses of $303,258.

Nine months ended September 30, 2000 vs. 1999
---------------------------------------------

CREDIT CARD INCOME

     Credit card servicing fees decreased 21.0% to $3,725,268 from 1999 as a result of the decrease in active credit card accounts. The average number of active accounts during the first nine months of 2000 was 51,765 versus 59,434 in the same period of 1999, a 12.9% decrease.

PROVISION FOR LOSSES

     The provision for the first nine months of 2000 was a net credit of $118,596 versus a charge of $500,543 for the first nine months of 1999. The actual principal loss experience for 2000 has been significantly less than the projected loss exposure recorded at December 31, 1999. Some of the reduction in principal losses in 2000 was offset by an increase in the fee reversals per account at charge-off. The reserve balance at September 30, 2000 is 74.2% lower than the balance at September 30, 1999 due to the reduction in credit card receivables. At September 30, 2000 and 1999, Nova Financial Systems, Inc.'s allowance for loan losses was $117,721 or 23.6% of loans, net of unearned income, compared to $456,182 or 22.7% of loans, net of unearned income. Management believes that the reserve for possible loan losses was adequate to provide for potential loan losses at September 30, 2000 and 1999.

OTHER INCOME

     Other income was a net charge of $2,581 for the first nine months of 2000, as the result of refunds of application fees. There were no new application fees in 2000. Nova Financial Systems, Inc. established 153,598 new credit card accounts in the first nine months of 1999.

OPERATING EXPENSES

     Operating expenses for the nine months ended September 30, 2000 decreased to $3,407,526, a 41.3% decrease over the same period in 1999. The decrease is due to lower third party servicing fees and a decrease in collection fees paid to Nova Financial Systems, Inc.'s affiliate. The decrease in operating expenses is directly related to the lower level of active credit cards. In 1999, Nova Financial Systems, Inc. incurred new account processing costs that did not occur in 2000.

LIQUIDITY FOR 1999 VS. 1998 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000 VS. SEPTEMBER 30, 1999

     Cash flow provided by operations increased to $1,301,349 from 1998 to 1999. Cash flow provided by operations for the first nine months of 2000 was $283,351 compared to $2,400,966 for the same period in 1999. Nova Financial Systems, Inc. is debt free and funds operating expenses and capital expenditures from current operating cash flow. Funds due under the loan participation agreements are received on a monthly basis shortly after each month end. Dividends made to the stockholders are paid net of projected required cash flows for operating expenses for the period to the next receipt of the monthly income distribution from the client banks.

INFLATION

     The amounts presented in the financial statements do not provide for the effect of inflation on Nova Financial Systems, Inc.'s operations or its financial position. Nova Financial Systems, Inc.'s assets and liabilities are primarily monetary in nature. However, the majority of the assets and liabilities are interest free and not subject to any effect from increases or decreases in market interest rates due to external economic factors.

            EQUITEX AND EQUITEX 2000 PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information sets forth summary condensed consolidated historical and pro forma financial data of Equitex and Equitex 2000. The summary historical data has been derived from and should be read in conjunction with the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1999 and unaudited financial data included in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000, June 30, 2000 and September 30, 2000, all of which are incorporated herein by reference. The summary pro forma financial data has been derived from our unaudited pro forma condensed financial statements for the nine month period ended September 30, 2000 and for the year ended December 31, 1999 included in this proxy statement. You should read the following table in conjunction with the other financial information included and incorporated into this proxy statement.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

     On June 29, 2000, Equitex, Inc. and subsidiaries, a publicly traded company, signed a definitive agreement with Key Financial Systems, Inc. and Nova Financial Systems, Inc. to acquire all of the outstanding capital stock of Key Financial Systems, Inc. and Nova Financial Systems, Inc. in exchange for the greater of 7,140,000 shares of Equitex, Inc. common stock or 50% of Equitex, Inc.'s post-acquisition common stock outstanding and $5 million cash. Key Financial Systems, Inc. and Nova Financial Systems, Inc. are both financial services companies, which specialize in selling credit card programs designed for high credit risk clients. Prior to Equitex, Inc.'s acquisition of Key Financial Systems, Inc. and Nova Financial Systems, Inc., Equitex, Inc. has completed, or intends to complete, the following transactions:


     1. Effective September 27, 2000, Equitex, Inc., through a newly-formed subsidiary, GR.com, Inc., acquired all of the issued and outstanding common stock of the Meridian Residential Group, Inc. in exchange for 425,000 shares of Series F participating convertible preferred stock valued at approximately $2,922,000. The value of the Series F preferred stock was based upon the quoted market price of Equitex, Inc.'s common stock underlying the Series F preferred stock at the date of the acquisition, which was $6.875 per share at September 27, 2000. In addition, Equitex 2000, Inc., discussed below, is to issue additional shares of common stock to the Meridian Residential Group, Inc. the stockholders having a market value, at the time of issuance, equal to 20% of the annual increase in pre-tax net earnings compared to the immediately preceding year of the Meridian Residential Group, Inc. business for each of the five years subsequent to closing, commencing with the year ending December 31, 2000, subject to certain limitations as defined.

          Equitex, Inc., through its subsidiary nMortgage, Inc., also acquired the proprietary business model, website, trademarks, corporate names and all intellectual property rights related to the Meridian GreatRate.com business, including the names GreatRate.com and GreatRate Mortgage.com from Meridian Capital Group, LLC, a company affiliated with Meridian Residential Group, Inc. through common ownership, for $850,000 cash.

     2. In September 2000, Equitex, Inc. issued 1,300 shares of 6% Series G redeemable convertible preferred stock for $1,000 per share, which is the stated value per share. The Series G preferred stock is convertible, together with any accrued but unpaid dividends, at any time into shares of Equitex, Inc.'s common stock at a conversion price per share equal to the lesser of $6.50 or 65% of the average closing bid price of the Company's common stock as specified in the agreement.

          The Series G preferred stock is redeemable at Equitex, Inc.'s option at any time at a redemption price equal to $1,350 per share plus any accrued but unpaid dividends. Equitex, Inc. is required to redeem the Series G preferred stock if its stockholders have not approved an increase in the number of shares of authorized common stock from 7,500,000 to 50,000,000 effective on or before March 4, 2001 or a registration statement relating to the resale of certain shares of Equitex, Inc.'s common stock underlying the Series G preferred stock is not declared effective on or before 180 days of its filing.

     3. Equitex, Inc. intends to increase the number of authorized shares of its common stock from 7,500,000 shares to 50,000,000 shares, subject to shareholder approval. Equitex, Inc. also intends to issue 50 shares of Series E convertible preferred stock, convertible into 50,000 shares of Equitex, Inc.'s common stock, valued at $319,000, based upon the quoted market price of Equitex, Inc.'s common stock underlying the Series E preferred stock, which was $6.375 per share at September 30, 2000, in consideration for services received. In connection with this transaction, $412,000 and $350,000 of administrative expense has been reflected in the pro forma statements of operations for the nine-months ended September 30, 2000 and the year ended December 31, 1999 based on the underlying market value per share of $8.25 at January 1, 2000 and $7.00 per share at January 1, 1999, respectively.

     4. Subsequent to the transactions described above, Equitex, Inc. intends to distribute all of its assets (which primarily consist of its investments in subsidiaries) to Equitex 2000, Inc., a newly formed subsidiary of Equitex, Inc. Equitex 2000, Inc. also is to assume all liabilities of Equitex, Inc. The outstanding common shares of Equitex 2000, Inc. are then to be distributed to the stockholders of Equitex, Inc. based on proportional ownership of the shares held by Equitex, Inc.'s stockholders in a spin-off transaction.

          As a result of the transactions described above, Equitex, Inc. will be a publicly traded, non-operating entity immediately prior to the date of Equitex, Inc.'s acquisition of Key Financial Systems, Inc. and Nova Financial Systems, Inc. Equitex, Inc. plans to record the acquisitions of Key Financial Systems, Inc. and Nova Financial Systems, Inc. as an acquisition of Equitex, Inc. and a recapitalization of Key Financial Systems, Inc. and Nova Financial Systems, Inc.

     5. In order to finance Equitex, Inc.'s acquisition of Key Financial Systems, Inc. and Nova Financial Systems, Inc., Equitex, Inc. may issue a new series of preferred stock for net proceeds of $5,000,000 (net of $500,000 issue costs). Although the terms of this new stock have not been negotiated, Equitex, Inc. expects it to be similar to the Series G preferred stock.

          The following unaudited pro forma condensed statements of operations for Equitex, Inc. and Equitex 2000, Inc. for the year ended December 31, 1999, and the nine months ended September 30, 2000, give effect to the transactions as if they had occurred on January 1, 1999 and January 1, 2000, respectively. The following unaudited pro forma condensed balance sheets of Equitex, Inc. and Equitex 2000, Inc. as of September 30, 2000, give effect to the transactions as if they had occurred on September 30, 2000.

          These unaudited pro forma condensed financial statements do not purport to present results which would actually have been obtained if the transactions had been in effect during the periods covered or any future results which may in fact be realized. These unaudited pro forma condensed financial statements should be read in conjunction with the accompanying notes and the separate historical financial statements of the companies referred to above.

                         EQUITEX, INC. AND SUBSIDIARIES
                   UNAUDITED PROFORMA CONDENSED BALANCE SHEET
                               September 30, 2000

                                                            Pro forma    Distribution                 Acquisition
                                                            combined      of assets/    Pro forma        of
                         Equitex, Inc.                      prior to    assumption of   combined       Key/Nova
                             and         Preferred        distribution   liabilities    prior to      (combined
                         subsidiaries      stock           to Equitex   to/by Equitex   Key/Nova       balance           Pro forma
ASSETS                    Historical    transactions       2000, Inc.     2000, Inc.    acquisition    sheets)           combined
                         ------------   ------------       -----------   ------------   -----------   -----------       -----------
Cash and cash
 equivalents             $    342,652                      $   342,652   $   (342,652)                $ 5,000,000  C1)  $   555,018
                                                                                                          555,018  C2)
                                                                                                       (5,000,000) C1)
Receivables                 1,638,219                        1,638,219     (1,638,219)                  7,205,677  C2)    7,205,677
Inventories                    88,978                           88,978        (88,978)
Investments                 2,038,885                        2,038,885     (2,038,885)
Fixed assets, net             267,840                          267,840       (267,840)                    285,161  C2)      285,161
Intangible and other
 assets                     7,138,615                        7,138,615     (7,138,615)                     17,017  C2)       17,017
                         ------------   ------------       -----------   ------------   -----------   -----------       -----------
Total assets             $ 11,515,189                      $11,515,189   $(11,515,189)  $         0   $ 8,062,873       $ 8,062,873
                         ============   ============       ===========   ============   ===========   ===========       ===========
LIABILITIES AND
STOCKHOLDERS' EQUITY
Accounts payable          $    346,840                     $   346,840   $  (346,840)                 $ 1,403,275  C2)  $ 1,403,275
Accrued expenses and
 other liabilities             725,338                         725,338      (725,338)                     875,120  C2)      875,120
Notes payable                1,393,125                       1,393,125    (1,393,125)
Due to cardholders                                                                                      4,697,169  C2)    4,697,169
                         ------------   ------------       -----------   ------------   -----------   -----------       -----------
Total liabilities           2,465,303                        2,465,303    (2,465,303)                   6,975,564         6,975,564
                         ------------   ------------       -----------   ------------   -----------   -----------       -----------
Minority interest           5,593,070                        5,593,070    (5,593,070)
                         ------------   ------------       -----------   ------------   -----------   -----------       -----------
Mandatory redeemable
Series G preferred
 stock                      1,240,000                        1,240,000                                                    1,240,000
                         ------------   ------------       -----------   ------------   -----------   -----------       -----------

Stockholders' equity:
 Preferred stock-
  Series D                  1,200,000                        1,200,000                   $1,200,000                       1,200,000
 Preferred stock-
  Series E                    250,000   $     50,000  A1)      300,000                      300,000                         300,000
 Preferred stock-
  Series F                  3,162,500                        3,162,500                    3,162,500                       3,162,500
 Preferred stock-
  designation to
  be determined                                                                                         5,000,000  C1)    5,000,000
 Common stock                 142,806                          142,806                      142,806       142,806  C2)      285,612
 Additional paid-in
  capital                  19,152,634        269,000  A1)   19,421,634     (3,456,816)   15,964,818   (26,754,095) C2)  (10,789,277)
 Treasury stock              (114,037)                        (114,037)                    (114,037)      114,037  C2)
 Retained earnings
  (loss)                  (21,577,087)      (319,000) A1)  (21,896,087)                 (21,896,087)   22,584,561  C2)      688,474
                         ------------   ------------       -----------   ------------   -----------   -----------       -----------
Total stockholders'
 equity (deficit)           2,216,816              0         2,216,816     (3,456,816)   (1,240,000)    1,087,309          (152,691)
                         ------------   ------------       -----------   ------------   -----------   -----------       -----------
Total liabilities and
stockholders' equity     $ 11,515,189              0       $11,515,189   $(11,515,189)  $        0    $ 8,062,873       $ 8,062,873
                         ============   ============       ===========   ============   ===========   ===========       ===========

         See notes to unaudited proforma condensed financial statements.

                         EQUITEX, INC. AND SUBSIDIARIES
              UNAUDITED PROFORMA CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000

                                                            Adjustments            Adjustments to reflect
                                                             to reflect              the acquisitions of
                                                            distribution                Key and Nova
                           Equitex, Inc.                     of assets/    --------------------------------------
                                and         Preferred        liabilities                               Adjustments
                            subsidiaries      stock          to Equitex       Key           Nova          and            Pro forma
                             Historical    transactions      2000, Inc.    historical    historical   Eliminations       combined
                            ------------   -----------       -----------   ---------------------------------------      -----------
                                                                            (See C1)      (See C1)
Product sales               $    305,396                     $  (305,396)
Credit card income                                                         $ 5,237,828   $3,877,275                     $ 9,115,103
Interest and dividend
 income                          357,165                        (357,165)
Loan production and
 processing                      293,065                        (293,065)
Secondary market, net            871,134                        (871,134)
Application fees, net of
 direct marketing costs                                                      2,191,907       (2,581)                      2,189,326
Servicing fee income                                                           672,420                                      672,420
Other                            149,373                        (149,373)      108,830                                      108,830
                            ------------   -----------       -----------   --------------------------------------       -----------
Total income                   1,976,133                      (1,976,133)    8,210,985    3,874,694                      12,085,679

Cost of sales                    187,819                        (187,819)
                            ------------   -----------       -----------   --------------------------------------       -----------
Gross profit                   1,788,314                      (1,788,314)    8,210,985    3,874,694                      12,085,679
                            ------------   -----------       -----------   --------------------------------------       -----------
Selling, general and
 administrative                5,749,244   $   412,000  A1)   (5,749,244)    3,204,391      507,042                       4,123,433
Loan production and
 processing                      739,735                        (739,735)
Application processing
 fees and third party
 servicing fees                                                                           2,900,484                       5,018,649
Provision for credit card
 losses                                                                      2,118,165     (118,596)                        (90,267)
Unrealized holding (gains)
 losses on trading
 securities                        2,447                          (2,447)
Realized (gains) losses on
 investment sales                (26,151)                         26,151
Equity in (earnings)
 losses of affiliates          1,092,398                      (1,092,398)
Interest expense                 705,626                        (705,626)
Loss on First Bankers
 Mortgage Services, Inc.
 rescission                    3,979,000                      (3,979,000)
Other (income) expense           (73,478)                         73,478
                            ------------   -----------       -----------   --------------------------------------       -----------
Total operating expenses      12,168,821       412,000       (12,168,821)    5,350,885    3,288,930                       9,051,815
                            ------------   -----------       -----------   --------------------------------------       -----------
Income (loss) before
 income taxes                (10,380,507)     (412,000)       10,380,507     2,860,100      585,764                       3,033,864
Provision for income taxes                                                                              1,235,000  C3)    1,235,000
                            ------------   -----------       -----------   --------------------------------------       -----------

Net income (loss)            (10,380,507)     (412,000)       10,380,507     2,860,100      585,764    (1,235,000)        1,798,864
Amortization of discount
 on Series G and other
 preferred stock                (700,000)                                                              (2,692,000) C1)   (3,392,000)
Deemed preferred stock
 dividends, Series D, G
 and other                      (112,600)                                                                (225,200) C1)     (337,800)
                            ------------   -----------       -----------   --------------------------------------       -----------
Net income (loss)
 applicable to common
 stochholders               $(11,193,107)  $  (412,000)      $10,380,507   $ 2,860,100   $  585,764   $(4,152,200)      $(1,930,936)
                            ============   ===========       ===========   ======================================       ===========
Basic and diluted net
 income (loss) per common
 share                      $      (1.57)                                                                               $     (0.14)
                            ============                                                                                ===========
Weighted average number of
 common shares outstanding     7,140,293                                                                                 14,280,586
                            ============                                                                                ===========

         See notes to unaudited proforma condensed financial statements.

                         EQUITEX, INC. AND SUBSIDIARIES
              UNAUDITED PROFORMA CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

                                                             Adjustments
                                                                  to               Adjustments to reflect
                                                               reflect               the acquisitions of
                                                            distribution                Key and Nova
                           Equitex, Inc.                     of assets/    ---------------------------------------
                                and         Preferred        liabilities                              Adjustments
                            subsidiaries      stock          to Equitex       Key           Nova          and            Pro forma
                             historical    transactions      2000, Inc.    historical    historical   Eliminations       combined
                            ------------   -----------       -----------   ---------------------------------------      -----------
                                                                            (See C1)      (See C1)
Product sales               $    738,456                     $  (738,456)
Credit card income                                                         $11,875,107   $7,405,882                     $19,280,989
Interest and dividend
 income                          878,998                        (878,998)
Loan production and
 processing                      302,811                        (302,811)
Secondary market, net            395,034                        (395,034)
Application fees, net of
 direct marketing costs                                                        935,015    1,942,520                       2,877,535
Servicing fee income                                                         3,832,736                $(3,832,736)
Other                            103,965                        (103,965)       59,807                                       59,807
                            ------------   -----------       -----------   --------------------------------------       -----------
Total income                   2,419,264                      (2,419,264)   16,702,665    9,348,402    (3,832,736)       22,218,331

Cost of sales                    488,767                        (488,767)
                            ------------   -----------       -----------   --------------------------------------       -----------
Gross profit                   1,930,497                      (1,930,497)   16,702,665    9,348,402    (3,832,736)       22,218,331
                            ------------   -----------       -----------   --------------------------------------       -----------
Selling, general and
 administrative                7,133,529   $   350,000  A1)   (7,133,529)    5,827,887      303,258                       6,481,145
Loan production and
 processing                      728,501                        (728,501)
Application processing
 fees and servicing fees                                                     4,978,279    8,046,217    (3,832,736)        9,191,760
Provision for credit card
 losses                                                                        511,645      676,343                       1,187,988
Unrealized holding (gains)
 losses on trading
 securities                    1,368,783                      (1,368,783)
Realized (gains) losses on
 investment sales               (797,516)                        797,516
Equity in (earnings)
 losses of affiliates            418,209                        (418,209)
Interest expense                 795,550                        (795,550)
                            ------------   -----------       -----------   --------------------------------------       -----------
Total operating expenses       9,647,056       350,000        (9,647,056)   11,317,811    9,025,818    (3,832,736)       16,860,893
                            ------------   -----------       -----------   --------------------------------------       -----------
Income (loss) before
 income taxes                 (7,716,559)     (350,000)        7,716,559     5,384,854      322,584                       5,357,438
Provision for income taxes                                                                  117,500     2,108,400  C3)    2,225,900
                            ------------   -----------       -----------   --------------------------------------       -----------

Net income (loss)             (7,716,559)     (350,000)        7,716,559     5,384,854      205,084    (2,108,400)        3,131,538
Amortization of discount
 on Series A,  B, C, D, G
 and other preferred stock    (3,217,713)     (700,000) A2)                                            (2,692,000) C1)   (6,609,713)

Deemed preferred stock
 dividends, Series A, B,
 C, D, G and other               (51,300)      (78,000) A2)                                              (300,000) C1)     (429,300)
                            ------------   -----------       -----------   --------------------------------------       -----------
Net income (loss)
 applicable to common
 stockholders               $(10,985,572)  $(1,128,000)      $ 7,716,559   $ 5,384,854   $  205,084   $(5,100,400)      $(3,907,475)
                            ============   ===========       ===========   ======================================       ===========
Basic and diluted net
 income (loss) per common
 share                      $      (1.64)                                                                               $     (0.28)
                            ============                                                                                ===========
Weighted average number of
 common shares outstanding     6,718,170                                                                                 13,858,463
                            ============                                                                                ===========

        See notes to unaudited proforma condensed financial statements.

                         EQUITEX, INC. AND SUBSIDIARIES
           NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
             AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000,
                      AND THE YEAR ENDED DECEMBER 31, 1999

1.   Description of Equitex, Inc. transactions:

     On June 29, 2000, Equitex, Inc. and subsidiaries, a publicly traded company, signed a definitive agreement with Key Financial Systems, Inc. and Nova Financial Systems, Inc. to acquire all of the outstanding capital stock of Key Financial Systems, Inc. and Nova Financial Systems, Inc. in exchange for the greater of 7,140,000 shares of Equitex, Inc. common stock or 50% of Equitex, Inc.'s post-acquisition common stock outstanding, and $5 million cash. Key Financial Systems, Inc. and Nova Financial Systems, Inc. are both financial services companies, which specialize in selling credit card programs designed for high credit risk clients. Prior to Equitex, Inc.'s acquisition of Key Financial Systems, Inc. and Nova Financial Systems, Inc., Equitex, Inc. has completed or intends to complete the following transactions:

     A. Effective September 27, 2000, Equitex, Inc., through a newly-formed subsidiary, GR.com, Inc., acquired all of the issued and outstanding common stock of The Meridian Residential Group, Inc. in exchange for 425,000 shares of Series F participating, convertible preferred stock valued at approximately $2,922,000. The value of the Series F preferred stock was based upon the quoted market price of Equitex, Inc.'s common stock underlying the Series F preferred stock at the date of acquisition, which was $6.875 per share at September 27, 2000. In addition, Equitex 2000, Inc., discussed below, is to issue additional shares of common stock to the Meridian Residential Group, Inc. stockholders having a market value, at the time of issuance, equal to 20% of the annual increase in pre-tax net earnings compared to the immediately preceding year of the Meridian Residential Group, Inc. business for each of the five years subsequent to closing, commencing with the year ending December 31, 2000, subject to certain limitations as defined.

          In addition, Equitex, Inc., through its subsidiary nMortgage, Inc., acquired the proprietary business model, website, trademarks, corporate names and all intellectual property rights related to the Meridian GreatRate.com business, including the names GreatRate.com and GreatRate Mortgage.com from Meridian Capital Group, LLC, a company affiliated with Meridian Residential Group, Inc. through common ownership, for $850,000 cash.

     B. In September 2000, Equitex, Inc. issued 1,300 shares of 6% Series G redeemable convertible preferred stock for $1,000 per share, which is the stated value per share. The Series G preferred stock is convertible, together with any accrued but unpaid dividends, at any time into shares of Equitex, Inc.'s common stock at a conversion price per share equal to the lesser of $6.50 or 65% of the average closing bid price of the Company's common stock as specified in the agreement.

          The Series G preferred stock is redeemable at Equitex, Inc.'s option at any time at a redemption price equal to $1,350 per share plus any accrued but unpaid dividends. Equitex, Inc. is required to redeem the Series G preferred stock if its stockholders have not approved an increase in the number of shares of authorized common stock from 7,500,000 to 50,000,000 effective on or before March 4, 2001 or a registration statement relating to the resale of certain shares of Equitex, Inc.'s common stock underlying the Series G preferred stock is not declared effective on or before 180 days of its filing.

     C. Equitex, Inc. intends to increase the number of authorized shares of its common stock from 7,500,000 shares to 50,000,000 shares, subject to shareholder approval. Equitex, Inc. also intends to issue 50 shares of Series E convertible preferred stock, convertible into 50,000 shares of Equitex, Inc.'s common stock, valued at $319,000, based upon the quoted market price of Equitex, Inc.'s common stock underlying the Series E preferred stock, which was $6.375 per share at September 30, 2000, in consideration for services received. In connection with this transaction, $412,000 and $350,000 of administrative expense has been reflected in the pro forma statements of operations for the nine-months ended September 30, 2000 and the year ended December 31, 1999 based on the underlying market value per share of $8.25 at January 1, 2000 and $7.00 per share at January 1, 1999, respectively.

                         EQUITEX, INC. AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED FINANCIAL STATEMENTS (CONTINUED)
             AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000,
                      AND THE YEAR ENDED DECEMBER 31, 1999

     D. Subsequent to the transactions described above, Equitex, Inc. intends to distribute all of its assets (which primarily consists of its investments in subsidiaries) to Equitex 2000, Inc., a newly-formed subsidiary of Equitex, Inc. Equitex 2000, Inc. also is to assume all liabilities of Equitex, Inc. The outstanding common shares of Equitex 2000, Inc. are then to be distributed to the stockholders of Equitex, Inc. based on proportional ownership of the shares held by Equitex, Inc.'s the stockholders in a spin-off transaction.

          As a result of the transactions described above, Equitex, Inc. will be a publicly traded, non-operating entity immediately prior to the date of Equitex, Inc.'s acquisition of Key Financial Systems, Inc. and Nova Financial Systems, Inc. Equitex, Inc. plans to record the acquisitions of Key Financial Systems, Inc. and Nova Financial Systems, Inc. as an acquisition of Equitex, Inc. and a recapitalization of Key Financial Systems, Inc. and Nova Financial Systems, Inc.

     E. In order to finance Equitex, Inc.'s acquisition of Key Financial Systems, Inc. and Nova Financial Systems, Inc., Equitex, Inc. may issue a new series of preferred stock for net proceeds of $5,000,000 (net of $500,000 issue costs). Although the terms of this new stock have not been negotiated, Equitex, Inc. expects it to be similar to the Series G preferred stock.

     The following unaudited pro forma condensed statements of operations for the year ended December 31, 1999 and the nine months ended September 30, 2000, give effect to the transactions as if it had occurred effective January 1, 1999 and January 1, 2000, respectively. The following unaudited pro forma condensed balance sheet as of September 30, 2000 gives effect to the transactions as if it had occurred on September 30, 2000.

2.   Description of Equitex, Inc. pro forma adjustments:

     (A1) To reflect issuance of 50 shares of Series E convertible preferred stock, convertible into 50,000 shares of Equitex, Inc.'s common stock, valued at approximately $319,000, which is based on the underlying market value of Equitex, Inc.'s common stock at September 30, 2000, which was $6.375 per share at September 30, 2000 in consideration for services received. In connection with this transaction, $412,000 and $350,000 of administrative expense has been reflected in the pro forma statements of operations for the nine-months ended September 30, 2000 and the year ended December 31, 1999 based on the underlying market value per share of $8.25 at January 1, 2000 and $7.00 per share at January 1, 1999, respectively.

     (A2) The Series G preferred stock contains a beneficial conversion feature in which the preferred stock may be converted at any time at a price per share of common stock equal to the lesser of (a) $6.50 or (b) 65% of the market price of Equitex, Inc.'s common stock. The pro forma statements of operations for the year ended December 31, 1999, reflect a discount due to this beneficial conversion feature of $700,000. In addition, deemed dividends of $78,000 have been reflected in the December 31, 999 statement of operations.

          For the year ended September 30, 2000, the beneficial conversion feature of $700,000 and deemed dividends of $112,600 are included in Equitex, Inc.'s historical financial statements.

     (B) To reflect the distribution of certain assets of Equitex, Inc., net of certain related liabilities to Equitex, 2000, Inc.

     (C1) To reflect the issuance of up to 5,500 shares of a new series of preferred stock in exchange for net proceeds of $5,000,000 (net of $500,000 issue costs), which is to be used to finance Equitex, Inc.'s acquisition of Key Financial Systems, Inc. and Nova Financial Systems, Inc.

                         EQUITEX, INC. AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED FINANCIAL STATEMENTS (CONTINUED)
             AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000,
                      AND THE YEAR ENDED DECEMBER 31, 1999

          The new series of preferred stock will contain a beneficial conversion feature similar to the Series G preferred stock in which the preferred stock may be converted at any time at a price per share of common stock equal to the lesser of (a) $6.50 or (b) 65% of the market price of Equitex, Inc.'s common stock. The pro forma statements of operations for the nine months ended September 30, 2000 and the year ended December 31, 1999, reflect a discount due to this beneficial conversion feature of $2,692,000.

          In addition, deemed dividends of $225,200 and $300,000 have been reflected in the September 30, 2000, and December 31, 1999, statements of operations, respectively.

     (C2) To reflect the acquisition of all of the outstanding common shares of Key Financial Systems, Inc. and Nova Financial Systems, Inc., and a consolidation of Key Financial Systems, Inc. and Nova Financial Systems, Inc. The purchase price consists of $5,000,000 cash and 7,140,000 shares of Equitex, Inc.'s common stock (which represents 50% of the outstanding common shares of Equitex, Inc, after giving effect to the consummation of the merger), and warrants for the purchase of common stock of Equitex, Inc. equal to 100% of any warrants, options, preferred stock or other securities outstanding at the closing date and exchangeable for or convertible into Equitex, Inc.'s common shares.

          The transaction is recorded as a reverse acquisition. The purchase price applied to the reverse acquisition has been based on the net book value of the underlying assets of Equitex, Inc. prior to the transaction plus $5,000,000 cash paid in connection with the acquisition of Key Financial Systems, Inc. and Nova Financial Systems, Inc.

     (C3) To reflect estimated federal and state income tax effects of the transactions described above.

                          EQUITEX 2000 AND SUBSIDIARIES
                   UNAUDITED PROFORMA CONDENSED BALANCE SHEET
                               September 30, 2000
                                                                    Contribution
                                                                     of Equitex
                                                                     assets and
                                                                       assumed
                                                                     liabilities
                                                                     -----------
                                                                       (See AA)
ASSETS
Cash and cash equivalents ..................................         $   342,652
Receivables ................................................           1,638,219
Prepaid expenses
Inventories ................................................              88,978
Investments ................................................           2,038,885
Fixed assets, net ..........................................             267,840
Intangible and other assets:
   Intellectual property acquired ..........................           3,141,667
   Goodwill and other ......................................           3,996,948
                                                                     -----------
Total assets ...............................................         $11,515,189
                                                                     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable ...........................................         $   346,840
Accrued expenses and other liabilities .....................             725,338
Notes payable ..............................................           1,393,125
                                                                     -----------
Total liabilities ..........................................           2,465,303
                                                                     -----------
Minority interest ..........................................           5,593,070
                                                                     -----------
Stockholders' equity .......................................           3,456,816
                                                                     -----------
Total liabilities and stockholders' equity .................         $11,515,189
                                                                     ===========

         See notes to unaudited proforma condensed financial statements.

                          EQUITEX 2000 AND SUBSIDIARIES
              UNAUDITED PROFORMA CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000

                                                 Equitex, Inc.
                                                      and         Meridian       Adjustments
                                                 subsidiaries    Residential         and           Proforma
                                                  Historical     Group, Inc.     Eliminations      combined
                                                 ------------    ------------    ------------    ------------
                                                                    (See BB)        (See CC)
Product sales ................................   $    305,396                                    $    305,396
Interest and dividend income .................        357,165    $      3,653                         360,818
Loan production and processing ...............        293,065       1,791,363                       2,084,428
Secondary market, net ........................        871,134                                         871,134
Other                                                 149,373                                         149,373
                                                 ------------    ------------    ------------    ------------
Total income .................................      1,976,133       1,795,016                       3,771,149
Cost of sales ................................        187,819                                         187,819
                                                 ------------    ------------    ------------    ------------
Gross profit .................................      1,788,314       1,795,016                       3,583,330
                                                 ------------    ------------    ------------    ------------
Selling, general and administrative ..........      5,749,244       1,779,196    $    213,000       7,871,440
                                                                                      130,000
Loan production and processing ...............        739,735                                         739,735
Unrealized holding (gains) losses
on trading securities ........................          2,447                                           2,447
Realized (gains) losses on investment sales ..        (26,151)                                        (26,151)
Equity in (earnings) losses of affiliates ....      1,092,398                                       1,092,398
Interest expense .............................        705,626                                         705,626
Loss on First Banker's Mortgage Services,
Inc. rescission ..............................      3,979,000                                       3,979,000
Other (income) expense .......................        (73,478)                                        (73,478)
                                                 ------------    ------------    ------------    ------------
Total operating expenses .....................     12,168,821       1,779,196         343,000      14,291,017
                                                 ------------    ------------    ------------    ------------
Income (loss) before income taxes ............    (10,380,507)         15,820        (343,000)    (10,707,687)
Provision for income taxes ...................                          8,917                           8,917
                                                 ------------    ------------    ------------    ------------
Net income (loss) applicable to common
stockholders .................................   $(10,380,507)   $      6,903    $   (343,000)   $(10,716,604)
                                                 ============    ============    ============    ============

Basic and diluted net income (loss) per common
share ........................................   $      (1.45)                                   $      (1.50)
                                                 ============                                    ============
Weighted average number of common shares
outstanding ..................................      7,140,293                                       7,140,293
                                                 ============                                    ============

See notes to unaudited proforma condensed financial statements.

                         EQUITEX 2000 AND SUBSIDIARIES
              UNAUDITED PROFORMA CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

                                                                   Meridian
                                                                 Residential
                                                 Equitex, Inc.    Group, Inc.
                                                     and          Year ended      Adjustments
                                                 subsidiaries    February 29,        and           Proforma
                                                  Historical         2000        Eliminations      combined
                                                 ------------    ------------    ------------    ------------
                                                                   (See BB)        (See CC)
Product sales ................................   $    738,456                                    $    738,456
Interest and dividend income .................        878,998    $      6,387                         885,385
Loan production and processing ...............        302,811       2,244,550                       2,547,361
Secondary market, net ........................        395,034                                         395,034
Other ........................................        103,965                                         103,965
                                                 ------------    ------------    ------------    ------------
Total income .................................      2,419,264       2,250,937                       4,670,201
Cost of sales ................................        488,767                                         488,767
                                                 ------------    ------------    ------------    ------------
Gross profit .................................      1,930,497       2,250,937                       4,181,434
                                                 ------------    ------------    ------------    ------------
Selling, general and administrative ..........      7,133,529       2,212,286    $    173,000       9,801,815
                                                                                      283,000
Loan production and processing ...............        728,501                                         728,501
Unrealized holding (gains) losses on trading
securities ...................................      1,368,783                                       1,368,783
Realized (gains) losses on investment sales ..       (797,516)                                       (797,516)
Equity in (earnings) losses of affiliates ....        418,209                                         418,209
Interest expense .............................        795,550             725                         796,275
                                                 ------------    ------------    ------------    ------------
Total operating expenses .....................      9,647,056       2,213,011         456,000      12,316,067
                                                 ------------    ------------    ------------    ------------
Income (loss) before income taxes ............     (7,716,559)         37,926        (456,000)     (8,134,633)
Provision for income taxes ...................                         29,241                          29,241
                                                 ------------    ------------    ------------    ------------
Net income (loss) applicable to common .......   $ (7,716,559)   $      8,685    $   (456,000)   $ (8,163,874)
                                                 ============    ============    ============    ============
stockholders
Basic and diluted net income (loss) per common
share ........................................   $      (1.08)                                   $      (1.14)
                                                 ============                                    ============
Weighted average number of common shares
outstanding ..................................      7,140,293                                       7,140,293
                                                 ============                                    ============

See notes to unaudited proforma condensed financial statements.

                       EQUITEX 2000, INC. AND SUBSIDIARIES
           NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
               AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1999, AND
                    THE NINE MONTHS ENDED SEPTEMBER 30, 2000

1.   Description of Equitex 2000, Inc. transactions:

     Upon the successful completion of certain transactions (described in the notes to the unaudited pro forma condensed financial statements for Equitex, Inc.) Equitex, Inc. intends to distribute all of its assets (which primarily consist of its investments in subsidiaries) to Equitex 2000, Inc., a newly-formed subsidiary of Equitex, Inc. Equitex 2000, Inc. also is to assume all liabilities of Equitex, Inc. The outstanding common shares of Equitex 2000, Inc. are to then be distributed to the stockholders of Equitex, Inc. based on proportional ownership of the shares held by the Equitex stockholders in a spin-off transaction.

     The following unaudited pro forma condensed statements of operations for the year ended December 31, 1999, and the nine months ended September 30, 2000, give effect to the transactions as if it they occurred on January 1, 1999 and January 1, 2000, respectively. The following unaudited pro forma condensed balance sheet as of September 30, 2000 gives effect to the transactions as if they had occurred on September 30, 2000.

2.   Description of Equitex 2000, Inc. pro forma adjustments:

     (AA) To reflect the contribution of Equitex, Inc. operating assets to Equitex 2000, Inc., and Equitex 2000, Inc.'s assumption of Equitex, Inc. liabilities.

     (BB) To reflect the consolidation of Meridian Residential Group, Inc., contributed by Equitex, Inc. as if the transactions occurred on January 1, 1999 and January 1, 2000, respectively. The excess of the purchase price over the fair value of the Meridian Residential Group, Inc. net assets acquired of approximately $2,600,000 was allocated to goodwill, which is to be amortized over a 15-year period. In connection with Equitex, Inc.'s Meridian Residential Group, Inc. acquisition, Equitex, Inc. acquired certain intellectual property rights from Meridian Capital Group, LLC for $850,000, which was also contributed to Equitex 2000, Inc. This asset is being amortized over 3 years.

     (CC) To reflect amortization related to goodwill and intellectual property rights recorded in connection with the Meridian Residential Group, Inc. acquisition and the acquisition of intellectual property rights by Equitex, Inc. from Meridian Residential Group, Inc.

FINANCIAL STATEMENTS

     Financial statements of Nova Financial Systems, Inc. as of and for the periods ended September 30, 2000, December 31, 1999 and December 31, 1998 are attached hereto as Exhibit 2.

     Financial statements of Key Financial Systems, Inc. as of and for the periods ended September 30, 2000, December 31, 1999 and December 31, 1998 are attached hereto as Exhibit 3.

VOTE REQUIRED


     The affirmative vote of the majority of the total votes cast on the proposal in person or by proxy, at the stockholders' meeting will be required to approve the proposal to acquire all the outstanding capital stock of Nova Financial Systems, Inc. and Key Financial Systems, Inc. in exchange for the greater of 7,140,000 shares or 50%, of our outstanding common stock on a post acquisition basis plus cash consideration of $5 million. Abstentions on a proposal will be counted as votes against that proposal. Broker non-votes will not be counted as shares represented at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ACQUIRE ALL THE OUTSTANDING CAPITAL STOCK OF NOVA FINANCIAL SYSTEMS, INC. AND KEY FINANCIAL SYSTEMS, INC. IN EXCHANGE FOR THE GREATER OF 7,140,000 SHARES OR 50%, OF OUR OUTSTANDING COMMON STOCK ON A POST ACQUISITION BASIS PLUS CASH CONSIDERATION OF $5 MILLION.


                              FINANCIAL INFORMATION


     A copy of our Annual Report on Form 10-K, for the year ended December 31, 1999 will be made available upon request. See Documents Incorporated By Reference.


                              STOCKHOLDER PROPOSALS

     Any stockholder proposing to have any appropriate matter brought before the 2001 Annual Meeting of Stockholders, tentatively scheduled for July 27, 2001, must submit such proposal in accordance with the proxy rules of the Securities and Exchange Commission. Such proposals should be sent to Thomas B. Olson, Secretary, Equitex, Inc., 7315 East Peakview Avenue, Englewood, Colorado 80111, for receipt no later than March 31, 2001.

                                  OTHER MATTERS

     Management does not know of any other matters to be brought before the meeting. However, if any other matters properly come before the meeting, it is the intention of the appointee named in the enclosed form of proxy to vote in accordance with his best judgment on such matters.

                                       By Order of the Board of Directors:

                                       Equitex, Inc.


Date: ___________ __, 2001             Thomas B. Olson
                                       Secretary

                                    EXHIBIT 1

     The total number of shares of stock which the corporation shall have authority to issue is fifty-two million (52,000,000) shares, of which fifty million (50,000,000) shares shall be common stock having a par value of $.02 per share, and two million (2,000,000) shares shall be preferred stock, having a par value of $.01 per share (the "Preferred Stock").

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

     (I) The Board of Directors is expressly authorized at any time, and from time-to-time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation, or any amendment thereto, including (without limiting the generality of the foregoing) the following:

          (a)  The designation of the number of shares of such series.

          (b) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends may be paid in cash, shares of common stock or Preferred Stock or in assets of the corporation, and whether such dividends shall be cumulative or noncumulative.

          (c) Whether the shares of such series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

          (d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

          (e) Whether or not the shares of such series shall be convertible into or exchangeable for any other class or classes or for any other series of any class or classes or capital stock of the Corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange.

          (f) To the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise.

          (g) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

          (h) The rights of the holders of the shares of such series upon the dissolution or winding up of, or upon the distribution of assets of, the corporation.

     (II) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

                                   EXHIBIT 2

                          Nova Financial Systems, Inc.
                              Financial Statements
                               for the year ended
                       December 31, 1999, the period from
              inception October 10, 1998 through December 31, 1998
                           and the nine months ended
                   September 30, 2000 and September 30, 1999

                          NOVA FINANCIAL SYSTEMS, INC.


                                FINANCIAL REPORT

                                    CONTENTS


--------------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT                                                   1
--------------------------------------------------------------------------------

FINANCIAL STATEMENTS

   Balance sheets                                                              2

   Statements of operations                                                    3

   Statements of stockholders' equity                                          4

   Statements of cash flows                                                    5

   Notes to financial statements                                          6 - 10

--------------------------------------------------------------------------------

                          Independent Auditor's Report


To the Board of Directors
Nova Financial Systems, Inc.
Clearwater, Florida

We have audited the accompanying balance sheets of Nova Financial Systems, Inc. as of December 31, 1999 and 1998, and the related statements of income, stockholders' equity, and cash flows for the year ended December 31, 1999 and for the period from inception, October 10, 1998 through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nova Financial Systems, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999, and for the period from inception, October 10, 1998 through December 31, 1998 in conformity with generally accepted accounting principles.


McGladrey & Pullen, LLP
Fort Lauderdale, Florida
July 12, 2000

NOVA FINANCIAL SYSTEMS, INC.


BALANCE SHEETS
--------------------------------------------------------------------------------

                                                     September 30,        December 31,
                                                         2000         1999            1998
                                                     -----------   -----------    -----------
                                                     (Unaudited)
ASSETS
Cash .............................................   $     1,645   $    26,756    $    20,000
Credit card receivables, net (Note 2) ............       380,207       619,149            899
Due from Merrick Bank ............................     1,651,962     2,580,665             19
Due from affiliate ...............................          --            --           22,761
Due from shareholders ............................       606,500          --             --
Deferred tax asset ...............................          --         606,500           --
                                                     -----------   -----------    -----------
                                                     $ 2,640,314   $ 3,833,070    $    43,679
                                                     ===========   ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Accounts payable ..............................       179,460       265,197         22,387
   Due to cardholders ............................     1,506,629     1,921,769           --
   Due to affiliate (Note 3) .....................        15,316       685,464           --
   Accrued expenses and other liabilities ........       792,769       734,264           --
                                                     -----------   -----------    -----------
                                                       2,494,174     3,606,694         22,387
                                                     -----------   -----------    -----------

Commitments and contingencies (Note 4)

Stockholders' equity:
   Common stock, par value $1 per share,
      authorized 7,500 shares; issued 1,000 shares         1,000         1,000          1,000
   Additional paid-in capital ....................        24,000        24,000         24,000
   Retained earnings (deficit) ...................       121,140       201,376         (3,708)
                                                     -----------   -----------    -----------
                                                         146,140       226,376         21,292
                                                     -----------   -----------    -----------
                                                     $ 2,640,314   $ 3,833,070    $    43,679
                                                     ===========   ===========    ===========

See Notes to Financial Statements.

NOVA FINANCIAL SYSTEMS, INC.

STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                           Period from
                                                                                            inception
                                                     Nine months ended                      October 10,
                                                       September 30,         Year ended    1998 through
                                                --------------------------   December 31,  December 31,
                                                    2000          1999          1999            1998
                                                -----------    -----------   -----------    -----------
                                                (Unaudited)    (Unaudited)
Credit card income:
   Servicing fees ...........................   $ 3,725,268    $ 4,714,008   $ 7,278,767    $     1,102
   Other ....................................       152,007         60,172       127,115              8
                                                -----------    -----------   -----------    -----------
                                                  3,877,275      4,774,180     7,405,882          1,110
Provision for (recovery of) losses (Note 2)..      (118,596)       500,543       676,343            192
                                                -----------    -----------   -----------    -----------
        NET CREDIT CARD INCOME AFTER
        PROVISION FOR LOSSES ................     3,995,871      4,273,637     6,729,539            918
                                                -----------    -----------   -----------    -----------

Other income:
   Application fees, net of direct
   marketing costs nine months ended
   September 30, 2000 and 1999,
   $(9,945) and $11,330,327 (unaudited);
   period  ended December 31, 1999
   and 1998, $11,307,984
   and $32,653 (Note 3) .....................        (2,581)     1,956,204     1,942,520          2,751
                                                -----------    -----------   -----------    -----------

Operating expenses:
   Application processing fees (Note 3) .....          --        2,105,219     2,112,092           --
   Third party servicing fees (Note 3) ......     2,900,484      3,482,066     5,934,125            580
   Other operating expenses (Note 6) ........       507,042        217,872       303,258          6,797
                                                -----------    -----------   -----------    -----------
                                                  3,407,526      5,805,157     8,349,475          7,377
                                                -----------    -----------   -----------    -----------
        INCOME (LOSS) BEFORE INCOME
        TAXES ...............................       585,764        424,684       322,584         (3,708)
Provision for income taxes (credits)(Note 5)           --          159,700       117,500           --
                                                -----------    -----------   -----------    -----------
        NET INCOME (LOSS) ...................   $   585,764    $   264,984   $   205,084    $    (3,708)
                                                ===========    ===========   ===========    ===========

See Notes to Financial Statements.

NOVA FINANCIAL SYSTEMS, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED) AND YEAR ENDED
DECEMBER 31, 1999 AND PERIOD FROM INCEPTION OCTOBER 10, 1998
THROUGH DECEMBER 31, 1998

                                                                Additional     Retained
                                                   Common        Paid In       Earnings
                                                    Stock        Capital       (Deficit)       Total
-------------------------------------------------------------------------------------------------------
Issuance of  shares at inception,
   October 10, 1998 .........................         1,000    $    24,000          --      $    25,000
   Net loss .................................          --             --     $    (3,708)        (3,708)
                                                -----------    -----------   -----------    -----------
Balance, December 31, 1998 ..................         1,000         24,000        (3,708)        21,292
   Net income ...............................          --             --         205,084        205,084
                                                -----------    -----------   -----------    -----------
Balance, December 31, 1999 ..................         1,000         24,000       201,376        226,376

    Net income (unaudited) ..................          --             --         585,764        585,764
    Dividends (unaudited) ...................          --             --        (666,000)      (666,000)
                                                -----------    -----------   -----------    -----------
Balance, September 30, 2000 .................         1,000    $    24,000   $   121,140    $   146,140
                                                ===========    ===========   ===========    ===========
(unaudited)

See Notes to Financial Statements.

NOVA FINANCIAL SYSTEMS, INC.

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                           Period from
                                                                                            inception
                                                     Nine months ended                      October 10,
                                                       September 30,         Year ended    1998 through
                                                --------------------------   December 31,  December 31,
                                                    2000          1999          1999            1998
                                                -----------    -----------   -----------    -----------
                                                (Unaudited)    (Unaudited)
Cash Flows From Operating Activities
   Net income (loss) ........................   $   585,764        264,984   $   205,084    $    (3,708)
   Adjustments to reconcile net income (loss)
      to net cash provided by (used in)
      operating activities:
      Provision for (recovery of) losses ....      (118,596)       500,543       676,343            192
      Deferred income taxes .................       606,500       (684,800)     (606,500)          --
      Decrease (increase) in other receivables      928,703     (2,841,023)   (2,580,646)           (19)
      Decrease (increase) decrease in due
      from affiliates .......................          --           22,761        22,761        (22,761)
      Decrease (increase) in due from
      shareholders ..........................      (606,500)          --            --             --
      (Decrease) increase in accounts payable
      and accrued expenses ..................       (27,232)     1,631,031       977,074         22,387
      (Decrease) increase in due to
      cardholders ...........................      (415,140)     2,037,980     1,921,769           --
      (Decrease) increase in due to affiliates     (670,148)     1,469,490       685,464           --
                                                -----------    -----------   -----------    -----------
             NET CASH PROVIDED BY (USED IN)
             OPERATING ACTIVITIES ...........       283,351      2,400,966     1,301,349         (3,909)
                                                -----------    -----------   -----------    -----------

Cash Flows Provided By (Used In) Investing
Activities
   Net (increase) decrease in credit card
   receivables                                      357,538     (2,064,645)   (1,294,593)        (1,091)
                                                -----------    -----------   -----------    -----------

Cash Flows From Financing Activities
   Dividends paid ...........................      (666,000)          --            --             --
   Capital contributed ......................          --             --            --           25,000
                                                -----------    -----------   -----------    -----------
             NET CASH PROVIDED BY (USED IN)
             FINANCING ACTIVITIES ...........      (666,000)          --            --           25,000
                                                -----------    -----------   -----------    -----------
             NET INCREASE (DECREASE) IN CASH        (25,111)       336,321         6,756         20,000

Cash:
   Beginning ................................        26,756         20,000        20,000           --
                                                -----------    -----------   -----------    -----------
   Ending ...................................   $     1,645    $   356,321   $    26,756    $    20,000
                                                ===========    ===========   ===========    ===========

See Notes to Financial Statements.

NOVA FINANCIAL SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
(Information related to the periods ended September 30, 2000 and September 30, 1999 is unaudited)
--------------------------------------------------------------------------------

NOTE 1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS: Nova Financial Systems, Inc. (the "Company") designs and markets credit card products aimed at the sub-prime market. The credit card products are marketed for an unaffiliated bank under an agreement that provides the Company with a 100% participation interest in the credit cards issued and requires the payment of monthly servicing fees to the bank. The Company provides collection and customer service for the purchased credit card portfolios through an affiliated entity.

BASIS OF FINANCIAL STATEMENT PRESENTATION AND ACCOUNTING ESTIMATES: The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the accompanying financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and the reported amounts of revenue and expenses for the period. Actual results could differ from those estimates.

UNAUDITED FINANCIAL STATEMENTS: The balance sheet as of September 30, 2000, the statements of operations and cash flows for the nine months ended September 30, 2000 and 1999, and the statement of stockholders' equity for the nine months ended September 30, 2000, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all such periods have been made. The results of operations for the nine months ended September 30, 2000, are not necessarily indicative of the operating results for the full year.

PRESENTATION OF CASH FLOWS: Cash flows from credit card receivables are reported net.

CREDIT CARD RECEIVABLES: Credit card receivables are stated at the balance reported to customers, reduced by allowances for refundable fees and losses.

Fees are accrued monthly on active credit card accounts and included in credit card receivables. Accrual of income is discontinued on credit card accounts that have been closed or charged off. Accrued fees on credit card loans are charged off with the card balance, generally when the account becomes 90 days past due.

The allowance for losses is established through a provision for losses charged to expense. Credit card receivables are charged against the allowance for losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing receivables, based on evaluation of the collectibility of the accounts and prior loss experience. This evaluation also takes into consideration such factors as changes in the volume of the loan portfolio, overall portfolio quality and current economic conditions that may affect the borrowers' ability to pay. While management uses the best information available to make its evaluation, this estimate is susceptible to significant change in the near term.

DUE TO AFFILIATES: The Company receives credit card marketing, customer service and collection services from Key Financial Systems, Inc. ("Key"), a company affiliated through common ownership, in exchange for a fee. The amount due to affiliate in the accompanying balance sheets represents fees payable in connection with Nova's card activity that has been collected by Nova's bank client but not yet paid to Nova.

NOVA FINANCIAL SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
(Information related to the periods ended September 30, 2000 and September 30, 1999 is unaudited)
--------------------------------------------------------------------------------

NOTE 1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

OTHER RECEIVABLES AND DUE TO CARDHOLDERS: The Company charges a fully refundable reservation fee equal to each cardholder's borrowing limit upon issuance of a credit card. The amount due to cardholders represents the balance of reservation fees that would have to be refunded to cardholders should they close their accounts at the balance sheet date. Funds held in trust to secure payment of this liability are reflected in due from Merrick Bank in the accompanying balance sheets.

INCOME TAXES: The Company, with the consent of its stockholders, elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code effective January 1, 2000, which provides that in lieu of corporate tax the stockholders separately account for their pro rata shares of the Company's items of income, deductions, losses and credits. As of September 30, 2000, the Company's reported net assets exceed their tax bases by approximately $189,000 (unaudited). Accordingly, if the election was terminated on that date, a deferred tax liability of approximately $70,000 would be recognized by a charge to income tax expense.


NOTE 2.    CREDIT CARD RECEIVABLES

The composition of credit card receivables at September 30, 2000, and at December 31, 1999 and 1998 is as follows:

                                         2000           1999           1998
                                     ------------   ------------   ------------
                                     (Unaudited)
Credit card receivables              $  8,485,299   $ 29,407,412   $    121,091
Refundable reservation fees            (7,987,371)   (28,319,231)      (120,000)
                                     ------------   ------------   ------------
                                          497,928      1,088,181          1,091
Less allowance for losses                 117,721        469,032            192
                                     ------------   ------------   ------------
                                     $    380,207   $    619,149   $        899
                                     ============   ============   ============


Changes in the allowance for losses for the nine-month periods ended September 30, 2000 and 1999, and the year ended December 31, 1999 and the period ended December 31, 1998 are as follows:

                                         September 30,          December 31,
                                      --------------------  --------------------
                                         2000      1999        1999       1998
                                      ---------  ---------  ---------  ---------
                                     (Unaudited) (Unaudited)
Balance, beginning                    $ 469,032  $     192  $     192  $       -
  Provision for (recovery of) losses   (118,596)   500,543    676,343        192
  Recoveries of amounts charged-off          -          -          -          -
  Amounts charged-off                 (232,715)   (44,553)  (207,503)         -
                                      ---------  ---------  ---------  ---------
Balance, ending                       $ 117,721  $ 456,182  $ 469,032  $     192
                                      =========  =========  =========  =========

NOVA FINANCIAL SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
(Information related to the periods ended September 30, 2000 and September 30, 1999 is unaudited)
--------------------------------------------------------------------------------

NOTE 3.    TRANSACTIONS WITH RELATED PARTIES

The Company had an informal agreement with Key under which Key provided marketing and preprocessing of credit card applications, customer service and collection services for Nova. Expenses were charged to the Company for application processing and customer service based on set fee per application processed and for collections based on a set fee per delinquent account on file. The Company believes the method and per unit price charged was consistent with the methods and rates of similar third party credit card processors. The Company recognized processing fee and servicing expense of $3,832,736 and $10,266 associated with Key's activities during 1999 and 1998, respectively, and $672,420, and $2,996,381 (unaudited) during the nine month periods ended
September 30, 2000 and 1999, respectively. As of September 30, 2000, and December 31, 1999 and 1998, the Company owed Key $15,316 (unaudited), $685,464, and $-0-, respectively, in connection with services performed by Key. Effective July 1, 2000 all such services from Key were terminated.

The Company has entered into an agreement with Paragon Water Services, Inc. (Paragon), a company affiliated through common ownership, whereby Paragon provides credit card marketing services for the Company. Paragon earns commissions for card applications that are not subsequently refunded. The Company paid Paragon approximately $6,631,608 and $-0- in commissions during 1999 and 1998, respectively and $0 and $6,585,446 (unaudited) during the nine-month periods ended September 30, 2000 and 1999.

NOTE 4.    COMMITMENTS, CONTINGENCIES AND CREDIT RISK

A credit limit has been established for each card holder account acquired by the Company. By agreement, the credit limit can be terminated at any time for any reason. Because the initial reservation fee charged to all account holders is fully refundable, the total of accounts with credit limits in excess of cardholder balances is reflected as a liability in the amount of $1,506,629 (unaudited), $1,921,769, and $-0- as of September 30, 2000, and December 31, 1999 and 1998, respectively, in the accompanying balance sheets.

Contingencies: In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company's financial statements.

The attorney general of the State of New York has alleged that Merrick Bank improperly marketed credit cards, including cards marketed by Nova and in which Nova has a participation interest. Without admitting any wrongdoing, Merrick
Bank is negotiating an agreement that would require Merrick Bank to offer certain customers a refund of the initial application fee paid by those customers. Merrick Bank is seeking indemnification from Nova for any refunds that eventually paid as well as related legal and administrative costs. The Company will not agree to indemnify Merrick Bank until an agreement has been reached between Merrick Bank and the State of New York that is deemed acceptable by the Company. Management anticipated that total costs incurred under any indemnification agreed to by the Company will not exceed $150,000. A liability of $68,769 (unaudited) has been included in accrued expenses and other liabilities in the accompanying balance sheet at September 30, 2000, as management's best estimate of the total costs to be incurred by the Company.

Credit card loans are issued throughout the United States to customers that are considered high credit risks. The Company evaluates each customer's credit worthiness on a case-by-case basis. Because of the reservation fee charged upon issuance of credit cards, charges for purchases or cash advances are generally limited to the amount of payments collected from each customer less fees charged.

NOVA FINANCIAL SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
(Information related to the periods ended September 30, 2000 and September 30, 1999 is unaudited)
--------------------------------------------------------------------------------

NOTE 4.    COMMITMENTS, CONTINGENCIES AND CREDIT RISK (CONTINUED)

The  Company  issues  its  credit  cards  under   membership  terms  with  VISA.
Modification of these terms by VISA could adversely affect operating results.

NOTE 5.    INCOME TAXES

All active card accounts are charged monthly membership fees, late charges, overlimit fees and other charges according to the card agreements. The Company has not recognized certain of these monthly charges as income for financial reporting purposes because the charges are not believed to be collectible. A deferred tax asset in the amount of $606,500 has been recognized as of December 31, 1999 ($0 at September 30, 2000), related to the excess of the estimated tax basis of credit card receivables over the reported receivables.

The provision for income taxes charged to operations consist of the following:

                                                          Year         Period
                                 Nine months ended        ended        ended
                                     June 30,            December     December
                              -----------------------       31,          31,
                                 2000         1999         1999         1998
                              ----------   ----------   ----------   ----------
                             (Unaudited)   (Unaudited)
Currently payable or paid:
  Federal                     $        -   $  721,000   $  618,000   $        -
  State                                -      123,500      106,000            -
  Deferred income taxes                -     (684,800)    (606,500)           -
                              ----------   ----------   ----------   ----------
                              $        -   $  159,700   $  117,500   $        -
                              ==========   ==========   ==========   ==========


The income tax provision differs from the amount of income tax determined by applying the U. S. federal income tax rate to pretax income for the following periods due to the following:

                                                          Year         Period
                                 Nine months ended        ended        ended
                                     June 30,            December     December
                              -----------------------       31,          31,
                                 2000         1999         1999         1998
                              ----------   ----------   ----------   ----------
                             (Unaudited)   (Unaudited)
Computed "expected" tax
  expense (benefit)           $        -   $  144,393   $  109,679  $    (1,261)
Increase resulting from
  state income taxes,
  net of federal tax
  benefit                              -       15,289       11,710            -
Effect of lower tax
  brackets and other                   -           19       (3,889)       1,261
                              ----------   ----------   ----------   ----------
                              $        -   $  159,700   $  117,500   $        -
                              ==========   ==========   ==========   ==========

The Company elected S Corporation status effective January 1, 2000. Upon converting to S Corporation status, the Company eliminated deferred tax assets in the amount of $606,500 as a charge against income from operations. This charge against income was offset by the recognition of a receivable from shareholders in the amount of $606,500 due to a commitment from the shareholders to reimburse the Company for income taxes paid by the Company related to losses recognized by the Company for financial reporting purposes in 1999, but passed through to the shareholders in years subsequent to 1999 for income tax purposes.

NOVA FINANCIAL SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
(Information related to the periods ended September 30, 2000 and September 30, 1999 is unaudited)
--------------------------------------------------------------------------------

Note 6.  Other Operating Expenses

                                                          Year         Period
                                 Nine months ended        ended        ended
                                     June 30,            December     December
                              -----------------------       31,          31,
                                 2000         1999         1999         1998
                              ----------   ----------   ----------   ----------
                             (Unaudited)   (Unaudited)
Cardholder expense-other      $  105,809   $   55,122   $   96,206   $        -
Professional fees                312,097        5,911       20,128        1,121
Printing and supplies                  -       21,742       21,742          676
Settlement expense                68,769            -            -            -
Other                             20,367      135,097      165,182        5,000
                              ----------   ----------   ----------   ----------
                              $  507,042   $  217,872   $  303,258   $    6,797
                              ==========   ==========   ==========   ==========

NOTE 7.    PLAN OF REORGANIZATION

The Company has entered into an Agreement and Plan of Reorganization with Equitex, Inc. (Equitex) under which the Company's stockholders would exchange all of the issued and outstanding shares of the Company for a) 25% of the outstanding common shares of Equitex, after giving effect to the consummation of this merger and a similar planned merger of Key, b) warrants for the purchase of common stock of Equitex equal to 50% of any warrants, options, preferred stock or other securities outstanding at the closing date and exchangeable for or convertible into Equitex common shares, and c) $2,500,000.

                                   EXHIBIT 3

                          Key Financial Systems, Inc.
                              Financial Statements
                              for the years ended
                  December 31, 1999 and 1998, the period from
               inception June 12, 1997 through December 31, 1997,
                            and the nine months ended
                   September 30, 2000 and September 30, 1999

                           KEY FINANCIAL SYSTEMS, INC.


                                FINANCIAL REPORT

                                    CONTENTS


--------------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT                                                   1
--------------------------------------------------------------------------------

FINANCIAL STATEMENTS

   Balance sheets                                                              2

   Statements of operations                                                    3

   Statements of stockholders' equity                                          4

   Statements of cash flows                                                    5

   Notes to financial statements                                          6 - 11

--------------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Key Financial Systems, Inc.
Clearwater, Florida

We have audited the accompanying balance sheets of Key Financial Systems, Inc. as of December 31, 1999 and 1998, and the related statements of income, stockholders' equity, and cash flows for the years then ended and for the period from inception, June 12, 1997 through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Key Financial Systems, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended and for the period from inception, June 12, 1997 through December 31, 1997 in conformity with generally accepted accounting principles.



Fort Lauderdale, Florida
July 12, 2000

 KEY FINANCIAL SYSTEMS, INC.

 BALANCE SHEETS
 -------------------------------------------------------------------------------

                                                      September           December 31,
                                                         30,       --------------------------
                                                        2000           1999          1998
                                                     -----------   -----------    -----------
                                                     (Unaudited)

ASSETS
Cash .............................................   $   553,373   $    30,908    $   316,830
Credit card receivables, net (Note 2) ............       568,568       519,929      1,121,397
Other receivables (Note 3) .......................     3,983,124     2,874,293        372,713
Advances to shareholders .........................          --            --          288,888
Due from affiliates (Note 5) .....................        15,316       685,464           --
Leaseholds and equipment, net (Note 4) ...........       285,161       303,976        212,955
Other assets .....................................        17,017        17,917         39,877
                                                     -----------   -----------    -----------
                                                     $ 5,422,559   $ 4,432,487    $ 2,352,660
                                                     ===========   ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Due to cardholders (Note 6) ...................   $ 3,190,540   $ 2,402,377    $ 1,408,693
   Accounts payable (Note 5) .....................     1,208,499       311,029      1,011,413
   Accrued expenses and other liabilities ........        82,351       379,012         13,451
                                                     -----------   -----------    -----------
                                                       4,481,390     3,092,418      2,433,557
                                                     -----------   -----------    -----------

Commitments and contingencies (Note 4)

Stockholders' equity:
   Common stock, par value $1 per share,
      authorized 7,500 shares; issued 2,000 shares         2,000         2,000          2,000
   Additional paid-in capital ....................       371,835       371,835        271,835
   Retained earnings (deficit) ...................       567,334       966,234       (354,732)
                                                     -----------   -----------    -----------
                                                         941,169     1,340,069        (80,897)
                                                     -----------   -----------    -----------
                                                     $ 5,422,559   $ 4,432,487    $ 2,352,660
                                                     ===========   ===========    ===========

See Notes to Financial Statements.

 KEY FINANCIAL SYSTEMS, INC.

 STATEMENTS OF OPERATIONS

 -------------------------------------------------------------------------------

                                                                                                   Period from
                                                                                                 inception, June
                                                                                                    12, 1997
                                               Nine months ended                                     through
                                                 September 30,         Years ended December 31,    December 31,
                                               2000         1999           1999         1998           1997
                                           -----------   -----------   -----------   -----------   -----------
                                           (Unaudited)   (Unaudited)
Credit card income:
   Card servicing fees .................   $ 5,089,512   $ 9,654,615   $11,628,340   $ 3,529,187          --
   Other ...............................       148,316       173,133       246,767        51,283          --
                                           -----------   -----------   -----------   -----------   -----------
                                             5,237,828     9,827,748    11,875,107     3,580,470          --
Provision for losses (Note 2) ..........        28,329       587,849       511,645       260,332          --
                                           -----------   -----------   -----------   -----------   -----------
             NET CREDIT CARD INCOME
             AFTER PROVISION FOR LOSSES      5,209,499     9,239,899    11,363,462     3,320,138          --
                                           -----------   -----------   -----------   -----------   -----------

Other income:
   Application fees, net of direct
   marketing costs; nine months ended
   September 30,  2000 and 1999,
   $8,245,744 and $6,906,593
   (unaudited); years ended December
   31, 1999 and 1998, $7,153,144 and
   $9,721,837 (Note 5) .................     2,191,907     1,176,633       935,015     1,621,815          --
    Servicing fee income (Note 5) ......       672,420     3,147,312     3,832,736          --            --
    Other ..............................       108,830        62,452        59,807          --            --
                                           -----------   -----------   -----------   -----------   -----------
                                             2,973,157     4,386,397     4,827,558     1,621,815          --
                                           -----------   -----------   -----------   -----------   -----------
Operating expenses:
   Salaries and wages ..................     1,923,859     3,143,365     3,997,724     1,015,019          --
   Employee benefits ...................       259,427       373,007       466,540         1,335          --
   Third party servicing fees (Note 8) .     2,118,165     4,140,366     4,978,279     3,035,568          --
   Occupancy and equipment (Note 6) ....       312,703       208,724       351,647        61,133         8,091
   Other operating expenses (Note 7) ...       708,402       778,126     1,011,976       373,564         3,863
                                           -----------   -----------   -----------   -----------   -----------
                                             5,322,556     8,643,588    10,806,166     4,486,619        11,954
                                           -----------   -----------   -----------   -----------   -----------
              NET INCOME (LOSS) ........   $ 2,860,100   $ 4,982,708   $ 5,384,854   $   455,334   $   (11,954)
                                           ===========   ===========   ===========   ===========   ===========

See Notes to Financial Statements.

 KEY FINANCIAL SYSTEMS, INC.

 STATEMENTS OF STOCKHOLDERS' EQUITY
 Nine Months Ended September 30, 2000 (Unaudited) And Years Ended
 December 31, 1999 And 1998 And Period From Inception, June 12, 1997, Through December 31, 1997

                                                         Additional       Retained
                                             Common       Paid In         Earnings
                                             Stock        Capital        (Deficit)       Total
 ------------------------------------------------------------------------------------------------
Issuance of shares at inception,
   June 12, 1997 ......................   $     1,000   $    22,835    $      --      $    23,835
   Net loss ...........................          --            --          (11,954)       (11,954)
                                          -----------   -----------    -----------    -----------
Balance, December 31, 1997 ............         1,000        22,835        (11,954)        11,881
   Net income .........................          --            --          455,334        455,334
    Issuance of 1,000 shares ..........         1,000       249,000           --          250,000
    Dividends paid ....................          --        (798,112)      (798,112)
                                          -----------   -----------    -----------    -----------
Balance, December 31, 1998 ............         2,000       271,835       (354,732)       (80,897)
    Net income ........................          --            --        5,384,854      5,384,854
    Capital contributed ...............          --         100,000           --          100,000
    Dividends paid ....................          --            --       (4,063,888)    (4,063,888)
                                          -----------   -----------    -----------    -----------
Balance, December 31, 1999 ............         2,000       371,835        966,234      1,340,069
    Net income (unaudited) ............          --            --        2,860,100      2,860,100
    Dividends paid (unaudited) ........          --            --       (3,259,000)    (3,259,000)
                                          -----------   -----------    -----------    -----------
Balance, September 30, 2000 (unaudited)   $     2,000   $   371,835    $   567,334    $   941,169
                                          ===========   ===========    ===========    ===========

See Notes to Financial Statements.

KEY FINANCIAL SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------

                                                                                                   Period from
                                                                                                 inception, June
                                                                                                    12, 1997
                                               Nine months ended                                     through
                                                 September 30,         Years ended December 31,    December 31,
                                               2000         1999           1999         1998           1997
                                           -----------   -----------   -----------   -----------   -----------
                                           (Unaudited)   (Unaudited)
Cash Flows From Operating Activities
  Net income (loss) ....................   $ 2,860,100   $ 4,982,708   $ 5,384,854   $   455,334   $   (11,954)
  Adjustments to reconcile net income ..                                                                  --
    (loss) to net cash provided by (used
    in) operating activities:
      Provision for losses .............        28,329       587,849       511,645       260,332          --
      Depreciation and amortization ....        68,140        49,401       117,349        23,597         8,755
      Increase in other receivables ....    (1,108,831)   (3,062,865)   (2,501,580)     (372,713)         --
      Decrease (increase) in due from
        affiliates .....................       670,148    (1,469,490)     (685,464)         --            --
      (Increase) decrease in other assets          900        21,671        21,960       (34,573)       (5,968)
      Increase in due to cardholders ...       788,163     1,509,560       993,684     1,408,693          --
      Increase (decrease) in accounts
        payable, accrued expenses and
        other liabilities ..............       600,809      (425,060)     (334,823)    1,022,864         2,000
                                           -----------   -----------   -----------   -----------   -----------
          NET CASH PROVIDED BY (USED
          IN) OPERATING ACTIVITIES .....     3,907,758     2,193,774     3,507,625     2,763,534        (7,167)
                                           -----------   -----------   -----------   -----------   -----------

Cash Flows From Investing Activities
   Net (increase) decrease in credit card
     Receivables .......................       (76,968)     (441,666)       89,823    (1,381,729)         --
   Advances to stockholders ............          --            --            --        (288,888)         --
   Collection of advances to stockholders         --         288,888       288,888          --            --
   Purchase of property and equipment ..       (49,325)     (188,023)     (208,370)     (228,308)         --
                                           -----------   -----------   -----------   -----------   -----------
          NET CASH PROVIDED BY (USED
          IN) FINANCING ACTIVITIES .....      (126,293)     (340,801)      170,341    (1,898,925)         --
                                           -----------   -----------   -----------   -----------   -----------

Cash Flows From Financing Activities
   Capital contributions ...............          --         100,000       100,000       250,000         7,500
   Dividends paid ......................    (3,259,000)   (2,063,888)   (4,063,888)     (798,112)         --
                                           -----------   -----------   -----------   -----------   -----------
          NET CASH PROVIDED BY (USED
           IN) FINANCING ...............    (3,259,000)   (1,963,888)   (3,963,888)     (548,112)        7,500
                                           -----------   -----------   -----------   -----------   -----------
          NET INCREASE (DECREASE) IN
           CASH ........................       522,465      (110,915)     (285,922)      316,497           333
Cash:
    Beginning ..........................        30,908       316,830       316,830           333          --
                                           -----------   -----------   -----------   -----------   -----------
    Ending .............................   $   553,373   $   205,915   $    30,908   $   316,830   $       333
                                           ===========   ===========   ===========   ===========   ===========

See Notes to Financial Statements.

KEY FINANCIAL SYSTEMS, INC.

NOTES  TO  FINANCIAL  STATEMENTS
(Information related to the periods ended September 30, 2000 and September 30, 1999 is unaudited)
--------------------------------------------------------------------------------

NOTE 1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS: Key Financial Systems, Inc. (the "Company") designs and markets credit card products aimed at the sub-prime market. The credit card products are marketed for an unaffiliated bank under an agreement that provides the Company with a 100% participation interest in the receivables and related rights associated with credit cards issued and requires the payment of monthly servicing fees to the bank. The Company provides collection and customer service related to the credit cards issued.

BASIS OF FINANCIAL STATEMENT PRESENTATION AND ACCOUNTING ESTIMATES: The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the accompanying financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and the reported amounts of revenue and expenses for the period. Actual results could differ from those estimates.

UNAUDITED FINANCIAL STATEMENTS: The balance sheet as of September 30, 2000, the statements of operations and cash flows for the nine months ended September 30, 2000 and 1999, and the statement of stockholders' equity for the nine months ended September 30, 2000, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all such periods have been made. The results of operations for the nine months ended September 30, 2000, are not necessarily indicative of the operating results for the full year.

PRESENTATION OF CASH FLOWS: Cash flows from credit card receivables are reported net.

CREDIT CARD RECEIVABLES: Credit card receivables are stated at the balance reported to customers, reduced by allowances for refundable fees and losses.

Fees are accrued monthly on active credit card accounts and included in credit card receivables. Accrual of income is discontinued on credit card accounts that have been closed or charged off. Accrued fees on credit card loans are charged off with the card balance, generally when the account becomes 90 days past due.

The allowance for losses is established through a provision for losses charged to expense. Receivables are charged against the allowance for losses when management believes that collectibility of principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing accounts, based on evaluation of the collectibility of the accounts and prior loss experience. This evaluation also takes into consideration such factors as changes in the volume of the credit card receivable portfolio, overall portfolio quality, and current economic conditions that may affect the borrowers' ability to pay. While management uses the best information available to make its evaluation, this estimate is susceptible to significant change in the near term.

DUE FROM AFFILIATES: The Company provides credit card marketing, customer service and collection services for Nova Financial Systems, Inc. ("Nova"), a company affiliated though common ownership, in exchange for a fee. The amount due from affiliate in the accompanying balance sheets represents the balance of unpaid servicing fees receivable in connection with Nova's card activity.

KEY FINANCIAL SYSTEMS, INC.

NOTES  TO  FINANCIAL  STATEMENTS
(Information related to the periods ended September 30, 2000 and September 30, 1999 is unaudited)
--------------------------------------------------------------------------------

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

OTHER RECEIVABLES AND DUE TO CARDHOLDERS: The Company charges a fully refundable reservation fee equal to each cardholder's borrowing limit upon issuance of a credit card. The amount due to cardholders represents the balance of reservation fees that would have to be refunded to cardholders should they close their accounts at the balance sheet date. Funds held in trust at Key Bank & Trust to secure payment of this liability are reflected in other receivables in the accompanying balance sheets.

LEASEHOLDS AND EQUIPMENT: Leaseholds and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the double declining-balance method over the assets' estimated useful lives.

INCOME TAXES: The Company, with the consent of its stockholders, elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code effective January 1, 1998, which provides that in lieu of corporate income tax the stockholders separately account for their pro rata shares of the Company's items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements. As of December 31, 1999, the Company's reported net assets exceed their tax bases by approximately $327,000 ($236,000 at September 30, 2000, unaudited). Accordingly, if the election was terminated on that date, a deferred tax liability of approximately $122,000 ($89,000 at September 30, 2000, unaudited) would be recognized by a charge to income tax expense.

NOTE 2.    CREDIT CARD RECEIVABLES

The composition of credit card receivables at September 30, 2000, and at December 31, 1999 and 1998 is as follows:

                                         2000           1999           1998
                                     ------------   ------------   ------------
                                     (Unaudited)
Credit card receivables              $ 23,906,926   $ 22,274,017   $ 52,321,076
Refundable reservation fees           (23,278,460)   (21,693,622)   (50,981,807)
                                     ------------   ------------   ------------
                                          628,466        580,395      1,339,269
Less allowance for losses                  59,898         60,466        217,872
                                     ------------   ------------   ------------
                                     $    568,568   $    519,929   $   1,121,397
                                     ============   ============   ============

Changes in the allowance for losses for the nine-month periods ended September 30, 2000 and 1999, and the years ended December 31, 1999 and 1998 are as follows:

                                        September 30,          December 31,
                                     --------------------  --------------------
                                        2000      1999        1999      1998
                                     ---------  ---------  ---------  ---------
                                   (Unaudited)  (Unaudited)
Balance, beginning                   $  60,466  $ 217,872  $ 217,872  $     -
   Provision for losses                 28,329    587,849    511,645    260,332
   Recoveries of amounts charged-off         -      4,231      4,231     67,274
   Amounts charged-off                 (28,897)  (663,780)  (673,282)  (109,734)
                                     ---------  ---------  ---------  ---------
Balance, ending                      $  59,898  $ 146,172  $  60,466  $ 217,872
                                     =========  =========  =========  =========

KEY FINANCIAL SYSTEMS, INC.

NOTES  TO  FINANCIAL  STATEMENTS
(Information related to the periods ended September 30, 2000 and September 30, 1999 is unaudited)
--------------------------------------------------------------------------------

NOTE 2.  CREDIT CARD RECEIVABLES (CONTINUED)

There were no credit card receivables acquired through December 31, 1997 and therefore no allowance for losses was required during 1997.


NOTE 3.    OTHER RECEIVABLES

The composition of other receivables at September 30, 2000, and at December 31, 1999 and 1998 is as follows:

                                         2000           1999           1998
                                     ------------   ------------   ------------
                                     (Unaudited)
Due from Key Bank & Trust            $  1,995,694   $  2,785,624   $    150,245
Due from Net 1st National Bank          1,967,172              -              -
Other                                      20,258         88,669        222,468
                                     ------------   ------------   ------------
                                     $  3,983,124   $  2,874,293   $    372,713
                                     ============   ============   ============

The amount due from Key Bank and Trust is held in a trust account by the bank.

NOTE 4.    LEASEHOLDS AND EQUIPMENT

The major classes of leaseholds and equipment and total accumulated depreciation at September 30, 2000, and at December 31, 1999 and 1998, are as follows:

                                         2000           1999           1998
                                     ------------   ------------   ------------
                                     (Unaudited)
Leasehold improvements               $    116,202   $    104,304   $     50,344
Furniture and equipment                   369,446        332,019        177,605
                                     ------------   ------------   ------------
                                          485,648        436,323        227,949
Less accumulated depreciation             200,487        132,347         14,994
                                     ------------   ------------   ------------
                                     $    285,161   $    303,976   $    212,955
                                     ============   ============   ============

NOTE 5.    TRANSACTIONS WITH RELATED PARTIES

The Company had an informal agreement with Nova under which the Company agreed to provide marketing and preprocessing of credit card applications, customer service and collection services for Nova. Expenses were charged to Nova for application processing and customer service based on a set fee per application processed and for collections based on a set fee per delinquent account on file. The Company believes the method and per unit price charged was consistent with the methods and rates of similar third party credit card processors. The Company recognized processing fee and servicing income of $3,832,736 associated with Nova's activities during the year ended December 31, 1999 ($672,420 and $2,996,381 during the nine month periods ended September 30, 2000 and 1999, unaudited). These amounts are included in other operating income. No significant services were provided for Nova in 1998 or 1997. As of September 30, 2000 and December 31, 1999, Nova owed the Company $15,316 (unaudited) and $685,464 in connection with services performed by the Company. Effective July 1, 2000, all such services for Nova were terminated.

KEY FINANCIAL SYSTEMS, INC.

NOTES  TO  FINANCIAL  STATEMENTS
(Information related to the periods ended September 30, 2000 and September 30, 1999 is unaudited)
--------------------------------------------------------------------------------

NOTE 5.     TRANSACTIONS WITH RELATED PARTIES (CONTINUED)

The Company has entered into an agreement with Paragon Water Member Services ("Paragon"), a company affiliated through common ownership, whereby Paragon provides credit card marketing services for the Company and for Nova. Paragon earns commissions for card applications that are not subsequently refunded. In addition, during 1998, Paragon provided operating space and personnel to the Company. The Company paid Paragon $5,662,026 and $8,626,699 in commissions during the years ended December 31, 1999 and 1998, respectively, ($318,799 during the nine months ended September 30, 2000 and $5,652,692 through September 30, 1999, unaudited) and paid $963,174 for other services in 1998. No services were provided by Paragon in 1997. As of December 31, 1998, the Company owed Paragon $266,000 in commissions for cards originated in 1998. No amount was due to Paragon at December 31, 1999 and $230,049 was due at September 30, 2000 (unaudited).

NOTE 6.    COMMITMENTS, CONTINGENCIES AND CREDIT RISK

A credit limit has been established for each card holder account acquired by the Company. By agreement, the credit limit can be terminated at any time for any reason. Because the initial reservation fee charged to all account holders is fully refundable, the total of accounts with credit limits in excess of cardholder balances is reflected as a liability in the amount of $3,190,540 (unaudited), $2,402,377 and $1,408,693 as of September 30, 2000, December 31,
1999 and 1998, respectively, in the accompanying balance sheets.

LEASE COMMITMENTS: The Company rents office space under an operating lease with initial terms through September 30, 2004. The office lease has a five year renewal option. The future minimum rental payments due under the lease is as follows:

Year Ending
 December 31,                                                        Amount
--------------------------------------------------------------------------------
2000                                                          $          278,200
2001                                                                     292,100
2002                                                                     306,700
2003                                                                     322,100
2004                                                                     250,500
                                                              ------------------
                                                              $        1,449,600
                                                              ==================

Total rent expense under operating leases was approximately $229,000 and $36,000 for the years ended December 31, 1999 and 1998, respectively, and $221,972 (unaudited) and $155,599 (unaudited) for the nine months ended September 30, 2000 and 1999, respectively. There was no property leased in 1997.

CONTINGENCIES: In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company's financial statements.

KEY FINANCIAL SYSTEMS, INC.

NOTES  TO  FINANCIAL  STATEMENTS
(Information related to the periods ended September 30, 2000 and September 30, 1999 is unaudited)
--------------------------------------------------------------------------------

NOTE 6.  COMMITMENTS, CONTINGENCIES AND CREDIT RISK (CONTINUED):

Credit cards are issued throughout the United States to customers that are considered high credit risks. The Company evaluates each customer's credit worthiness on a case-by-case basis. Because of the reservation fee charged upon issuance of credit cards, charges for purchases or cash advances are generally limited to the amount of payments collected from each customer less fees charged.

The Company's credit card receivables were initiated under membership terms with VISA and MasterCard. Modification of these terms by VISA or MasterCard could adversely affect operating results.


NOTE 7.    OTHER OPERATING EXPENSES

                          Nine months ended              Periods ended
                            September 30,                 December 31,
                         --------------------  ---------------------------------
                           2000        1999       1999         1998       1997
                         ---------  ---------  -----------  ---------  ---------
                       (Unaudited)  (Unaudited)
 Telecommunications      $ 295,856  $ 542,246    $ 648,111  $ 259,105  $       -
 Professional fees         168,070     94,301      166,005      2,869          -
 Printing and supplies      12,400     38,286       41,461     63,049          -
 Other                     232,076    103,293      156,399     48,541      3,863
                         ---------  ---------  -----------  ---------  ---------
                         $ 708,402  $ 778,126  $ 1,011,976  $ 373,564  $   3,863
                         =========  =========  ===========  =========  =========


NOTE 8.    SETTLEMENT WITH BANK

In April 1999, the Company reached a settlement with Key Bank & Trust that resulted in a) a significant increase in the amount of collected funds held in trust by the Bank pending payment to the Company, b) the cessation of marketing credit cards for the Bank, c) a reduction in the monthly fees charged by the Bank to the Company, and d) mutual releases from any and all claims against each other through the date of the release. In connection with the settlement, the Bank paid the Company $1,016,928, which has been recognized as a reduction in third party servicing fees for the nine months ended September 30, 1999 and the year ended December 31, 1999 in the accompanying statements of operations.

The Bank also paid the Company $250,000 which was recognized as a receivable at December 31, 1998 in connection with card activity in 1998.

KEY FINANCIAL SYSTEMS, INC.

NOTES  TO  FINANCIAL  STATEMENTS
(Information related to the periods ended September 30, 2000 and September 30, 1999 is unaudited)
--------------------------------------------------------------------------------

NOTE 9.    SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Supplemental Schedule of Noncash Investing and Financing Activities

                         Nine months ended               Periods ended
                           September 30,                  December 31,
                       ---------------------   ---------------------------------
                         2000         1999       1999         1998        1997
                       ---------   ---------   ---------   ---------   ---------
                      (Unaudited) (Unaudited)
 Equipment contributed
 in exchange for stock $       -   $       -   $       -   $       -   $  16,335
                       =========   =========   =========   =========   =========


NOTE 10.   PLAN OF REORGANIZATION

The Company has entered into an Agreement and Plan of Reorganization with Equitex, Inc. (Equitex) under which the Company's stockholders would exchange all of the issued and outstanding shares of the Company for a) 25% of the outstanding common shares of Equitex, after giving effect to the consummation of this merger and a similar planned merger of Nova, b) warrants for the purchase of common stock of Equitex equal to 50% of any warrants, options, preferred stock or other securities outstanding at the closing date and exchangeable for or convertible into Equitex common shares, and c) $2,500,000.

                                   EXHIBIT 4

                      The Meridian Residential Group, Inc.
            Financial Statements for the year ended February 29, 2000
                           and the seven months ended
                          September 30, 2000 and 1999

                      THE MERIDIAN RESIDENTIAL GROUP, INC.

                          INTERIM FINANCIAL STATEMENTS

                  FOR THE SEVEN MONTHS ENDED SEPTEMBER 30, 2000

                      THE MERIDIAN RESIDENTIAL GROUP, INC.
                              FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000






                                Table of Contents
                                -----------------
                                                                 Page
                                                                 ----

Independent Accountants' Compilation Report  . . . . . . .        2


Financial Statements:


         Balance Sheet  . . . . . . . . . . . . . . . . . . . .   3

         Statement of Income and Retained Earnings  . . . . . .   4

         Statement of Cash Flows  . . . . . . . . . . . . . . .   5


         Notes to Financial Statements  . . . . . . . . . . . .  6-8


         Schedule of Operating Expenses . . . . . . . . . . . .   9

                   INDEPENDENT ACCOUNTANTS' COMPILATION REPORT






TO:      The Board of Directors
         The Meridian Residential Group, Inc.
         2636 Nostrand Avenue
         Brooklyn, NY 11210

Gentlemen:

         We have compiled the accompanying balance sheet of THE MERIDIAN RESIDENTIAL GROUP, INC., as of September 30, 2000, and the related statements of income, retained earnings, and cash flows for the seven month period ended September 30, 2000 and 1999, in accordance with the Statements on Standards for Accounting and Review Services, issued by the American Institute of Certified Public Accountants. All information in these financial statements is the representation of the management of THE MERIDIAN RESIDENTIAL GROUP, INC.

         A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion, or any other form of assurance on them.



Hirsch, Oelbaum, Bram & Hanover
Certified Public Accountants, P.C.
New York, New York
November 9, 2000

                      THE MERIDIAN RESIDENTIAL GROUP, INC.
                                  BALANCE SHEET
                               SEPTEMBER 30, 2000

                                     Assets
                                     ------
CURRENT ASSETS:
         Cash ........................................   $ 256,434
         Accounts Receivable .........................       2,137
                                                         ---------
                  TOTAL CURRENT ASSETS ...............                $ 258,571

PROPERTY AND EQUIPMENT:
         Furniture and Fixtures ......................      33,376
         Leasehold Improvements ......................     158,446
         Accumulated Depreciation -
           Furniture & Fixtures ......................     (48,594)
         Accumulated Depreciation -
           Leasehold Improvements ....................     (32,657)
                                                         ---------
                  TOTAL PROPERTY and EQUIPMENT .......                  110,571

OTHER ASSETS:
         Security Deposits ...........................       2,078
         Loan Receivable .............................      15,179
                                                         ---------
                  TOTAL OTHER ASSETS .................                   17,257
                                                                      ---------

                  TOTAL ASSETS .......................                $ 386,399
                                                                      =========

                             Liabilities and Capital
                             -----------------------
CURRENT LIABILITIES:
         Accounts Payable ............................   $  45,053
                  TOTAL CURRENT LIABILITIES ..........                $  45,053

Long-Term Liabilities ................................           0
                  TOTAL LONG-TERM LIABILITIES ........                        0
                                                                      ---------

                  TOTAL LIABILITIES ..................                   45,053

CAPITAL:
         Common Stock (No Par Value - 200
           Shares Authorized  - 100 Shares
           Issued and Outstanding) ...................   $ 260,850
         Retained Earnings ...........................      80,496
                                                         ---------
                  TOTAL CAPITAL ......................                  341,346
                                                                      ---------

                  TOTAL LIABILITIES and
                    CAPITAL ..........................                $ 386,399
                                                                      =========

                      SEE INDEPENDENT AUDITORS' REPORT and
                          NOTES TO FINANCIAL STATEMENT

                      THE MERIDIAN RESIDENTIAL GROUP, INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
             FOR THE SEVEN MONTHS ENDED SEPTEMBER 30, 2000 and 1999


                                                        2000           1999
                                                        ----           ----
REVENUE:

         Origination Fee ........................   $ 1,435,858    $ 1,398,317

         Operating Expenses .....................     1,425,017      1,353,086
                                                    -----------    -----------

                  NET OPERATING INCOME (LOSS) ...        10,841         45,231

OTHER INCOME:

         Interest Income ........................         2,529          3,545
                                                    -----------    -----------

                  NET INCOME (LOSS) BEFORE
                    DEPRECIATION AND INCOME TAXES        13,370         48,776



         Depreciation ...........................        13,299         11,665

         Provision for Income Taxes .............         6,500         20,784
                                                    -----------    -----------

                  NET INCOME (LOSS) .............   $    (6,429)        16,327


Retained Earnings - March 1st ...................       170,462        161,777
                                                    -----------    -----------

         Dividend Distribution ..................       (83,537)             0
                                                    -----------    -----------

Retained Earnings - September 30th ..............   $    80,496    $   178,104
                                                    ===========    ===========

                     SEE ACCOUNTANTS' COMPILATION REPORT and
                          NOTES TO FINANCIAL STATEMENTS

                      THE MERIDIAN RESIDENTIAL GROUP, INC.
                             STATEMENT OF CASH FLOWS
              FOR THE FOUR MONTHS ENDED SEPTEMBER 30, 2000 and 1999


                                                        2000           1999
                                                        ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:

         Net Income (Loss) ......................   $    (6,429)   $    16,327

 Adjustments to Reconcile Net Income
   (Loss) to Net Cash Provided by
   Operating Activities:

         Depreciation ...........................        13,299         11,665

Changes in Assets:

         Accounts Receivable ....................        10,902         52,112
         Prepaid Expenses .......................         2,429          7,945
     Accounts Payable ...........................       (27,931)        26,995
         Corporate Taxes Payable ................       (26,525)         7,145
         Loan Receivable ........................       (15,179)             0
                                                    -----------    -----------

Net Cash Provided (Used) by Operating
  Activities ....................................       (49,434)       122,189

CASH FLOWS FROM FINANCING ACTIVITIES:

         Pay off Bank Loan ......................             0        (17,420)
         Dividend Distribution ..................       (83,537)             0
                                                    -----------    -----------

Net Increase (Decrease) in Cash and
  Cash Equivalents ..............................   $  (132,971)   $   104,769

Cash and Equivalents - March 1st ................       389,405        256,953
                                                    -----------    -----------


Cash and Equivalents - September 30th ...........   $   256,434    $   361,722
                                                    ===========    ===========


Interest Paid for the Period ....................   $     1,252    $     1,979
                                                    ===========    ===========


Taxes Paid for the Period .......................   $     7,774    $    10,785
                                                    ===========    ===========

                     SEE ACCOUNTANTS' COMPILATION REPORT and
                          NOTES TO FINANCIAL STATEMENTS

                      THE MERIDIAN RESIDENTIAL GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000


NOTE 1.   ORGANIZATION
------
          THE MERIDIAN RESIDENTIAL GROUP, INC. was incorporated in the State of New York on February 28, 1996 to operate as a mortgage banking company. The Company is also licensed to do business in the States of New Jersey and Connecticut.


NOTE 2.   SIGNIFICANT ACCOUNTING POLICIES
------
          Cash and Equivalents
          --------------------
          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less as cash equivalents.

          Revenue Recognition
          -------------------
          Revenue primarily consisting of Loan Origination Fees is earned upon the completion and closing of the mortgage. Certain related expenses such as Postage and Appraisal Costs offset related revenue. An allowance for doubtful accounts is provided when and if a particular receivable evidences a collection problem. As of September 30, 2000, management considered all receivables to be collectible, accordingly, no allowance has been set up.

          Concentration of Credit Risk
          ----------------------------
          The Company maintains their cash accounts at various financial institutions. The balances, at times may exceed federally insured limits.

          Advertising
          -----------
          The Company expenses Advertising Costs as they are incurred. For the period ended September 30, 2000 these expenses amounted to $41,654.

                      THE MERIDIAN RESIDENTIAL GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000

          Fixed Assets
          ------------
          Fixed assets are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. All Leasehold Improvements are depreciated over the term of the lease. Revenue was charged with depreciation expense of $13,299 for the period ended September 30, 2000.

          Assumptions
          -----------
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3.   LOAN PAYABLE - CHASE MANHATTAN BANK
------

          The Corporation had a $150,000 Revolving Line of Credit. At February 29, 2000, the Corporation was obligated for 0, and canceled the credit line.


NOTE 4.   COMMITMENTS
------
          The Company leases space in New York and New Jersey.

          The lease in New York is for 6 years terminating August 31, 2005. The following are the annual minimum rental payments:


                   2000                            $ 45,000
                   2001                              45,000
                   2002                              48,000
                   2003                              51,000
                   2004                              51,000
                   2005                              25,500

                      THE MERIDIAN RESIDENTIAL GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000


          The Corporation leases two locations in New Jersey.

          1) Perth Amboy - $700 per month through August 31, 2000

      and 2) Woodridge - $852.75 per month through April 30, 2001.

          In addition, there are rent escalations for real estate tax, which at this time are unknown.


NOTE 5.   INCOME TAXES
------
          The Corporation has elected to be taxed on the cash basis. The accrual for Income Taxes payable and the expense related, reflect the taxes due on the net income for cash basis.

          Temporary differences between the recognition of certain income and expense items for income tax purposes and financial reporting purposes are as follows:


                   Federal Tax                     $  5,102
                   State & City                       2,966
                                                     ------
                         Total                        8,068


NOTE 6.   PROPOSED MERGER
------
          In July 2000, The Meridian Residential Group Inc. ("The Company") signed an agreement and plan of merger with Equitex Inc. in which The Company will exchange all of its common stock for 425,000 preferred shares of Equitex Inc. with stated value of $8.00 per share convertible into shares of Equitex Inc. common stock at $7.00 per share. Furthermore, there is a contingent consideration based upon performance, in which Equitex Inc. will issue to The Company additional shares of its common stock.

          Effective September 30, 2000, the Meridian Residential Group, Inc. was acquired by GR.Com.Inc. a wholly owned subsidiary of Equitex Inc.

                      THE MERIDIAN RESIDENTIAL GROUP, INC.
                         SCHEDULE OF OPERATING EXPENSES
             FOR THE SEVEN MONTHS ENDED SEPTEMBER 30, 2000 and 1999


                                                     2000              1999
                                                     ----              ----
OPERATING EXPENSES:

         Salaries ............................   $   333,738       $   333,978
         Commissions .........................       745,406           732,547
         Advertising and Promotion ...........        41,654            32,381
         Office ..............................        27,049            33,233
         Automobile ..........................        10,377             7,525
         Postage .............................         2,114             4,480
         Rent ................................        41,203            56,611
         Telephone ...........................        22,761            30,156
         Travel and Shows ....................        23,831(A)         15,879
         Computer ............................        21,056            10,349
         Insurance ...........................         7,519            12,056
         Medical Insurance and Employee
           Benefits ..........................        24,064            22,472
         Dues and Subscriptions ..............         2,041             5,309
         Equipment Leases ....................         5,971            10,281
         Professional Fees ...................        84,796(B)         11,375
         Payroll Taxes .......................        19,063            18,722
         Interest Expense ....................         1,252             1,979
         Utilities ...........................         8,710             7,529
         Maintenance .........................         2,412             6,224
                                                 -----------       -----------
                  TOTAL OPERATING EXPENSES ...   $ 1,425,017       $ 1,353,086
                                                 ===========       ===========

         (A)      Travel & Shows - $15,952 Related to Merger
         (B)      Professional Fees - $66,135 Related to Merger

                     SEE ACCOUNTANTS' COMPILATION REPORT and
                          NOTES TO FINANCIAL STATEMENTS



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